As filed with the Securities and Exchange Commission on May 21, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WESTMORELAND COAL COMPANY

(exact name of registrant as specified in its charter)

Delaware	1221	23-1128670
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS”

ON THE FOLLOWING PAGE)

9540 South Maroon Circle, Suite 200

Englewood, Colorado 80112

Telephone: (855) 922-6463

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jennifer S. Grafton

General Counsel and Secretary

Westmoreland Coal Company

9540 South Maroon Circle, Suite 200

Englewood, Colorado 80112

Telephone: (855) 922-6463

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Amy L. Bowler, P.C.

Holland & Hart LLP

6380 South Fiddlers Green Circle, Suite 500

Greenwood Village, CO 80111

Phone (303) 290-1086

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
10.75% Senior Secured Notes due 2018	$125,000,000	100%	$125,000,000	$14,325
Guarantees(2)(3)	NA	NA	NA	NA

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.
(2)	The guarantors are each of the subsidiaries of Westmoreland Coal Company that have guaranteed the notes being registered. Those subsidiaries are identified below in the “Table of Co-Registrants.”
(3)	No separate consideration will be received for the guarantees, and no separate fee is payable pursuant to Rule 457(n) under the Securities Act of 1933.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
Westmoreland Partners	4991	33-0487790	Virginia
Westmoreland Energy LLC	4991	61-1409081	Delaware
Westmoreland—North Carolina Power L.L.C.	4991	20-5102494	Virginia
WEI-Roanoke Valley, Inc.	4991	23-2544944	Delaware
Westmoreland Roanoke Valley, L.P.	4991	23-2609738	Delaware
Westmoreland Resources, Inc.	1221	81-0364990	Delaware
WRI Partners, Inc.	1221	26-2703697	Delaware
Westmoreland Kemmerer, Inc.	1221	27-2103673	Delaware
Westmoreland Coal Sales Company, Inc.	1221	23-1701997	Delaware
Westmoreland Power, Inc.	1221	84-1579965	Delaware
WCC Land Holding Company, Inc.	1221	27-3965489	Delaware

Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant’s Principal Executive Offices: 9540 South Maroon Circle, Suite 200, Englewood, Colorado 80112; Telephone: (855) 922-6463.

Name, Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant’s Agent for Service: Jennifer S. Grafton, General Counsel; 9540 South Maroon Circle, Suite 200, Englewood, Colorado 80112; Telephone: (855) 922-6463.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May 21, 2012

PROSPECTUS

WESTMORELAND COAL COMPANY

WESTMORELAND PARTNERS

Offer to Exchange

All outstanding $125,000,000 10.75% Senior Secured Notes due 2018

(CUSIP No. 960887AC1 and U96068AB4)

for $125,000,000 10.75% Senior Secured Notes due 2018

that have been registered under the Securities Act of 1933

Terms of the Exchange Offer

•

We are offering to exchange up to $125,000,000 of our outstanding unregistered 10.75% Senior Secured Notes due 2018 (“Restricted Notes”) for Exchange Notes with substantially identical terms that have been registered under the Securities Act of 1933, as amended (“Exchange Notes”).

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2012, unless we decide to extend the expiration date.

•	We will exchange for an equal principal amount of Exchange Notes all Restricted Notes that you validly tender and do not validly withdraw before the exchange offer expires.

•	Tenders of Restricted Notes may be withdrawn at any time prior to the expiration date of the exchange offer.

•	The exchange of Exchange Notes for Restricted Notes should generally not be a taxable event for U.S. federal income tax purposes.

•

The terms of the Exchange Notes are identical to the terms of the Restricted Notes, except that the Exchange Notes will be registered under the Securities Act of 1933, as amended (the “Securities Act”) and there are certain differences relating to transfer restrictions, registration rights and payment of additional interest in case of non-registration. We will not list the Exchange Notes on any securities exchange.

You should carefully consider the risk factors beginning on page 9 of this prospectus before participating in the exchange offer.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Restricted Notes where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities if such broker-dealer indicates in the letter of transmittal that it will do so. We have agreed to make this prospectus available until the earlier of 180 days from the completion date of this exchange offer or such time as such broker-dealers no longer hold any Restricted Notes, to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                 , 2012

You should rely only on the information contained in this prospectus and the documents incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The information contained in this prospectus or in any document incorporated by reference in this prospectus is accurate only as of its date. We are not making this exchange offer to, nor will we accept surrenders for exchange from, holders of restricted Notes in any jurisdiction in which the exchange offer would violate securities or blue sky laws or where it is otherwise unlawful.

Industry and Market Data

The industry and market data contained in this prospectus is based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources that we believe to be reliable. However, certain industry and market data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. Accordingly, you should be aware that the industry and market data contained in or incorporated by reference into this prospectus, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained in or incorporated by reference into this prospectus concerning the industry in general is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data. Industry ranking and market data involve risks and uncertainties and are subject to change based on various factors, including those discussed in “Risk Factors.”

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the Exchange Notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the Exchange Notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete.

We have historically filed annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we have or will file with the SEC at the SEC’s public website (www.sec.gov) or at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, DC 20549. Copies of such materials can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

So long as we are subject to the reporting requirements of the Exchange Act, we and the guarantors are required to make available to the trustee and the holders of the Notes the information required to be filed with the

i

SEC. Regardless of whether we are subject to the reporting requirements of the Exchange Act, we have agreed that for as long as any of the Notes remain outstanding, we will furnish to the trustee and holders of the Notes certain information that would otherwise be required to be filed with the SEC under Sections 13 or 15(d) of the Exchange Act.

This prospectus contains summaries of certain agreements that we have entered into in connection with the exchange offer, such as the indenture for the notes, or the indenture, and related agreements. The descriptions contained in this prospectus of these agreements do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information and any and all of the documents referred to herein, including the registration rights agreement and the indenture, which are summarized in this prospectus, without charge to each person to whom a copy of this prospectus has been delivered, who makes a written or oral request at the following address or telephone number:

Jennifer S. Grafton, General Counsel and Secretary

9540 South Maroon Circle, Suite 200

Englewood, Colorado 80112

Telephone: (855) 922-6463

In order to ensure timely delivery of the requested documents, requests should be made no later than five business days before the expiration date of this exchange offer. In the event that we extend the exchange offer, we urge you to submit your request at least five business days before the expiration date, as extended. You will not be charged for any of the documents that you request.

Incorporation by Reference

We “incorporate by reference” in this prospectus the following documents that we have previously filed with the SEC. This means that we are disclosing important information to you without actually including the specific information in this prospectus by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed “filed” with the SEC, will automatically update information that we previously filed with the SEC, and may replace information in this prospectus and information that we previously filed with the SEC:

•

our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 13, 2012, including “Item 1 — Business,” “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Item 7A — Quantitative and Qualitative Disclosures About Market Risk,” “Item 8 — Financial Statements and Supplementary Data” and “Item 15 — Exhibits and Financial Statements Schedules” contained therein (our “2011 10-K”);

•

the information included in our definitive proxy statement on Schedule 14A filed with the SEC on March 28, 2012, under the headings “Proposal 1 — Election of Directors,” “Corporate Governance,” “Section 16(a) Beneficial Ownership Reporting Compliance,” “Executive Compensation for 2011,” “Director Compensation,” “Beneficial Ownership of Securities” “Certain Transactions,” and “Proposal 4 — Ratification of Principal Independent Auditor;”

•

our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the SEC on May 8, 2012, including “Item 1 — Financial Statements” and “Item 2 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein (our “2012 First Quarter 10-Q”); and

•

our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on January 17, 2012 (Item 9.01 only); January 31, 2012; March 6, 2012 (Film No. 12670109); March 13, 2012; March 16, 2012; and April 12, 2012 (including Exhibit 99.4 thereto).

We also incorporate by reference each of the documents that we file with the SEC (excluding those filings made under Items 2.02 or 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit, or other information furnished to the SEC) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of the initial registration statement and prior to effectiveness of the registration statement and on or after the date of this prospectus and prior to the completion of the exchange offer. Any statements made in such documents will automatically update and supersede the information contained in this prospectus, and any statements made in this prospectus update and supersede the information contained in past SEC filings incorporated by reference into this prospectus.

Cautionary Note Regarding Forward-Looking Statements

This prospectus and documents incorporated by reference into this prospectus contains “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. The use of any statements containing the words “anticipate,” “intend,” “believe,” “estimate,” “project,” “expect,” “plan,” “should” or similar expressions are intended to identify such statements. Examples of forward-looking statements include, but are not limited to, statements we incorporate by reference to our 2011 10-K, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Significant Anticipated Variances Between 2011 and 2012,” statements regarding the Kemmerer acquisition, including statements about operations at the Kemmerer Mine after the acquisition (including years of estimated production), projected EBITDA and capital expenditures in 2012 for the Kemmerer Mine and costs associated with liabilities assumed in the acquisition, the effect of the acquisition on our liquidity, EBITDA and other results of operations, our belief that statutory amendments could give rise to increases in black lung liabilities and future funding requirements, whether we will enter into the new revolving credit facility, that our business interruption insurance will cover our losses at the Absaloka Mine, and the effect on us of the events described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments — Business Interruption Claim” Contained in our 2011 10-K. Although we believe that the expectations reflected in such forward-looking statements are reasonable, those expectations may prove to be incorrect. Disclosure of important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are included under the heading “Risk Factors” in this prospectus, in our 2011 10-K and our 2012 First Quarter 10-Q. Certain cautionary statements are also included elsewhere in this prospectus including, without limitation, in conjunction with the forward-looking statements. All forward-looking statements speak only as of the date of this prospectus or as of the date the statement was made. All forward-looking statements attributable to us, or persons acting on our behalf, including subsequent written and oral forward-looking statements, are expressly qualified in their entirety by the cautionary statements. Except as required by law, we undertake no obligation to update any forward-looking statement. Factors that could cause actual results to differ materially from our expectations include, among others, those factors referenced in the “Risk Factors” section of this prospectus, or documents incorporated by reference herein and such things as:

•	uncertainties related to performance of the Kemmerer Mine following completion of the Kemmerer acquisition and the integration of the Kemmerer Mine into our operations;

•	unforeseen liabilities associated with the Kemmerer acquisition or the risk that liabilities assumed in the Kemmerer acquisition will exceed our current estimates;

•	effective management of our expanded operations following the Kemmerer acquisition;

•

risks associated with our estimated postretirement medical benefit and pension obligations, including those we are assuming in the Kemmerer acquisition, and the impact of regulatory changes on those obligations;

•

changes in our black lung obligations, including those we are assuming in the Kemmerer acquisition, changes in our experience related to black lung claims, and the impact of the Patient Protection and Affordable Care Act;

•	our potential inability to maintain compliance with debt covenant requirements;

•	whether and when we will enter into the new revolving credit facility;

•

competition with natural gas and other non-coal energy resources, which may be increased as a result of energy policies, regulations and subsidies or other government incentives that encourage or mandate use of alternative energy sources;

•

coal-fired power plant capacity, including the impact of environmental regulations, energy policies and other factors that may cause utilities to phase out or close existing coal-fired power plants or reduce construction of any new coal-fired power plants;

•	railroad, export terminal capacity and other transportation performance, costs and availability;

•	the potential inability of our subsidiaries to pay dividends to us due to restrictions in our debt arrangements, reductions in planned coal deliveries or other business factors;

•

our potential inability to enter into new coal supply agreements with existing customers due to the unfavorable result of competitive bid processes or the shutdown of a power facility due to new environmental legislation or regulations;

•

risks associated with the structure of Westmoreland Energy LLC’s and its subsidiaries, collectively referred to herein as ROVA, contracts with its coal suppliers and power purchaser, which could dramatically affect the overall profitability of ROVA;

•	the effect of Environmental Protection Agency inquiries and regulations on the operations of ROVA;

•

the effect of prolonged maintenance or unplanned outages at our operations or those of our major power generating customers, including unplanned outages at our customers due to the impact of weather-related variances or catastrophic events;

•

the potential that insurance proceeds from our business interruption claim relating to the unexpected shutdown of one of the Absaloka mine customers will not be sufficient to cover our losses associated with the business interruption;

•

future legislation and changes in regulations, governmental policies and taxes, including those aimed at reducing emissions of elements such as mercury, sulfur dioxides, nitrogen oxides, particulate matter or greenhouse gases; and

•	other factors that are described in “Risk Factors” herein.

NON-GAAP FINANCIAL MEASURES

EBITDA and Adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are included in this prospectus because they are key metrics used by management to assess our operating performance and we believe that EBITDA and Adjusted EBITDA are useful in evaluating our operating performance because these measures:

•

are used widely by investors to measure a company’s operating performance without regard to items excluded from the calculation of such terms, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors; and

•	help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure and asset base from our operating results.

Neither EBITDA nor Adjusted EBITDA is a measure calculated in accordance with GAAP. The items excluded from EBITDA and Adjusted EBITDA are significant in assessing our operating results. EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, EBITDA and Adjusted EBITDA:

•	do not reflect our cash expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;

•	do not reflect income tax expenses or the cash requirements necessary to pay income taxes;

•	do not reflect changes in, or cash requirements for, our working capital needs; and

•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on certain of our debt obligations.

In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in our industry and in other industries may calculate EBITDA and Adjusted EBITDA differently from the way that we do, limiting their usefulness as comparative measures. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of its business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only as supplemental data.

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PROSPECTUS SUMMARY

The following summary contains basic information about us and this exchange offer. It is likely that this summary does not contain all of the information that is important to you. You should read the entire prospectus, including the risk factors included elsewhere in this prospectus, and the financial statements and related notes incorporated by reference into this prospectus, before making an investment decision. In addition, certain statements include forward-looking information that involves risks and uncertainties. In this prospectus, “Westmoreland,” the “company,” “we,” “our” and “us” refer to Westmoreland Coal Company and its subsidiaries collectively, unless otherwise indicated or the context otherwise requires.

Our Company

We are an energy company employing approximately 1,300 employees with operations that include six surface coal mines in Montana, Wyoming, North Dakota and Texas and two coal-fired power generating units with a total gross capacity of 230 megawatts, or MW, in North Carolina. On a consolidated basis, we generated sales and Adjusted EBITDA of $501.7 million and $73.1 million, respectively, for the twelve months ended December 31, 2011, and $145.9 million and $26.0 million, respectively, for the three months ended March 31, 2012. For a reconciliation of Adjusted EBITDA, a non-GAAP measure, to the GAAP measure net income (loss), see “— Selected Historical Financial Data.”

Our four segments include two principal operating segments, coal and power, and two non-operating segments, heritage and corporate:

Coal Segment: For the twelve months ended December 31, 2011, we sold 21.8 million tons of coal and, as of December 31, 2011, we owned or controlled approximately 367.9 million tons of proven or probable coal reserves. We generated revenue of $414.9 million and Adjusted EBITDA of $76.8 million related to the sale of coal for the twelve months ended December 31, 2011, and generated revenue of $125.2 million and Adjusted EBITDA of $27.8 million related to the sale of coal for the three months ended March 31, 2012. We conduct our coal operations primarily through Westmoreland Kemmerer, Inc., or WKI, Westmoreland Resources, Inc., or WRI, and Westmoreland Mining LLC, or WML, and their respective subsidiaries. We sell substantially all of the coal that we produce to plants that generate electricity. Our mines and coal reserves are strategically located in close proximity to our customers, which reduces transportation costs and thus provides us with a significant competitive advantage with respect to those customers. Four of our six mines are mine mouth operations (where our mine is adjacent to the customer’s property) with conveyor belt delivery systems direct to the customer’s facilities. The remaining two mines utilize efficient rail and truck delivery, on a Free On Board, or FOB, basis. We typically enter into long-term contracts that provide for sales to customers for periods that range from three to 35 years. For the twelve months ended December 31, 2011, approximately 99% of our tons of coal sold were sold under long-term contracts.

Power Segment: For the twelve months ended December 31, 2011, we produced 1.6 million MW hours at our Roanoke Valley facilities and had an average capacity factor of 87%. We generated revenues of $86.8 million and Adjusted EBITDA of $23.2 million related to power sales for the twelve months ended December 31, 2011 and generated revenue of $20.7 million and Adjusted EBITDA of $5.5 million related to power sales for the three months ended March 31, 2012. We conduct our power operations through our subsidiary Westmoreland Energy LLC, or WELLC, and its subsidiaries, which we refer to collectively as ROVA. We purchase coal for ROVA under long-term contracts from coal suppliers located in Central Appalachia that expire in 2014 and 2015. We supply power to Dominion Virginia Power, or Dominion, under long-term contracts that expire in 2019 and 2020. We can extend, by mutual consent, the contracts with Dominion for an additional five-year period on terms to be mutually agreed upon. For the twelve months ended December 31, 2011, the sale of power to Dominion accounted for substantially all of the revenues in our power segment.

Heritage and Corporate Segments: Our heritage segment primarily includes the costs of benefits we provide to former mining operation employees. These costs consist primarily of payments for medical benefits to our retired workers, workers’ compensation benefits, black lung benefits and combined benefit fund premiums to plans for United Mine Workers of America, or UMWA, retirees required by statute. These obligations are funded by Westmoreland Coal Company through distributions it receives from our operating subsidiaries. We have been working over the past several years to reduce our heritage obligations and corresponding expenses. In 2009, we changed our health provider network for our retiree population, resulting in substantial savings and corresponding reduction in heritage liability, eliminated postretirement medical benefits for our non-represented retiree population and entered into an agreement with the UMWA to modernize the method by which prescription drugs are provided to retirees of our former operations. Our efforts to reduce our heritage obligations have resulted, as of the end of fiscal year 2009, in substantial reductions in our postretirement medical benefit obligation.

Our corporate segment consists primarily of corporate expenses. In addition, the corporate segment contains our captive insurance company, Westmoreland Risk Management, Inc., or WRMI, through which we have elected to retain some of our operating risks. WRMI, a Montana corporation, provides our primary layer of property and casualty insurance. We redomesticated WRMI from Bermuda to Montana in 2011, resulting in cost savings and administrative efficiencies. By using this insurance subsidiary, we have reduced the cost of our property and casualty insurance premiums and retained some economic benefits due to our excellent loss record. We reduce our major exposure by insuring for losses in excess of our retained limits with a number of third-party insurance companies.

Our Executive Offices

We are a corporation organized under the laws of the State of Delaware in 1910. Our principal executive offices are located at 9540 South Maroon Circle, Suite 200, Englewood, Colorado 80112. The telephone number of our principal executive offices is (855) 922-6463. Our Internet address is http://www.westmoreland.com. Information on our website or available by hyperlink from our website does not constitute part of this prospectus.

Summary of the Terms of the Exchange Offer

We are offering to exchange $125 million aggregate principal amount of our Exchange Notes for $125 million aggregate principal amount of our Restricted Notes. The following is a brief summary of the terms and conditions of the exchange offer. For a more complete description of the exchange offer, you should read the discussion under the heading “The Exchange Offer.”

General

On January 31, 2012, we completed the private offering of $125,000,000 aggregate principal amount of 10.75% Senior Secured Notes due 2018 (the “Restricted Notes”). The Restricted Notes were issued as “Add-On Notes” pursuant to the Indenture. Prior to the issuance of the Restricted Notes, $150,000,000 aggregate principal amount of 10.75% Senior Secured Notes due 2018 were outstanding (the “Previous Notes”). The Restricted Notes and the Previous Notes are treated as a single series under the Indenture. Throughout this prospectus, the term “Existing Notes” refers to all of the outstanding 10.75% Senior Secured Notes, and the term “Notes” refers to the Exchange Notes and the Existing Notes. The term “Restricted Notes” does not include the Previous Notes.

In connection with such private offering, we entered into a registration rights agreement with the initial purchasers of the Restricted Notes in which we agreed, among other things, to complete the exchange offer for the Restricted Notes.

You are entitled to exchange in the exchange offer your Restricted Notes for Exchange Notes that are identical in all material respects to the Restricted Notes except:

•      the Exchange Notes have been registered under the Securities Act;

•      the transfer restrictions and registration rights applicable to the Restricted Notes do not apply to the Exchange Notes; and

•      rights to increased interest in addition to the stated interest rate on the Restricted Notes will not apply to the Exchange Notes.

Exchange Offer	We are offering to exchange $1,000 principal amount of our 10.75% Senior Secured Notes due 2018 registered under the Securities Act, which we refer to as “Exchange Notes,” for each $1,000 principal amount of our outstanding 10.75% Senior Secured Notes due 2018 issued on January 31, 2012 in a private offering, which we refer to as “Restricted Notes.” In order to exchange a Restricted Note, you must follow the required procedures and we must accept the Restricted Note for exchange. We will exchange all Restricted Notes validly offered for exchange, or “tendered,” and not validly withdrawn. As of the date of this prospectus, there is $125,000,000 aggregate principal amount of Restricted Notes outstanding.

Expiration Date	The exchange offer expires at 5:00 p.m. New York City time, on 2012, unless we decide to extend the expiration date.

Resale of the Exchange Notes

Based on an interpretation by the staff of the Securities and Exchange Commission (the “SEC”) set forth in no-action letters issued to third parties, we believe that, as long as you are not a broker-dealer, the Exchange Notes issued pursuant to the exchange offer in exchange for Restricted Notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•      you are acquiring the Exchange Notes in the ordinary course of your business;

•      at the time of the commencement and consummation of the exchange offer, you have not entered into any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act; and

•      you are not acting on behalf of any person who could not truthfully make the foregoing representations.

If you are a broker-dealer and receive Exchange Notes for your own account in exchange for Restricted Notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the Exchange Notes. See “Plan of Distribution.” However, by so acknowledging and by delivering this prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the

Securities Act. During the period ending 180 days after the consummation of the exchange offer, subject to extension in limited circumstances, you may use this prospectus for an offer to sell, a resale or other retransfer of Exchange Notes received in exchange for Restricted Notes that you acquired through market-making activities or other trading activities if you indicate in the letter of transmittal that you will do so.

Any holder of Restricted Notes who:

•      is our affiliate;

•      does not acquire Exchange Notes in the ordinary course of its business; or

•      tenders its Restricted Notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of Exchange Notes;

cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes.

Consequences If You Do Not Exchange Your Restricted Notes

As a result of the making of, and upon acceptance for exchange of all validly tendered Restricted Notes pursuant to the terms of the exchange offer, we and the guarantors will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the interest rate on the Restricted Notes under the circumstances described in the registration rights agreement. If you do not tender your Restricted Notes in the exchange offer, you will continue to be entitled to all of the rights and limitations applicable to the Restricted Notes as set forth in the Indenture, except we and the guarantors will not have any further obligation to you to provide for the exchange and registration of the Restricted Notes under the registration rights agreement.

All untendered Restricted Notes will continue to be subject to the restrictions on transfer set forth in the Restricted Notes and in the Indenture. In general, the Restricted Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we and the guarantors do not currently anticipate that we will register the outstanding Notes under the Securities Act. If you do not participate or properly tender your Restricted Notes in the exchange offer, upon completion of the exchange offer, the liquidity of the market for your Restricted Notes could be adversely affected.

Conditions	The exchange offer is subject to certain customary conditions, which we may waive, as described below under “The Exchange Offer — Conditions to the Exchange Offer.”

Procedures for Tendering Restricted Notes	If you wish to accept the exchange offer, the following must be delivered to the exchange agent:

• your Restricted Notes by timely confirmation of book-entry transfer through The Depository Trust Company (the “DTC”);

• an agent’s message from the DTC, stating that the tendering participant agrees to be bound by the letter of transmittal and the terms of the exchange offer; and

• all other documents required by the letter of transmittal.

These actions must be completed before the expiration of the exchange offer.

You must comply with DTC’s standard procedures for electronic tenders, by which you will agree to be bound by the letter of transmittal.

Withdrawal of Tenders	You may withdraw your tender of Restricted Notes under the exchange offer at any time prior to the expiration date.

Fees and Expenses	We will bear all expenses related to the exchange offer. Please refer to the section in this prospectus entitled “The Exchange Offer — Fees and Expenses.”

Use of Proceeds	The issuance of the Exchange Notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement.

Tax Consequences	The exchange of Exchange Notes for Restricted Notes in the exchange offer should generally not be a taxable event for U.S. federal income tax purposes. Please read “Material U.S. Federal Income Tax Consequences.”

Exchange Agent	Wells Fargo Bank, N.A. is serving as exchange agent in connection with the exchange offer. You should direct questions and requests for assistance, for additional copies of this prospectus or the letter of transmittal to the exchange agent addressed as follows: Attn: Wells Fargo Bank, National Association, Corporate Trust Operations, MAC N 9303-121, Sixth & Marquette Ave. Minneapolis Minnesota, 52479, telephone number 800-334-5128.

Summary of the Terms of the Exchange Notes

The terms of the Exchange Notes are identical in all material respects to the terms of the Restricted Notes, except that the Exchange Notes will not contain terms with respect to transfer restrictions, registration rights and additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The summary below describes the principal terms of the Exchange Notes. Some of the terms and conditions described below are subject to important limitations and exceptions. The following is not intended to be complete. You should carefully review the “Description of the Exchange Notes” section of this prospectus, which contains a more detailed description of the terms and conditions of the Exchange Notes.

Issuers	Westmoreland Coal Company; Westmoreland Partners.

Securities	$125,000,000 in aggregate principal amount of 10.750% Senior Secured Notes due 2018.

Maturity	February 1, 2018.

Interest	We will pay interest in cash on the principal amount of the notes semiannually at the rate of 10.750% per year, on February 1st and August 1st of each year, beginning on August 1, 2012.

Guarantees	The Exchange Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by WKI, WELLC and WRI, their respective subsidiaries (other than Absaloka Coal, LLC, or Absaloka Coal) and by certain of our other subsidiaries. Not all of our subsidiaries will be subsidiary guarantors. In particular, WML and its subsidiaries, Absaloka Coal and WRMI will be restricted subsidiaries, but do not guarantee the Notes. Basin Resources, Inc. will be an unrestricted subsidiary, but the indenture governing the Notes contains a covenant limiting its activities. Westmoreland Terminal Co., Eastern Coal & Coke Co. and Criterion Coal Co. are unrestricted subsidiaries. These entities have no or nominal assets, conduct no operations and are in the process of dissolution.

Security	The Exchange Notes and the guarantees will be secured by (i) first-priority liens on substantially all of our, the guarantors’ and Absaloka Coal’s tangible and intangible assets, (ii) a first-priority lien on certain amounts paid by WML to us, and (iii) a first-priority lien on the equity of WRMI, in each case subject to permitted liens and certain exclusions. Subject to certain conditions, we have the ability to enter into a new revolving credit facility, which we refer to as the Revolving Credit Facility, without the consent of holders of the Notes following this offering (see “— Revolving Credit Facility”). If we do so, the Revolving Credit Facility will be secured by a first-priority lien on our, the guarantors’ and Absaloka Coal’s inventory, accounts receivable and proceeds thereof, or the Revolving Facility First-Priority Collateral, and the Notes will then be secured by a second priority lien on that collateral. Some of our assets are excluded from the collateral as described in “Description of the Notes— Security.”

Ranking

The Exchange Notes and the guarantees will be our and the guarantors’ senior secured obligations and:

•       will rank equally in right of payment with all of our and the guarantors’ respective existing and future senior indebtedness;

•       will rank effectively senior in right of payment to all of our, the guarantors’ and Absaloka Coal’s respective existing and future unsecured indebtedness;

•       will be effectively subordinated to indebtedness under the Revolving Credit Facility, if we enter into such a facility, to the extent of the value of the Revolving Facility First-Priority Collateral; and

•       will be structurally subordinated to all of the existing and future liabilities (including trade payables but excluding intercompany liabilities) of each of our subsidiaries that does not guarantee the Notes.

As of March 31, 2012, we had (i) $114.0 million of outstanding indebtedness under WML’s existing credit agreements, including its term debt agreement, and (ii) $23.1 million of undrawn availability under WML’s revolving credit facility.

Optional Redemption	On or after February 1, 2015, we may redeem the Exchange Notes, in whole or in part, at the redemption prices set forth under “Description of the Exchange Notes.”

Prior to February 1, 2015, we may redeem up to 35% of the aggregate principal amount of Exchange Notes at the redemption price set forth under “Description of the Exchange Notes” with the net cash proceeds of certain equity offerings.

Change of Control Offer	If we experience a change of control (as defined in the indenture), the holders of the Exchange Notes will have the right to require us to purchase their Exchange Notes at a price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest and additional interest, if any, to the date of purchase. See “Description of the Exchange Notes.”

Asset Sale Offer or Event of Loss Offer	We may be required to offer to use a portion of the net proceeds of certain asset sales and events of loss to purchase some of the Exchange Notes at 100% of the principal amount thereof, together with accrued and unpaid interest and additional interest, if any, to the date of purchase. See “Description of the Exchange Notes.”

Excess Cash Flow Offer	We may be required to offer to use 75% of our Excess Cash Flow, as defined under “Description of the Exchange Notes,” for each fiscal year, beginning with the fiscal year ended December 31, 2011, to purchase some of the Exchange Notes at 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. See “Description of the Exchange Notes.”

Rights Offering	After June 30, 2015, if the Total Leverage Ratio (as defined in “Description of the Exchange Notes”) equals or exceeds 3.5 to 1.0, we will be required, subject to certain conditions, to provide holders of the Exchange Notes with the right to purchase additional Notes, with the proceeds of such sales to be used to repurchase and/or redeem WML’s term debt.

Certain Covenants	The indenture governing the Exchange Notes contains covenants that will restrict our ability and the ability of the co-issuer and our restricted subsidiaries to, among other things:

• incur additional indebtedness and issue preferred stock;

• pay dividends on or make distributions in respect of capital stock or make certain other restricted payments or investments;

• enter into agreements that restrict distributions from restricted subsidiaries;

• enter into transactions with affiliates;

• create or incur liens;

• sell or otherwise dispose of assets;

• enter into sale and leaseback transactions;

• sell or issue capital stock of the co-issuer or the restricted subsidiaries; or

• merge or consolidate with or into other companies.

These covenants are subject to important exceptions and qualifications that are described in “Description of the Exchange Notes.”

Absence of a Public Market for the Exchange Notes	The Exchange Notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. There can be no assurance as to the development or liquidity of any market for the Exchange Notes. We do not intend to apply for listing of the Exchange Notes on any securities exchange or for the quotation of the Exchange Notes in any automated dealer quotation system.

Risk Factors	You should refer to the section of this prospectus entitled “Risk Factors” for a discussion of the factors you should carefully consider before deciding to invest in the Notes, including factors affecting forward-looking statements.

RISK FACTORS

In addition to the other information set forth elsewhere in this prospectus the following factors relating to the exchange offer and the Notes should be considered carefully in deciding whether to participate in the exchange offer.

Risks Related to the Exchange Offer

If you fail to exchange the Restricted Notes, they will remain subject to transfer restrictions, and it may be harder for you to resell and transfer your Restricted Notes.

The Restricted Notes were not registered under the Securities Act or under the securities laws of any state. Any Restricted Notes that remain outstanding after this exchange offer will continue to be subject to restrictions on their transfer. Thus, you may not resell the Restricted Notes, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your Restricted Notes for Exchange Notes by this exchange offer, or if you do not properly tender your Restricted Notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer your Restricted Notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. After this exchange offer, holders of Restricted Notes will not have any further rights to have their Restricted Notes exchanged for Exchange Notes registered under the Securities Act. The liquidity of the market for Restricted Notes that are not exchanged could be adversely affected by this exchange offer and you may be unable to sell your Restricted Notes.

Late deliveries of Restricted Notes and other required documents could prevent a holder from exchanging its Restricted Notes.

Holders are responsible for complying with all exchange offer procedures. The issuance of Exchange Notes in exchange for Restricted Notes will only occur upon completion of the procedures described in this prospectus under “The Exchange Offer.” Therefore, holders of Restricted Notes who wish to exchange them for Exchange Notes should allow sufficient time for completion of the exchange procedure. Neither we nor the exchange agent is obligated to extend the offer or notify you of any failure to follow the proper procedure or waive any defect if you fail to follow the proper procedure.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the Exchange Notes.

We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the Exchange Notes issued pursuant to our exchange offer in exchange for the Restricted Notes may be offered for resale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (May 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993), we believe that you may offer for resale, resell or otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act except that broker-dealers receiving the Exchange Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to their resale. We cannot guarantee that the SEC would make a similar decision about our exchange offer. If our belief is wrong, or if you cannot truthfully make the representations mentioned in the section. “The Exchange Offer — Terms of the Exchange Offer” below, and you transfer any Exchange Note issued to you in the exchange offer without meeting the registration and prospectus delivery requirements of the Securities Act, or without an exemption from such requirements, you could incur liability under the Securities Act. Additionally, in some instances described in this prospectus under “Plan of Distribution,” certain holders of Exchange Notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the Exchange Notes. If such a holder transfers any Exchange Notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

There may not be a public market for the Exchange Notes, and you may find it difficult to sell your Exchange Notes.

You may find it difficult to sell your Exchange Notes because an active trading market for the Exchange Notes may not develop. We do not intend to apply for listing on any securities exchange for the Exchange Notes. We do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be.

If a market for the Exchange Notes does develop, it is possible that you will not be able to sell your Exchange Notes at a particular time or that the prices that you receive when you sell will be unfavorable. It is also possible that any trading market that does develop for the Exchange Notes will not be liquid. Future trading prices of the Exchange Notes will depend on many factors, including:

•	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of companies in the coal and power industries generally;

•	our ability to complete the offer to exchange the Restricted Notes for the Exchange Notes;

•	the interest of securities dealers in making a market for the Exchange Notes;

•	prevailing interest rates; and

•	the market for similar securities.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. If a market for the Exchange Notes develops, it is possible that the market for the Exchange Notes will be subject to disruptions and price volatility. Any disruptions may have a negative effect on holders of the Exchange Notes, regardless of our operating performance, financial condition and prospects.

Risks Related to the Notes and the Collateral

We have a substantial amount of indebtedness, which may adversely affect our cash flow, our ability to operate our business and our ability to satisfy our obligations under the Restricted Notes and the Exchange Notes.

We have a significant amount of indebtedness. As of March 31, 2012, we had $375.5 million of indebtedness outstanding and had approximately $23.1 million available for borrowings under WML’s revolving credit facility. Our substantial amount of indebtedness could have important consequences for you. For example, it could:

•	increase our vulnerability to adverse economic, industry or competitive developments;

•

result in an event of default if we fail to satisfy our obligations with respect to the Notes or other debt or fail to comply with the financial and other restrictive covenants contained in the indenture governing the Notes or agreements governing our other indebtedness, which event of default could result in all of our debt becoming immediately due and payable and could permit our lenders to foreclose on our assets securing such debt;

•

require a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•	make it more difficult for us to satisfy our obligations with respect to the Notes;

•	increase our cost of borrowing;

•	restrict us from making strategic acquisitions or causing us to make non-strategic divestitures;

•	limit our ability to service our indebtedness, including the Notes;

•	limit our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes;

•

limit our flexibility in planning for, or reacting to, changes in our business or the industry in which we operate, placing us at a competitive disadvantage compared to our competitors who are less highly leveraged and who therefore may be able to take advantage of opportunities that our leverage prevents us from exploiting; and

•

prevent us from raising the funds necessary to repurchase all Notes tendered to us upon the occurrence of certain changes of control, which failure to repurchase would constitute a default under the indenture governing the Notes.

The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, prospects or ability to satisfy our obligations under the Notes.

We may not be able to generate sufficient cash to service the Notes or our other indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on our indebtedness, including the Notes, and to fund our operations will depend on our ability to generate cash in the future. Our historical financial results have been, and our future financial results are expected to be, subject to substantial fluctuations, and will depend upon general economic conditions and financial, competitive, legislative, regulatory and other factors that are beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal and interest on the Notes or our other indebtedness.

If our cash flows and capital resources are insufficient to meet our indebtedness service obligations or to fund our other liquidity needs, we may need to refinance all or a portion of our debt, including the Notes, before maturity, seek additional equity capital, reduce or delay scheduled expansions and capital expenditures or sell material assets or operations. We cannot assure you that we would be able to refinance or restructure our indebtedness, obtain equity capital or sell assets or operations on commercially reasonable terms or at all. In addition, the terms of existing or future debt instruments, including the indenture governing the Notes, may limit or prevent us from taking any of these actions. Our inability to take these actions and to generate sufficient cash flow to satisfy our debt service and other obligations could have a material adverse effect on our business, results of operation and financial condition, as well as on our ability to satisfy our obligations in respect of the Notes.

The Notes will be structurally subordinated to indebtedness and other liabilities of our non-guarantor subsidiaries.

Our operating subsidiaries owned by WML have not guaranteed the Notes. Those non-guarantor subsidiaries had $403.3 million in total assets as of March 31, 2012, representing approximately 42.2% of our consolidated total assets, $411.9 million in net sales for the year ended December 31, 2011, representing 82.1% of our consolidated net sales. As of March 31, 2012, those non-guarantor subsidiaries had $486.2 million of indebtedness and other liabilities. Claims of creditors of our non-guarantor subsidiaries, including trade creditors, effectively rank senior and have priority with respect to the assets and earnings of such subsidiaries over our claims or those of our creditors, including holders of the Notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. In addition, the indenture under which the Exchange Notes will be issued permits WML to incur additional debt under its existing revolver.

You generally will be required to accrue taxable income attributable to original issue discount on the Notes before you receive cash attributable to such original issue discount. You may be required to continue to accrue such taxable income even if we become unable to satisfy our payment obligations under the Notes. Additionally, in the event we enter into bankruptcy, you may not have a claim for all or a portion of any unamortized amount of the original issue discount on the Notes.

The Restricted Notes were issued with original issue discount for U.S. federal income tax purposes. Accordingly, if you are an individual or entity subject to U.S. tax, you will be required to accrue interest in the form of original issue discount on a current basis in respect of the Notes, including such accrued interest in income and pay tax accordingly, even before you receive cash attributable to that income and regardless of your method of accounting. Additionally, a bankruptcy court may not allow a claim for all or a portion of any unamortized amount of the original issue discount on the Notes.

We are a holding company, and therefore our ability to repay our indebtedness, including the Notes, is dependent on the cash flow generated by our subsidiaries and their ability to make distributions to us.

We are a holding company with no significant operations or material assets other than the capital stock of our subsidiaries. As a result, our ability to repay our indebtedness, including the Notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise.

The indenture governing the Notes contains various covenants limiting the discretion of our management in operating our business and could prevent us from capitalizing on business opportunities and taking some corporate actions.

The indenture governing the Notes imposes significant operating and financial restrictions on us. These restrictions limit or restrict, among other things, our ability and the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue certain preferred stock or redeemable stock;

•	pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell, transfer or otherwise convey certain assets;

•	create or incur liens;

•	designate our subsidiaries as unrestricted subsidiaries;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into a new or different line of business; and

•	enter into certain transactions with our affiliates.

A breach of any of the foregoing covenants under our indenture could result in a default. In addition, any debt agreements we enter into in the future may further limit our ability to enter into certain types of transactions.

The covenants described above are subject to important exceptions and qualifications and, with respect to the Notes, are described under the heading “Description of the Exchange Notes” in this prospectus. Our ability to comply with these covenants may be affected by events beyond our control, including those described in this “Risk Factors” section. As a result, we cannot assure you that we will be able to comply with these covenants.

Notwithstanding our current indebtedness levels and restrictive covenants, we may still be able to incur substantial additional debt or make certain restricted payments, which could exacerbate the risks described above.

We may be able to incur additional debt in the future. Although the indenture governing the Notes contains restrictions on our ability to incur indebtedness, those restrictions are subject to a number of exceptions. In particular, we may be able to borrow up to $20.0 million from time to time under the Revolving Credit Facility permitted by the Indenture, and expect that WML may be able to borrow up to $25.0 million under its revolving credit facility. Also, we expect to be able to issue additional Notes under the indenture in some circumstances. In addition, if we are able to designate some of our restricted subsidiaries under the indenture as unrestricted subsidiaries, those unrestricted subsidiaries would be permitted to borrow beyond the limitations specified in the indenture governing the Notes and engage in other activities in which restricted subsidiaries may not engage. We may also consider investments in joint ventures or acquisitions that may increase our indebtedness. Also, although the indenture contains restrictions on our ability to make restricted payments, we will be able to make restricted payments in certain circumstances. Adding new debt to current debt levels or making otherwise restricted payments could intensify the related risks that we and our subsidiaries now face.

Certain of our assets may be subject to senior priority security interests on collateral that secure the Notes on a junior basis. Therefore, your ability to receive payments on the Notes would be subject to the prior satisfaction of all such obligations, to the extent of the value of such collateral.

Subject to certain conditions, we have the ability to enter into a new revolving credit facility, which we refer to as the Revolving Credit Facility, without the consent of holders of the Notes. We are actively working with a potential lender to enter into the Revolving Credit Facility of up to $20.0 million, which facility could be in place by the time this exchange offer is completed. If we do so, the Revolving Credit Facility will be secured by a first-priority lien on our, the guarantors’ and Absaloka Coal’s inventory, accounts receivable and proceeds thereof, and the current first-priority lien of the holders of the Notes on that collateral will become a second priority lien on that collateral. See “Description of the Exchange Notes — Security for the Notes.” If we enter into the Revolving Credit Facility, any rights to payment and claims by the holders of the Notes will be subject to the rights to payment or claims by our lender under the Revolving Credit Facility with respect to distributions of such collateral upon a default under the Revolving Credit Facility or the Notes. As a result, the Notes are effectively subordinated in right of payment to indebtedness under the Revolving Credit Facility, to the extent of the realizable value of such collateral. Furthermore, the collateral securing the Notes and the guarantees of the Notes will be subject to liens permitted under the terms of the indenture governing the Notes, whether arising before or after the date the Notes are issued. The existence of any permitted liens could adversely affect the value of the collateral securing the Notes and the guarantees, as well as the ability of the collateral trustee to realize or foreclose on such collateral.

There may not be sufficient collateral to pay all or any of the Notes.

The Exchange Notes and the guarantees will be secured by (i) first-priority liens on substantially all of our, the guarantors’ and Absaloka Coal’s tangible and intangible assets, (ii) a first-priority lien on certain amounts paid by WML to us, and (iii) a first-priority lien on the equity of WRMI, in each case subject to permitted liens and certain exclusions. Subject to certain conditions, we have the ability to enter into a new revolving credit facility without the consent of holders of the Notes. If we do so, the Revolving Credit Facility will be secured by a first-priority lien on our, the guarantors’ and Absaloka Coal’s inventory, accounts receivable and proceeds thereof, or the Revolving Facility First-Priority Collateral, and the Notes will then be secured by a second priority lien on that collateral. We are actively working with a potential lender to enter into the Revolving Credit Facility of up to $20.0 million, which facility could be in place by the time this exchange offer is completed.

In the event of a foreclosure on the Revolving Facility First-Priority Collateral (or a distribution in respect thereof in a bankruptcy or insolvency proceeding), the proceeds from such Revolving Facility First-Priority Collateral on which the Notes have a second priority lien may not be sufficient to satisfy the Notes because such proceeds would, under an intercreditor agreement, first be applied to satisfy our obligations under the Revolving Credit Facility. Only after all of our obligations under the Revolving Credit Facility have been satisfied will proceeds from the Revolving Facility First-Priority Collateral on which the Notes have a second priority lien be applied to satisfy our obligations under the Notes. To prevent foreclosure, we may be motivated to commence voluntary bankruptcy proceedings, or the holders of the Notes and/or various other interested persons may be motivated to institute bankruptcy proceedings against us. The commencement of such bankruptcy proceedings would expose the holders of the Notes to additional risks, including additional restrictions on exercising rights against collateral. Furthermore, the collateral securing the Notes are subject to liens permitted under the terms of the credit agreement governing the Revolving Credit Facility and the indenture governing the Notes. The existence of any permitted liens (whether senior to or on parity with the liens securing the Notes) could adversely affect the value of the collateral securing the Notes, as well as the ability of the collateral trustee to realize or foreclose on such collateral. In addition, not all of our and the guarantors’ assets secure the Notes. See “Description of the Exchange Notes — Security for the Notes.” To the extent that the claims of the holders of the Notes exceed the value of the assets securing those Notes and other liabilities, those claims will rank equally with the claims of the holders of our outstanding unsecured indebtedness and other obligations ranking pari passu with the Notes. As a result, if the value of the assets pledged as security for the Notes and other liabilities is less than the value of the claims of the holders of the Notes and other liabilities, those claims may not be satisfied in full.

The collateral may be subject to exceptions, defects, encumbrances, liens and other imperfections. Further, we have not conducted appraisals of all of our or the guarantors’ assets constituting collateral securing the Notes to determine if the value of such collateral upon foreclosure or liquidation equals or exceeds the amount of the Notes or such other obligations secured by such collateral. Accordingly, we cannot assure you that the remaining proceeds from the sale of the collateral would be sufficient to repay holders of Notes all amounts owed under the Notes. The fair market value of the collateral is subject to fluctuations based on factors that include, among others, the condition of our industry, the ability to sell the collateral in an orderly sale, general economic conditions, the availability of buyers, our failure to implement our business strategy and similar factors. The amount received upon a sale of the collateral would be dependent on numerous factors, including but not limited to the actual fair market value of the collateral at such time and the timing and the manner of the sale. By its nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the collateral securing our obligations under the Revolving Credit Facility on a first priority basis will be sufficient to pay our obligations under the Notes, in full or at all, after first satisfying our obligations in full under the Revolving Credit Facility. In such an event, we cannot assure you that the collateral securing our obligations with respect to the Notes on a first priority basis, either alone or with any remaining collateral securing our obligations under the Revolving Credit Facility after satisfying the obligations thereunder, will be sufficient to pay our obligations under the Notes in full. There also can be no assurance that the collateral will be saleable, and, even if saleable, the timing of its liquidation would be uncertain. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the Notes.

Noteholders cannot rely on assets of WML and its subsidiaries to satisfy obligations under the Notes.

If we repay or refinance the WML term debt (the debt represented by the WML Notes) prior to its scheduled maturity in March 2018 and at a time when the Notes are outstanding, we will be required under the terms of the indenture governing the Notes to cause WML and its subsidiaries to become guarantors of the Notes and to pledge their assets to secure the Notes on a first-priority basis. This requirement will not apply to the WML revolving credit agreement, which WML is permitted to refinance by any means otherwise permitted under the indenture governing the Notes; indebtedness under the WML revolving credit agreement will continue to be secured on a first-priority basis by all of the assets of WML and its subsidiaries. Since the WML term debt matures after the Notes, holders of the Notes will not have access to the WML assets as collateral for the Notes unless the WML term debt is refinanced or repaid prior to its maturity and at a time when the Notes are outstanding. Neither we nor WML has any obligation to prepay the WML term debt prior to its maturity, and we currently have no intention of doing so. Further, such a prepayment would require a make-whole payment to the holders of the WML term debt. Accordingly, holders of the Notes should not rely on the availability of WML assets to satisfy obligations under the Notes.

We may be unable to repay or repurchase the Notes at maturity.

At maturity, the entire principal amount of the Notes of $275.0 million, together with accrued and unpaid interest, will become due and payable. We may not have the ability to repay or refinance these obligations. If the maturity date occurs at a time when other arrangements prohibit us from repaying the Notes, we would try to obtain waivers of such prohibitions from the lenders and holders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. If we could not obtain the waivers or refinance these borrowings, we would be unable to repay the Notes.

Some of our indebtedness is subject to floating interest rates, which would result in our interest expense increasing if interest rates rise.

Indebtedness under WML’s revolving credit facility bears interest at floating interest rates, as may indebtedness under the Revolving Credit Facility if we enter into such a facility. We are actively working with a potential lender to enter into the Revolving Credit Facility of up to $20.0 million, which facility could be in place by the time this exchange offer is completed. Accordingly, we may experience a negative impact on earnings as a result of interest rate fluctuations. The actual impact of those fluctuations would depend on the amount of floating rate debt outstanding, which will vary from time to time. Changes in economic conditions could result in higher interest rates, thereby increasing our interest expense and reducing funds available for operations or other purposes.

If we are unable to enter into the Revolving Credit Facility at a time when we require additional financing, our business, financial position, results of operations and liquidity could be negatively impacted.

The indenture governing the Notes permits us, subject to certain conditions, to enter into the Revolving Credit Facility without the consent of holders of the Notes. The maximum borrowing availability under such facility as permitted by the indenture governing the Notes is $20.0 million. While we are actively pursuing a facility, there can be no assurance that we will be able to obtain such a facility on terms acceptable to us or at all. Our ability to enter into the Revolving Credit Facility on acceptable terms would be dependent upon a number of factors, including our future operating performance, general economic and competitive conditions, our ability to provide adequate collateral to secure the facility and financial, business, and other factors, many of which we cannot control or predict. Also, in order to enter into the Revolving Credit Facility, either (i) the lender(s) under the facility would be required to enter into an intercreditor agreement in the form described in “Description of the Notes — Security — Intercreditor Agreement to be Entered into in Connection with a Future Revolving Credit Facility” in all material respects or (ii) we would be required to obtain the approval of at least a majority of the holders of the Notes for changes to the form as described, and it is possible that we will not be able to satisfy either condition at the time we seek to enter into such a facility. If we are unable to enter into the Revolving Credit Facility at a time when we require additional financing, our operations, financial condition and liquidity could be materially adversely impacted, and we would be forced to attempt to secure other types of financing. In addition, our borrowing availability under the Revolving Credit Facility may be substantially less than the maximum amount permitted under the indenture governing the Notes and could decline if the value of our borrowing base (which we expect would be calculated based on a percentage of our inventory and accounts receivable) declines. The borrowing base could decline if the value of our inventory or accounts receivable declines due to economic or market conditions, working capital practices or otherwise. If our borrowing availability is less than our outstanding borrowings under the Revolving Credit Facility, we could be required to repay borrowings and/or cash collateralize letters of credit sufficient to eliminate the deficit. A reduction in the borrowing base under the Revolving Credit Facility would adversely affect our liquidity. Also, our liquidity would also be adversely affected if the lender under the Revolving Credit Facility became unwilling or unable to fund amounts under that facility. A similar issue would arise for WML and us if lenders under WML’s revolving credit facility became unwilling or unable to fund amounts under that facility.

U.S. federal and state fraudulent transfer laws may permit a court to void, subordinate or limit the Notes, the guarantees and/or the grant of collateral and, if that occurs, you may not receive any payments on the Notes.

U.S. federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the Notes and the incurrence of the guarantees of the Notes. Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the Notes or the guarantees thereof (or the grant of collateral securing any such obligations) could be voided, subordinated or limited as a fraudulent transfer or conveyance if we or any of the guarantors, as applicable, (i) issued the Notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors, or (ii) received less than reasonably equivalent value or fair consideration in return for either issuing the Notes or incurring the guarantees and, in the case of (ii) only, one of the following is also true at the time thereof:

•	we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the Notes or the incurrence of the guarantees;

•	the issuance of the Notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on its business;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay as they mature; or

•

we or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent such guarantor did not obtain a reasonably equivalent tangible benefit directly or indirectly from the issuance of the Notes.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the Notes or the guarantees would be subordinated to our or any of our guarantors’ other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the Notes, the incurrence of a guarantee or the grant of security was a fraudulent transfer or conveyance, the court could void the payment obligations under the Notes or such guarantee or void the grant of collateral or subordinate or limit the Notes or such guarantee to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the Notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the Notes or guarantees. Further, the avoidance of the Notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.

Each guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being avoided under applicable fraudulent transfer laws or may reduce the guarantor’s obligation to an amount that effectively makes the guarantee worthless.

Finally, as a court of equity, a bankruptcy court may subordinate the claims in respect of the Notes to other claims against us under the principle of equitable subordination, if the court determines that: (i) the holder of Notes engaged in some type of inequitable conduct, (ii) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of Notes and (iii) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

We may not be able to repurchase the Notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we are required to offer to repurchase all of the Notes at 101% of their principal amount, plus accrued and unpaid interest to the purchase date. The Revolving Credit Facility, and other future debt agreements may contain restrictions on our ability to comply with this requirement. In addition, we may have insufficient financial resources to allow us to repurchase the Notes at the required time. Any failure to comply with the repurchase requirement would constitute a default under the indenture governing the Notes, which, in turn, could result in amounts outstanding under other debt agreements being declared due and payable. In the event a change of control occurs at a time when we are prohibited from, or otherwise unable to, offer to purchase the Notes, we could seek consent to offer to purchase the Notes or attempt to refinance the borrowings that contain the relevant prohibition, but such efforts may be unsuccessful. In order to avoid the obligation to repurchase the Notes, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

The definition of “Change of Control” under the indenture governing the Notes includes certain events defined as “Prepayment Events” in the WML credit agreements. Those agreements require WML to offer to prepay indebtedness under the agreements in specified circumstances, including events relating to a change of control of us, WML or WML’s subsidiaries. The offer price for the indebtedness would be the principal amount of such indebtedness plus, in the case of the WML term debt, a make-whole amount determined in accordance with the terms of the agreement governing that debt. To the extent accepted, such an offer would reduce the amount of assets available to us to satisfy our obligations with respect to a change of control offer or our other obligations under the indenture governing the Notes.

In addition, certain important corporate events, such as acquisitions, reorganizations and leveraged recapitalizations, may not, under the indenture governing the Notes, constitute a “change of control” that would require us to repurchase the Notes, notwithstanding the fact that such corporate events could increase the level of our indebtedness or otherwise adversely affect our ability to satisfy our obligations under the Notes.

In addition, in a recent decision, the Chancery Court of Delaware raised the possibility that a change of control put right occurring as a result of a failure to have “continuing directors” comprising a majority of a board of directors might be unenforceable on public policy grounds.

Holders of the Notes may not be able to determine when a change of control giving rise to their right to have the Notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of change of control in the indenture governing the Notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise, established definition of the phrase

“substantially all” under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase its Notes as a result of a sale of less than all our assets to another person may be uncertain.

In the event of a bankruptcy of us or any of the guarantors, holders of the Notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the Notes exceed the fair market value of the collateral securing the Notes.

In any bankruptcy proceeding with respect to us or any of the guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession, competing creditors or other parties in interest will assert that the fair market value of the collateral with respect to the Notes is less than the then-current principal amount of the Notes. Upon a finding by the bankruptcy court that the Notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the Notes would be bifurcated between a secured claim in an amount equal to the collateral and an unsecured claim in an amount equal to the excess of the principal amount of the Notes over the value of the collateral, and the unsecured claim would not be entitled to the benefits of security in the collateral. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of holders of the Notes to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the Notes to receive certain or any “adequate protection” under U.S. federal bankruptcy laws. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the Notes.

The collateral securing the Notes may be diluted under certain circumstances.

Some of the collateral that will secure the Notes will also secure our obligations under the Revolving Credit Facility if we enter into such a facility. We are actively working with a potential lender to enter into the Revolving Credit Facility of up to $20.0 million, which facility could be in place by the time this exchange offer is completed. This and other collateral may also secure additional senior indebtedness, including additional Notes, that we incur in the future, subject to restrictions on our ability to incur debt and liens under the indenture governing the Notes and other debt obligations. Your rights to the collateral would be diluted by any increase in the indebtedness secured by this collateral.

If we enter into the Revolving Credit Facility, the rights of holders of the Notes to the Revolving Facility First-Priority Collateral, in which such holders will have a second-priority lien, will be materially limited by an intercreditor agreement.

If we enter into the Revolving Credit Facility, the rights of the holders of the Notes with respect to the Revolving Facility First-Priority Collateral will be reduced from a first-priority lien to a second-priority lien on such collateral and will be limited pursuant to the terms of an intercreditor agreement between the collateral agent on behalf of the holders of the Notes and a representative of the holders of a majority of the principal amount outstanding under the Revolving Credit Facility. We are actively working with a potential lender to enter into the Revolving Credit Facility of up to $20.0 million, which facility could be in place by the time this exchange offer is completed. Under an intercreditor agreement with the terms contemplated in “Description of the Notes — Security — Intercreditor Agreement to be Entered into in Connection with a Future Revolving Credit Facility,” any actions that could be taken in respect of the Revolving Facility First-Priority Collateral (including the ability to commence enforcement proceedings against the Revolving Facility First-Priority Collateral and to control the conduct of such proceedings, and to approve amendments to, releases of that collateral from the lien of, and waivers of past defaults under, the collateral documents) would be at the direction of the holders of a majority of the principal amount outstanding under the Revolving Credit Facility. Under those circumstances, the collateral agent on behalf of the holders of the Notes, with limited exceptions, would not have the ability to control or direct such actions, even if an event of default under the indenture governing the Notes has occurred or if the rights of the holders of the Notes were adversely affected.

Under an intercreditor agreement with the terms contemplated in “Description of the Notes — Security — Intercreditor Agreement to be Entered into in Connection with a Future Revolving Credit Facility”, any release by the lender(s) under the Revolving Credit Facility of the Revolving Facility First-Priority Collateral (other than a termination of the Revolving Credit Facility) on a first-priority basis would also release the second-priority lien securing the Notes on the same collateral (subject to the interest of the holders of the Notes in the proceeds of that collateral), and holders of the Notes would have no control over such release. In addition, because the holders of the indebtedness secured by first-priority liens control the disposition of such collateral, such holders could decide not to proceed against such collateral, regardless of whether there is a default under the documents governing such indebtedness or under the indenture governing the Notes. In such event, the only remedy available to the holders of the Notes would be recourse to collateral for the Notes which are secured on a first-priority basis and to sue for payment on the Notes and the related guarantees. In addition, the proposed intercreditor agreement would give the holders of first-priority liens on the Revolving Facility First-Priority Collateral the right to access and use such collateral to allow those holders to protect such collateral and to process, store and dispose of such collateral.

The waiver in the proposed intercreditor agreement of rights of marshaling may adversely affect the recovery rates of holders of the Notes in a bankruptcy or foreclosure scenario.

If we enter into the Revolving Credit Facility, the Notes and the guarantees will be secured on a second-priority lien basis by the Revolving Facility First-Priority Collateral. We are actively working with a potential lender to enter into the Revolving Credit Facility of up to $20.0 million, which facility could be in place by the time this exchange offer is completed. An intercreditor agreement with the terms contemplated in “‘Description of the Notes — Security — Intercreditor Agreement to be Entered into in Connection with a Future Revolving Credit Facility” would provide that, at any time holders of the Notes hold a second-priority lien on the Revolving Facility First-Priority Collateral where a first-priority lien on such collateral exists, the trustee under the indenture governing the Notes and the Notes collateral agent may not assert or enforce any right of marshaling accorded to a junior lienholder as against the holders of such indebtedness secured by first-priority liens in the Revolving Facility First-Priority Collateral. Without this waiver of the right of marshaling, holders of such indebtedness secured by first-priority liens in the Revolving Facility First-Priority Collateral would likely be required to liquidate collateral on which the Notes did not have a lien, if any, prior to liquidating the Revolving Facility First-Priority Collateral, thereby maximizing the proceeds of the Revolving Facility First-Priority Collateral that would be available to repay our obligations under the Notes. As a result of this waiver, the proceeds of sales of the Revolving Facility First-Priority Collateral could be applied to repay any indebtedness secured by first-priority liens in the Revolving Facility First-Priority Collateral before applying proceeds of other collateral securing such indebtedness, and the holders of Notes may recover less than they would have if such proceeds were applied in the order most favorable to the holders of the Notes.

Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral acquired in the future.

Applicable law requires that certain property and rights acquired after the grant of a general security interest, such as rights in real property, can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the trustee or the collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent for the Notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the Notes against third parties. Failure to perfect any such security interest could result in the loss of such security interest or the priority of the security interest in favor of the Notes against third parties. In addition, under certain circumstances, we may not be required to grant or perfect security interests in assets acquired after the issue date that are excluded from the collateral securing the Notes as described under “Description of the Notes — Collateral.”

Rights of holders of the Notes in the collateral may be adversely affected by the failure to create or perfect security interests in certain collateral on a timely basis, and a failure to create or perfect such security interests on a timely basis or at all may result in a default under the indenture and other agreements governing the Notes. Furthermore, certain liens may be avoidable by a trustee in bankruptcy.

We have agreed to secure the Notes and the guarantees by granting first-priority liens, subject to permitted liens and certain excluded property, on our, Absaloka Coal’s and the subsidiary guarantors’ principal assets, and to take other steps to assist in perfecting the security interests granted in the collateral. See “Description of the Notes — Collateral.” A failure, for any reason, that is not permitted or contemplated under the security agreement and related documents, to perfect the security interest in the properties included in the collateral package may result in a default under the indenture and other agreements governing the Notes. Additionally, if we, Absaloka Coal or any subsidiary guarantor were to become subject to a bankruptcy proceeding, any liens recorded or perfected after the issue date would face a greater risk of being invalidated than if they had been recorded or perfected on the issue date. Liens recorded or perfected after the issue date may be treated under bankruptcy law as if they were delivered to secure previously existing indebtedness. In bankruptcy proceedings commenced within 90 days of lien perfection, a lien given to secure previously existing debt is materially more likely to be avoided as a preference by a bankruptcy court than if delivered and promptly recorded on the issue date. Accordingly, if we or a subsidiary guarantor were to file for bankruptcy protection, or if an involuntary bankruptcy proceeding were brought against us or a subsidiary guarantor, after the issue date of the Notes and the liens had been perfected less than 90 days before commencement of such bankruptcy proceeding, or not yet perfected at all, the liens securing the Notes may be especially subject to challenge as a result of having not been perfected before the issue date. To the extent that such challenge succeeded, you would lose the benefit of the security that the collateral was intended to provide and the Notes and the guarantees will effectively rank equally with the unsecured unsubordinated indebtedness of us and the guarantors.

There are circumstances other than repayment or discharge of the Notes under which the collateral securing the Notes and guarantees will be released automatically, without your consent or the consent of the trustee.

Under various circumstances, collateral securing the Notes will be released automatically, including:

•	a sale, transfer or other disposal or liquidation of such collateral in a transaction not prohibited under the indenture governing the Notes;

•

with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee (and its guarantee of any other indebtedness secured equally and ratably with the Notes) in accordance with the indenture governing the Notes, and

•

with respect to collateral that will secure the Revolving Credit Facility on a first-priority basis (if we enter into such a facility), upon any release, sale or disposition (other than in connection with a cancellation or termination of the Revolving Credit Facility) of such collateral pursuant to the terms of the Revolving Credit Facility resulting in the release of the lien on such collateral securing the Revolving Credit Facility.

In addition, the guarantee of a subsidiary guarantor will be automatically released in connection with a sale of such subsidiary guarantor in a transaction permitted under the indenture governing the Notes. The indenture also permits us to designate one or more of our restricted subsidiaries that is a guarantor of the Notes as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary for purposes of the indenture, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the Notes by such subsidiary or any of its subsidiaries will be automatically released under the indenture governing the Notes. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the Notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries. See “Description of the Notes.”

We will in most cases have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the Notes and the guarantees.

The indenture governing the Notes and/or the security documents will allow us to remain in possession of, retain exclusive control over, and to freely operate the collateral securing the Notes and the guarantees. Furthermore, so long as no default or event of default under the indenture or other loan agreement to which we may become a party would result therefrom and such transaction would not violate the Trust Indenture Act, we may, among other things, without any release or consent by the collateral agents, conduct ordinary course activities with respect to collateral, such as selling, abandoning or otherwise disposing of collateral and making ordinary course cash payments (including for the scheduled repayment of indebtedness). With respect to such releases, we must deliver to the collateral agents from time to time an officer’s certificate to the effect that all releases and withdrawals occurring during the preceding six-month period (or since the issue date, in the case of the first such certificate) were not prohibited by the indenture governing the Notes.

The collateral is subject to condemnation risks, which may limit the ability of the holders of the Notes to recover as secured creditors for losses to the collateral consisting of real property, and which may have an adverse impact on our operations and results.

It is possible that all or a portion of the real property securing the Notes and the guarantees may become subject to a condemnation proceeding. In such event, we may be compensated for any total or partial loss of property but it is possible that such compensation will be insufficient to fully compensate us for our losses. In addition, a total or partial condemnation may interfere with our ability to use and operate all or a portion of the affected mine or other operation, which may have an adverse impact on our operations and results.

The collateral is subject to casualty risks and potential environmental liabilities.

We maintain insurance and otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. For example, some types of environmental losses are generally not insurable. In addition, insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the pledged collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the Notes and the guarantees.

Moreover, the collateral agent may need to evaluate the impact of potential liabilities before determining to foreclose on collateral consisting of real property because secured creditors that hold a security interest in real property may be held liable under environmental laws for the costs of remediating or preventing the release or threatened release of hazardous substances at such real property. Consequently, the collateral agent may decline to foreclose on such collateral or exercise remedies available in respect thereof if it does not receive indemnification to its satisfaction from the holders of the Notes.

Rights of holders of the Notes in the collateral may be adversely affected by bankruptcy proceedings.

The ability of holders of the Notes to repossess, dispose of and realize upon the collateral securing the Notes will be subject to certain bankruptcy law limitations in the event of our bankruptcy. Under applicable U.S. federal bankruptcy laws, upon the commencement of a bankruptcy case, an automatic stay goes into effect which, among other things, stays:

•

the commencement or continuation of any action or proceeding against the debtor that was or could have been commenced before the commencement of the bankruptcy case to recover a claim against the debtor that arose before the commencement of the bankruptcy case;

•	any act to obtain possession of, or control over, property of the bankruptcy estate or the debtor;

•	any act to create, perfect or enforce any lien against property of the bankruptcy estate; and

•	any act to collect or recover a claim against the debtor that arose before the commencement of the bankruptcy case.

Thus, upon the commencement of a bankruptcy case, secured creditors are prohibited from, among other things, repossessing their collateral from a debtor, or from disposing of such collateral repossessed from such a debtor, without bankruptcy court approval. Moreover, applicable U.S. federal bankruptcy laws generally permit the debtor to continue to use, sell or lease collateral (and the proceeds, products, rents or profits thereof) in the ordinary course of its business even though the debtor is in default under the applicable debt instruments. Upon request from a secured creditor, the bankruptcy court will prohibit or condition such use, sale or lease of collateral as is necessary to provide adequate protection of the secured creditor’s interest in the collateral. Furthermore, as part of a bankruptcy plan, under certain circumstances, a bankruptcy court may, over the objection of secured creditors, alter the post-bankruptcy timing of payments on account of creditors’ secured claims, and the rate of interest thereon, upon a finding that holders would realize the “indubitable equivalent” of their secured claims and that such treatment would be fair and equitable and would not discriminate unfairly against secured creditors.

The meaning of the term “adequate protection” may vary according to the circumstances, but is intended generally to protect the value of the secured creditor’s interest in the collateral at the commencement of the bankruptcy case and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines any diminution in the value of the collateral occurs as a result of the debtor’s use, sale or lease of the collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a U.S. bankruptcy court, we cannot predict whether payments under the Notes would be made following commencement of and during a bankruptcy case, whether or when the trustee or collateral agent under the indenture governing the Notes could foreclose upon or sell the collateral or whether or to what extent holders of Notes would be compensated for any delay in payment or loss of value as a result of the use, sale or lease of their collateral through the requirement of adequate protection. Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the Notes, the holders of the Notes would have unsecured “deficiency claims” as to the difference. Upon a showing of “cause,” a creditor may seek relief from the stay from the bankruptcy court to take any of the acts described above that would otherwise be prohibited by the automatic stay. The U.S. bankruptcy court has broad discretionary powers in determining whether to grant a creditor relief from the stay.

The value of the collateral securing the Notes may not be sufficient to secure post-petition interest.

In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, holders of the Notes will only be entitled to post-petition interest under the bankruptcy code to the extent that the value of their security interest in the collateral is greater than their pre-bankruptcy claim. Holders of the Notes that have a security interest in the collateral with a value equal to or less than their pre-bankruptcy claim will not be entitled to post-petition interest under the bankruptcy code. We cannot assure you that the value of the holders’ interest in the collateral equals or exceeds the principal amount of the Notes.

Risks Related to our Business

Risks associated with being highly leveraged.

As of March 31, 2012, we have outstanding indebtedness of approximately $396.5 million. We may also incur additional indebtedness in the future, including indebtedness under our existing revolving credit facility at WML or under the available revolving credit facility that would be collateralized by the accounts receivable and inventory of ROVA, the Absaloka Mine and the Kemmerer Mine. Because of our significant indebtedness, we are highly leveraged. Our debt profile may, among other things:

•	limit our ability to obtain additional debt financing in the future for working capital, capital expenditures, acquisitions, or other general corporate purposes;

•	require us to dedicate a substantial portion of our cash flow from operations to service our debt, reducing the availability of cash flow for other purposes;

•

increase our vulnerability to economic downturns, limit our ability to capitalize on significant business opportunities, and restrict our flexibility to react to changes in market or industry conditions; or

•	make it more difficult to pay our debts, including payment on the Parent Notes, as they become due.

In addition, there can be no assurance that rating agencies will not downgrade the credit rating on the Notes. Any such downgrade could impede our ability to refinance existing debt or secure new debt or otherwise increase our future cost of borrowing and could create additional concerns on the part of our customers, partners, investors and employees about our financial condition and results of operations.

If we fail to comply with certain covenants in our various debt arrangements, it could negatively affect our liquidity and ability to finance our operations.

Our lending arrangements contain, among other conditions, events of default and various affirmative and negative covenants. In 2009, WML did not comply with a leverage ratio covenant in its debt agreement and obtained a waiver from its lenders for defaults through March 31, 2010, subject to certain conditions. We currently anticipate that we will be able to meet all of our future covenant requirements. Should we be unable to meet future debt-related covenants, we will be required to seek a waiver of such covenant to avoid an event of default. Covenant waivers and modifications may be expensive to obtain, or, potentially, unavailable. If we are unable to obtain covenant waivers and our lenders accelerate our debt, we could attempt to refinance or repay the debt with the proceeds from sales of assets. Sales of assets undertaken in response to such immediate needs may be made at potentially unfavorable prices, or asset sales may not be sufficient to refinance or repay the debt, and we may be unable to complete such transactions in a timely manner, on favorable terms, or at all.

We may not generate sufficient cash flow at our operating subsidiaries to pay our operating expenses, meet our debt service costs and pay our heritage and corporate costs.

As a result of significant increases in our operating profits and a decrease in our heritage health benefit costs, we anticipate that our cash from operations (including additional cash provided from the Kemmerer Mine), cash on hand and available borrowing capacity through the WML revolver, will be sufficient to meet our investing, financing, and working capital requirements for the foreseeable future. However, our expectations in this regard are subject to numerous uncertainties, including uncertainties relating to our operating performance, general market conditions and effects of the integration of the Kemmerer Mine into our business operations. In addition, our capital needs may be greater than we currently expect if we pursue one or more significant acquisitions.

Our WML subsidiary, which owns the Rosebud, Jewett, Beulah and Savage mines, is subject to a credit facility that limits its ability to dividend funds to us. Accordingly, WML may not be able to pay dividends to us in the amounts and in the time required for us to pay our heritage health costs and corporate overhead expenses. In 2011, WML began amortizing its debt, with principal payments of $14.0 million scheduled for 2012 and payments ranging from $18.0 to $22.0 million annually from 2013 to 2017. Due to such amortization, WML is required to maintain larger amounts of cash to cover such debt service than it has historically. Ultimately, if WML’s operating cash flows are insufficient to support its operations, amortize its debt and provide dividends to us in the amounts and time required to pay our expenses, we may be required to expend cash on hand or further leverage our operations through the revolving credit facility to fund our heritage liabilities and corporate overheard. Should we be required to expend cash on hand to fund such activities, such funds would be unavailable to grow the business through strategic acquisitions or ventures or support the business through reclamation bonding, capital and reserve acquisition.

Our dependence on a small group of customers could adversely affect our revenues if such customers reduce or suspend their coal purchases or if they become unable to pay for our coal.

In 2011, we derived approximately 78% of our total revenues from coal sales to four power plants: Colstrip Units 3&4 (29%), Limestone Generating Station (20%), Colstrip Units 1&2 (16%) and Sherburne County Station (13%). Interruption in the purchases of coal from our operations by our principal customers could significantly affect our revenues. During 2009, unscheduled power plant outages occurred after planned maintenance outages at power plants served by our Rosebud and Beulah mines and resulted in lost revenues of approximately $47.5 million. Unscheduled maintenance outages at our customers’ power plants, unseasonably moderate weather, higher-than-anticipated hydro seasons (as occurred in 2011) or increases in the production of alternative clean-energy generation such as wind power, or decreases in the price of competing fossil fuels such as natural gas, could cause our customers to reduce their purchases. In addition, new environmental regulations could compel our customer at the Jewett Mine to purchase more compliance coal, reducing or eliminating our sales to them. Four of our five mines are dedicated to supplying customers located adjacent to or near the mines, and these mines may have difficulty identifying alternative purchasers of their coal if their existing customers suspend or terminate their purchases. Similarly, the Kemmerer Mine, which we acquired in January 2012, derived approximately 60% of its 2010 revenue from sales to the nearby Naughton power plant. In November 2011, the main customer at our Absaloka Mine experienced a fire and subsequent explosion, with no current projection for when the customer’s Unit 3 will come back on line. While we anticipate our business interruption insurance will cover our losses, we are projecting the lost sale of approximately 3.1 million tons at the Absaloka Mine in 2012. The reduction in the sale of our coal would adversely affect our operating results. In addition, our major customers’ inability to pay for contracted amounts of coal would adversely affect our results of operations and liquidity.

Certain of our long-term contracts are set to expire in the next several years. Our contracts with the Sherburne County Station are three-year rolling contracts, with one-third of the tonnage expiring on an annual basis. Our contract with Colstrip Units 3&4 expires in December 2019. We have already begun discussions with the 3&4 buyers on the 2019 renewal. Our inability to renew any or all of these expiring contracts (or execute new long-term coal supply agreements instead of renewing an expiring contract), will reduce our coal sales, adversely affect our operating results and liquidity and could result in significant impairments to the affected mine. Additionally, our contract with Coyote Station, located adjacent to our Beulah Mine, expires in May 2016. Our efforts to secure a new coal supply contract with the owners of Coyote Station have not been successful and the owners informed us on May 3, 2012 that they are entering into a mine development contract with another provider that will likely result in a coal supply agreement with that provider.

Similarly, interruption in the purchase of power by Dominion could also negatively affect our revenues. In 2011, the sale of power by ROVA to Dominion accounted for approximately 17% of our consolidated revenues. Although ROVA supplies power to Dominion under long-term power purchase agreements, if Dominion is unable or unwilling to pay for the power produced by ROVA in a timely manner, it could have a material adverse effect on our results of operations, financial condition, and liquidity.

If our assumptions regarding our future expenses related to employee benefit plans are incorrect, then expenditures for these benefits could be materially higher than we have assumed. In addition, we may have exposure under those plans that extend beyond what our obligations would be with respect to our own employees.

We provide various postretirement medical benefits, black lung and worker’s compensation benefits to current and former employees and their dependents. We calculate the total accumulated benefit obligations according to guidance provided by generally accepted accounting principles or GAAP. We estimate the present value of our postretirement medical, black lung and worker’s compensation benefit obligations to be $258.6 million, $16.4 million and $11.6 million, respectively, at December 31, 2011. In addition, in connection with the Kemmerer acquisition, we assumed the obligation to provide postretirement health coverage for eligible current union employees of the Kemmerer Mine and black lung claims that may arise in the future with respect to current Kemmerer employees. We have estimated these unfunded obligations based on actuarial assumptions and if our assumptions do not materialize as expected, cash expenditures and costs that we incur could be materially higher.

Moreover, regulatory changes could increase our obligations to provide these or additional benefits. Certain of our subsidiaries participate in defined benefit multi-employer funds that were established in connection with the Coal Industry Retiree Health Benefit Act of 1992, or Coal Act, which provides for the funding of health and death benefits for certain United Mine Workers of America or UMWA retirees. Our contributions to these funds totaled $2.6 million and $3.0 million for the years ended December 31, 2011 and 2010, respectively. Our contributions to these funds could increase as a result of a shrinking contribution base as a result of the insolvency of other coal companies that currently contribute to these funds, lower than expected returns on fund assets or other funding deficiencies.

We could also have obligations under the Tax Relief and Health Care Act of 2006, or 2006 Act. The 2006 Act authorized up to a maximum of $490 million in federal contributions to pay for certain benefits, including the healthcare costs under certain funds created by the Coal Act for “orphans,” i.e. retirees from companies that subsequently ceased operations, and their dependents. However, if Congress were to amend or repeal the 2006 Act or if the $490 million authorization were insufficient to pay for these healthcare costs, we, along with other contributing employers and certain affiliates, would be responsible for the excess costs.

We also contribute to a multi-employer defined benefit pension plan, the Central Pension Fund of the Operating Engineers, or Central Pension Fund, on behalf of employee groups at our Rosebud, Absaloka and Savage mines that are represented by the International Union of Operating Engineers. The Central Pension Fund is subject to certain funding rules contained in the Pension Protection Act of 2006, or PPA. Under the PPA, if the Central Pension Plan fails to meet certain minimum funding requirements, it would be required to adopt a funding improvement plan or rehabilitation plan. If the Central Pension Fund adopted a funding improvement plan or rehabilitation plan, we could be required to contribute additional amounts to the fund. As of January 31, 2011, its last completed fiscal year, the Central Pension Fund reported that it was underfunded. If we were to partially or completely withdraw from the fund at a time when the Central Pension Fund were underfunded, we would be liable for a proportionate share the fund’s unfunded vested benefits, and this liability could have a material adverse effect on our financial position.

The Patient Protection and Affordable Care Act contains amendments to the Black Lung Benefits Act that could adversely affect our financial condition and results of operations.

In March 2010, the Patient Protection and Affordable Care Act, or PPACA, was enacted. PPACA contains an amendment to the Black Lung Benefits Act, or BLBA, that has the effect of reinstating provisions that were removed from the BLBA in 1981. The amendment provides that, if eligible miners can prove they worked 15 or more years in or around coal mines and have a totally disabling respiratory impairment, there shall be a rebuttable presumption that the miners have pneumoconiosis that arose from such mining employment. In addition, the amendment also provides for an automatic survivor benefit to be paid upon the death of a miner with an awarded federal black lung claim without the requirement to prove that the miner’s death was due to black lung disease. Both amendments are retroactive and applicable to claims filed as of January 1, 2005 and have and may continue to result in currently pending claimants being awarded benefits back to a start date that may be as far back as January 2, 2005. Through the first 18 months of the amendment’s effectiveness, we have experienced an increase in black lung claims over similar periods and have accepted some of these claims. At a minimum, it takes several months to several years for a claim to be awarded or denied and any liability to be determined. Given the relatively small number of survivors’ claims and the lack of final adjudication of black lung claims, we have very limited experience from which to determine the overall effect, if any, this increase in claims will have on our costs and liability. In addition, we have incomplete information to determine whether this increase in claims constitutes a one-time spike in claims, or represents a future trend in black lung claims and eventual awards. We believe these amendments could give rise to increases in liabilities for claims from prior periods of time, an increase in the number of claimants who are awarded benefits resulting in an increase in future funding requirements and an increase in administrative fees, including legal expenses, because of reviewing and defending an increased number of benefit claims. In addition, while we periodically perform evaluations of our black lung liability, using assumptions regarding rates of successful claims, discount factors, benefit increases and mortality rates, among others, the limited claims experience to date is insufficient to determine the potential change in black lung liability due to the application of these new amendments. If the number or severity of claims increases, or we are required to accrue or pay additional amounts because the claims prove to be more severe than our current assumptions, our results of operations and liquidity could be immediately impacted.

Inaccuracies in our estimates of our coal reserves could result in decreased profitability from lower than expected revenues or higher than expected costs.

Our future performance depends on, among other things, the accuracy of our estimates of our proven and probable coal reserves. Our reserve estimates are prepared by our engineers and geologists or by third-party engineering firms and are updated periodically. There are numerous factors and assumptions inherent in estimating the quantities and qualities of, and costs to mine, coal reserves, including many factors beyond our control, including the following:

•	quality of the coal;

•	geological and mining conditions, which may not be fully identified by available exploration data or may differ from our experiences in areas where we currently mine;

•	the percentage of coal ultimately recoverable;

•	the assumed effects of regulation, including the issuance of required permits, taxes, including severance and excise taxes and royalties, and other payments to governmental agencies;

•	assumptions concerning the timing for the development of the reserves; and

•

assumptions concerning equipment and productivity, future coal prices, operating costs, including for critical supplies such as fuel, tires and explosives, capital expenditures and development and reclamation costs.

As a result, estimates of the quantities and qualities of economically recoverable coal attributable to any particular group of properties, classifications of reserves based on risk of recovery, estimated cost of production, and estimates of future net cash flows expected from these properties may vary materially due to changes in the above factors and assumptions. Any inaccuracy in our estimates related to our reserves could result in decreased profitability from lower than expected revenues or higher than expected costs.

If the assumptions underlying our reclamation and mine closure obligations are materially inaccurate, we could be required to expend greater amounts than anticipated.

The Surface Mining Control and Reclamation Act of 1977, or SMCRA, establishes operational, reclamation and closure standards for all aspects of surface mining as well as most aspects of deep mining. We calculated the total estimated reclamation and mine-closing liabilities according to the guidance provided by generally accepted accounting principles, or GAAP, and current industry practice. Estimates of our total reclamation and mine-closing liabilities are based upon permit requirements and our engineering expertise related to these requirements. If our estimates are incorrect, we could be required in future periods to spend materially different amounts on reclamation and mine-closing activities than we currently estimate. Likewise, if our customers, some of whom are contractually obligated to pay certain reclamation costs, default on the unfunded portion of their contractual obligations to pay for reclamation, we could be forced to make these expenditures ourselves and the cost of reclamation could exceed any amount we might recover in litigation. Regulatory authorities, or in some cases third parties, could contest the adequacy of amounts reserved for reclamation obligations.

We estimate that our gross reclamation and mine-closing liabilities, which are based upon projected mine lives, current mine plans, permit requirements and our experience, were $247.5 million (on a present value basis) at December 31, 2011. Of these December 31, 2011 liabilities, our customers have assumed $98.9 million by contract. In addition, we held final reclamation deposits, received from customers, of approximately $71.9 million at December 31, 2011 to provide for these obligations. We estimate that our obligation for final reclamation that was not the contractual responsibility of others or covered by offsetting reclamation deposits was $76.7 million at December 31, 2011. We must recover this $76.7 million in the price of coal sold. Responsibility for the final reclamation amounts may change in certain circumstances. The acquisition of the Kemmerer Mine will add an estimated $15.1 million to our aggregate reclamation obligations.

Although we update our estimated costs annually, our recorded obligations may prove to be inadequate due to changes in legislation, standards and the emergence of new restoration techniques. Furthermore, the expected timing of expenditures could change significantly due to changes in commodity prices that might curtail the life of an operation. These recorded obligations could prove insufficient compared to the actual cost of reclamation. Any underestimated or unidentified close down, restoration or environmental rehabilitation costs could have an adverse effect on our reputation as well as our asset values, results of operations and liquidity.

If the cost of obtaining new reclamation bonds and renewing existing reclamation bonds increases or if we are unable to obtain additional bonding capacity, our operating results could be negatively affected.

Federal and state laws require that we provide bonds to secure our obligations to reclaim lands used for mining. We must post a bond before we obtain a permit to mine any new area. These bonds are typically renewable on a yearly basis and have become increasingly expensive. Bonding companies are requiring that applicants collateralize increasing portions of their obligations to the bonding company. In 2011, we paid approximately $3.9 million in premiums for reclamation bonds and were required to use $2.6 million in cash to collateralize approximately 25% of the face amount of the new bonds obtained in 2011. We anticipate that, as we permit additional areas for our mines in 2012, our bonding and collateral requirements will increase. In connection with the Kemmerer acquisition, we posted a reclamation bond with cash collateral of approximately $24.7 million. Any capital that we provide to collateralize our obligations to our bonding companies is not available to support our other business activities. Our results of operations could be negatively affected if the cost of our reclamation bonding premiums and collateral requirements were to increase. Additionally, if we are unable to obtain additional bonding capacity due to cash flow constraints, we will be unable to begin mining operations in newly permitted areas, which could hamper our ability to efficiently meet our current customer contract deliveries, expand operations, and increase revenues.

Our coal mining operations are subject to external conditions that could disrupt operations and negatively affect our results of operations.

Our coal mining operations are all surface mines. These mines are subject to conditions or events beyond our control that could disrupt operations, affect production, and increase the cost of mining at particular mines for varying lengths of time. These conditions or events include: unplanned equipment failures, which could interrupt production and require us to expend significant sums to repair our equipment; geological conditions such as variations in the quality of the coal produced from a particular seam, variations in the thickness of coal seams and variations in the amounts of rock and other natural materials that overlie the coal that we are mining; and weather conditions. For example, in our recent past, we have endured a major blizzard at the Beulah Mine that interrupted operations, a fire on the trestle at the Beulah Mine that interrupted rail shipment of our coal, and an unanticipated replacement of boom suspension cables on one of our draglines that caused a multi-week interruption of mining. Major disruptions in operations at any of our mines over a lengthy period could adversely affect the profitability of our mines.

In addition, unplanned outages of draglines and extensions of scheduled outages due to mechanical failures or other problems occur from time-to-time and are an inherent risk of our coal mining business. Unplanned outages typically increase our operation and maintenance expenses and may reduce our revenues because of selling fewer tons of coal. If properly maintained, a dragline can operate for 40 years or longer. The average age of our draglines is 29 years. As our draglines and other major equipment ages, we may experience unscheduled maintenance outages or increased maintenance costs, which would adversely affect our operating results.

Unplanned outages and extensions of scheduled outages due to mechanical failures or other problems occur from time-to-time at our power plant customers and are an inherent risk of our business. Unplanned outages typically increase our operation and maintenance expenses and may reduce our revenues because of selling fewer tons of coal. In November 2011, the Sherburne County station experienced an explosion and fire that has caused an extended outage with no set termination date. As a result, we are forecasting the loss of approximately 50% of our coal sales in 2012 at our Absaloka Mine. During 2009, unscheduled power plant outages occurred after planned maintenance outages at power plants served by our Rosebud and Beulah mines and resulted in lost revenues of approximately $47.5 million. Significant unanticipated outages at our power plant customers, which result in lost coal sales result in significant adverse affects on our operating results.

Our operations are vulnerable to natural disasters, operating difficulties and infrastructure constraints, not all of which are covered by insurance, which could have an impact on our productivity.

Mining and power operations are vulnerable to natural events, including blizzards, earthquakes, drought, floods, fire, storms and the possible effects of climate change. Operating difficulties such as unexpected geological variations could affect the costs and viability of our operations. Our operations also require reliable roads, rail networks, power sources and power transmission facilities, water supplies and IT systems to access and conduct operations. The availability and cost of infrastructure affects our capital expenditures, operating costs, and planned levels of production and sales. Our insurance does not cover every potential risk associated with our operations. Adequate coverage at reasonable rates is not always obtainable. In addition, our insurance may not fully cover our liability or the consequences of any business interruptions such as equipment failure or labor disputes. The occurrence of a significant event not fully covered by insurance could have an adverse effect on our business, results of operations, financial condition and prospects.

Health, safety, environment and other regulations, standards and expectations evolve over time and unforeseen changes could have an adverse effect on our results of operations and liquidity.

We operate in an industry that is subject to numerous health, safety and environmental laws, regulations and standards as well as community and stakeholder expectations. We are subject to extensive governmental regulations in all jurisdictions in which we operate. Operations are subject to general and specific regulations governing mining and processing, land tenure and use, environmental requirements (including site-specific environmental licenses, permits and statutory authorizations), workplace health and safety and taxation. Evolving regulatory standards and expectations can result in increased litigation or increased costs, all of which can have an adverse effect on our results of operations and liquidity.

Should our Indian Coal Tax Credit transaction be audited by the Internal Revenue Service, or IRS, and the tax results contemplated thereby disallowed, the financial benefits of the transaction would be reduced and we may be required to return payments received from a third party investor.

In 2008, WRI entered into a series of transactions with an unaffiliated investor, including the formation of Absaloka Coal LLC, in order to take advantage of certain available tax credits for the production of coal on Indian lands and the sale of that coal. We requested and have received a private letter ruling, or PLR, from the IRS providing that the transaction met certain requirements for the availability of the tax credits under the specific scenario described in the PLR. Even though we have received the PLR, there are certain issues that may be raised by the IRS in a subsequent audit of tax returns of Absaloka Coal LLC. In the event that a subsequent audit results in the disqualification of the tax credits or the disallowance of the allocations of the tax credits, various remedies would minimize the financial benefits of the transaction and we could be required to return to the investor previously received payments. We pay to the Crow Tribe 33% of the expected payments we receive from the investor. The Crow Tribe is only required to reimburse us under very limited circumstances. As a result, in the event that the IRS disallows or disqualifies the tax credits, we would likely be unable to recoup payments already paid to the Crow Tribe.

Our Absaloka Mine benefits from the Indian Coal Tax, the loss of which would adversely affect the financial condition of the operation.

The Indian Coal Tax Credits are set to expire in December 2012 unless the relevant provisions of the Internal Revenue Code are extended or renewed by the U.S. Congress. While we have been actively seeking an extension or renewal to the tax credits, there can be no assurance that we will be successful in doing so. Further, the provisions regarding any extension or renewal may not be as favorable as those that currently exist. In addition, we cannot assure you that any extension or renewal of the tax credit would be enacted prior to its expiration or, if allowed to expire, that any extension or renewal enacted thereafter would be enacted with retroactive effect. Since 2009, we have experienced $3.0 to $6.0 million of additional benefit per year from the tax credit. Any delay or failure to extend or renew the Indian Coal Tax Credit would adversely affect the financial condition of the WRI operation.

Long-term sales and revenues could be significantly affected by environmental regulations and the effects of the environmental lobby.

On June 15, 2005, the Environmental Protection Agency, or the EPA, issued the Clean Air Visibility rule to address regional haze or regionally-impaired visibility caused by multiple sources over a wide area. The rule defines Best Available Retrofit Technology (BART) requirements for electric generating units, including presumptive limits for sulfur dioxide, particulate matter and nitrogen oxide controls for large units. In February 2007, EPA notified the owners of the Colstrip Units 1 and 2 that they are subject to the EPA’s BART requirements. A BART engineering analysis for Colstrip Units 1 and 2 was submitted in August 2007 and additional requested analyses were submitted in June 2008. EPA has met with Colstrip representatives to discuss possible requirements for Units 1 and 2 to meet EPA’s BART requirements, but nothing definitive has been determined. A consortium of environmental activists is actively pushing to shut down one-third of the nation’s coal plants by 2020. They are taking particular interest in Colstrip Units 1 and 2 and are actively lobbying the EPA to require cost-prohibitive pollution control equipment. In a letter to the EPA, the environmentalists stated that Colstrip’s BART analysis provides support for a determination that additional controls and/or upgrades to controls to improve regional haze are necessary to achieve BART. Should the EPA determine that additional controls and upgrades are needed at Colstrip Units 1 and 2, it is possible the owners could elect to shutdown the units in lieu of making the large capital expenditures required to comply. If such a decision were made, we could lose coal sales of approximately 3.0 million tons per year starting in approximately 2015. The loss of the sale of this tonnage at our Rosebud Mine could have a material adverse affect on the mine’s revenues and profitability.

Additionally, Rocky Mountain Power, the owner of the Naughton Power Station located adjacent to our Kemmerer Mine, sought regulatory approval to install pollution control upgrades, including systems to reduce emissions of dust and nitrogen oxides, or NOx. While the state of Wyoming appears to be in favor of the capital investment, landowner groups are contesting the upgrades and are lobbying to have Unit 3 at Naughton switch from coal to natural gas. Further, in recent testimony, Rocky Mountain Power indicated that it is in ongoing discussions that could result in the conversion of Unit 3 from coal to natural gas. Should Unit 3 convert to natural gas, we could lose coal sales. However, we do not expect the lowered volumes to have a material effect on our revenues until at least 2017 due to the annual minimum requirements in the contract through 2016. There are further price protections built into the contract that runs from 2017 to 2021. Despite these price protections, the lost sales at the Kemmerer Mine could have a material adverse affect on the mine’s revenues and profitability.

In April 2012, the EPA published its proposed new source emission standards for carbon dioxide for electric power plants. The rule would apply to new power plants and to existing plants that make major modifications. There is a 60 day comment period. If the rule is adopted as proposed, the only new power plants that could meet the proposed emission limits would be coal fired plants with carbon dioxide capture and control, and gas fired plants, which could adversely impact our customers and the demand for coal in the United States as a fuel source.

Our future success depends upon our ability to continue acquiring and developing coal reserves that are economically recoverable and to raise the capital necessary to fund our expansion.

Our recoverable reserves decline as we produce coal. We have not yet applied for the permits to use all of the coal deposits under our mineral rights, and the government agencies may not grant those permits in a timely manner or at all. Furthermore, we may not be able to mine all of our coal deposits as efficiently as we do at our current operations. Our future success depends upon conducting successful exploration and development activities and acquiring properties containing economically recoverable coal deposits. Our current strategy includes increasing our coal reserves through acquisitions of other mineral rights, leases, or producing properties and continuing to use our existing properties. Our ability to expand our operations may be dependent on our ability to obtain sufficient working capital, either through cash flows generated from operations, or financing activities, or both. As we mine our coal and deplete our existing reserves, replacement reserves may not be available when required or, if available, we may not be capable of mining the coal at costs comparable to those characteristic of the depleting mines. These factors could have a material adverse affect on our mining operations and costs, and our customers’ ability to use the coal we mine.

Transportation impediments may hinder our current operations or future growth.

Certain segments of our current business, principally our Absaloka Mine, rely on rail transportation for the delivery of our coal product to the customer. Our ability to deliver our product in a timely manner could be adversely affected by the lack of adequate availability of rail capacity, whether because of work stoppages, union work rules, track conditions or otherwise. In 2011, flooding conditions disrupted rail service to the Absaloka Mine, resulting in lost revenue. Furthermore, rail transportation costs represent a significant portion of the total cost of coal for our customers, and the cost of transportation is a key factor in a customer’s purchasing decision. Increases in transportation costs or the lack of sufficient rail capacity or availability could make coal a less competitive source of energy, which could lead to reduced coal sales and/or reduced prices we receive for the coal. Our inability to timely deliver product or fuel switching due to rising transportation costs could have a material adverse effect on our business, financial condition and results of operations.

The unavailability of rail capacity and port capacity could also hinder our future growth as we seek to sell coal into new markets. The current availability of rail cars is limited and at times unavailable because of repairs or improvements, or because of priority transportation agreements with other customers. If transportation is restricted or is unavailable, we may be unable to sell into new markets and, therefore, the lack of rail capacity would hamper our future growth.

Our ability to grow sales, principally from our Absaloka mine, through export sales depends on a number of factors, including the existence of sufficient and cost-effective export terminal capacity for the shipment of thermal coal to foreign markets and demand by customers in Asia and in other potential export markets for coal. Our access to existing and any future terminal capacity may be adversely affected by regulatory and permit requirements, environmental and other legal challenges, public perceptions and resulting political pressures, operational issues at terminals and competition among domestic coal producers for access to limited terminal capacity, among other factors. If we fail to acquire terminal capacity for the export of our coal on commercially reasonable terms, or at all, any growth in sales through export transactions will be materially adversely affected.

Union represented labor creates an increased risk of work stoppages and higher labor costs.

At March 31, 2012, either the International Union of Operating Engineers Local 400 or the UMWA represented approximately 55% of our total workforce. Our unionized workforce is spread out amongst five of our surface mines. As a majority of our workforce is unionized, there may be an increased risk of strikes and other labor disputes, and our ability to alter labor costs is subject to collective bargaining. In March 2009, during negotiations over a collective bargaining agreement, our employees at the Rosebud Mine imposed a sixteen-day work stoppage. In April 2009, we entered into a new four-year agreement with the union and the Rosebud Mine resumed full operation. The impact on our operations was minimal as we continued to make most of our scheduled coal deliveries. The collective bargaining agreement relating to the represented workforce at the Absaloka Mine expired in mid-2011. We were successful in negotiating a new agreement without any work stoppages or other disruptions. If our Jewett Mine operations were to become unionized, we could be subject to additional risk of work stoppages, other labor disputes and higher labor costs, which could adversely affect the stability of production and our results of operations. While strikes are generally a force majeure event in long-term coal supply agreements, thereby exempting the mine from its delivery obligations, the loss of revenue for even a short time could have a material adverse effect on our financial results.

The UMWA represents the Kemmerer Mine workforce, increasing the percentage of our workforce represented by a labor union. The collective bargaining agreement covering the represented workforce at the Kemmerer Mine was successfully renegotiated for a new six-year term effective as of May 1, 2012. Historically, the represented employees at Kemmerer have filed numerous grievances and there have been challenging labor negotiations at the time of renewal of the collective bargaining agreement. While we have taken steps to implement a collaborative relationship with the UMWA, we can provide no assurance that we will not be subject to the risk of work stoppages, other labor disputes and higher labor costs, which could adversely affect the stability of production and our results of operations.

Congress has proposed legislation to enact a law allowing workers to choose union representation solely by signing election cards, which would eliminate the use of secret ballots to elect union representation. While the impact is uncertain, if the government enacts this proposal into law, which would make it administratively easier to unionize, it may lead to more coal mines becoming unionized.

Unscheduled outages at ROVA could affect our revenues or if scheduled maintenance outages last longer than anticipated.

Unplanned outages of and extensions of scheduled outages due to mechanical failures or other problems at our power plants occur from time-to-time and are an inherent risk of our business. Unplanned outages typically increase our operation and maintenance expenses and may reduce our revenues because of selling fewer megawatt hours. While we maintain insurance, the proceeds of such insurance may not be adequate to cover our lost revenues, increased expenses or liquidated damages payments should we experience equipment breakdown. Any unexpected failure, including failure associated with breakdowns, forced outages or any unanticipated capital expenditures could have an adverse affect on our results of operations and liquidity. In September 2009, we kept the larger ROVA plant offline for a significant period following a scheduled major turbine outage due to unanticipated mechanical issues that arose. Similar events may occur in the future.

Differences in the termination dates of our coal supply agreements and power purchase agreements could severely affect the profitability of ROVA beginning in 2014.

We entered into a coal supply agreement for our larger plant on June 21, 1993, and a coal supply agreement for our smaller plant on December 1, 1993, which provide for ROVA’s coal needs for a twenty-year period, terminating on May 29, 2014 and June 1, 2015, respectively. We also entered into power sales agreements with Dominion Virginia Power that provide for the sale of power for a twenty-five year term through May 29, 2019, for our larger ROVA plant and June 1, 2020, for the smaller ROVA plant. The coal supply agreements provide for coal at a price per ton that is significantly less than today’s open market price for Central Appalachia coal. Upon the termination of the coal supply agreements beginning in 2014, we will be required to renegotiate our current contract or find a substitute supply of coal at a projected cost per ton far greater than the price we are paying today. However, the power sales agreements do not provide for a price increase related to an increase in the cost per ton of delivered coal and Dominion Virginia Power’s payment for power after 2014 will not escalate with our increased coal costs. Due to the change in the economics of ROVA at such time, it is projected that ROVA will begin incurring losses in 2014 and may be unable to pay its obligations as they become due.

Permitting issues in Central Appalachia could put ROVA’s coal supply at risk.

ROVA purchases coal under long-term contracts from coal suppliers with identified reserves located in Central Appalachia. While our coal supply has been relatively stable since the inception of the contracts, potential permitting issues pertaining to the reserves identified as our source of coal in our coal contracts could prove problematic in the coming years. Should regulatory/legal action prevent our coal supplier from continuing to mine the reserves identified as our source of coal or to mine other potential sources of coal, we would need to find an alternative source of coal at higher prices. While our coal contracts would cover the cost of substitute coal, we would initially incur the higher costs to secure a coal supply to provide for the continued operations at ROVA. In addition, should issues arise under our coal contracts relating to the cost of cover for substitute coal, the coal suppliers’ guarantee or any other issue, we could be forced to incur significant legal expenses and, potentially, may never recoup our incremental coal or related legal costs. We would need to seek alternative sources of coal, likely at higher prices, if our coal supplier were unable to provide coal due to a strike, an interruption in the availability of transportation services or a similar event.

We face intense competition to attract and retain employees. Further, managing Chief Executive Officer and key executive succession and retention is critical to our success.

We are dependent on retaining existing employees and attracting additional qualified employees to meet current and future needs. We face intense competition for qualified employees, and there can be no assurance that we will be able to attract and retain such employees or that such competition among potential employers will not result in increasing salaries. An inability to retain existing employees or attract additional employees could have a material adverse effect on our business, cash flows, financial condition and results of operations.

The failure to adequately plan for succession of our Chief Executive Officer and senior management or the failure to retain key executives would be highly disruptive to our business. While we have succession plans in place, these plans cannot guarantee that we will not face operational risk upon the exit of our Chief Executive Officer or members of our senior management.

Risk Factors Relating to the Coal and Power Industries

The ongoing downturn in the domestic and international financial markets, and the risk of prolonged global recessionary conditions, could adversely affect our financial condition and results of operations.

Because we sell substantially all of our coal to electric utilities, our business and results of operations remain closely linked to demand for electricity. The ongoing downturn in the domestic and international financial markets has created economic uncertainty and raised the risk of prolonged global recessionary conditions. Historically, global demand for basic inputs, including electricity production, has decreased during periods of economic downturn. If the recent downturn in the domestic and international financial markets decreases global demand for electricity production, our financial condition and results of operations could be adversely affected.

Competition in the U.S. coal industry may adversely affect our revenues and results of operations.

Many of our competitors in the domestic coal industry are major coal producers who have significantly greater financial resources than we do. The intense competition among coal producers may impact our ability to retain or attract customers and may therefore adversely affect our future revenues and results of operations. Among other things, competitors could develop new mines that compete with our mines or build or obtain access to rail lines that would adversely affect the competitive position of our mines.

Any change in consumption patterns by utilities away from the use of coal could affect our ability to sell the coal we produce or the prices that we receive.

The domestic electric utility industry currently accounts for approximately 93% of domestic coal consumption. The demand for electricity, environmental and other governmental regulations, and the price and availability of competing fuels for power plants such as nuclear, hydro, natural gas and fuel oil as well as alternative sources of energy affects the amount of coal consumed by the domestic electric utility industry. A decrease in coal consumption by the domestic electric utility industry could adversely affect the price of coal, which could negatively impact our results of operations and liquidity. We do not have the right to sell fixed quantities of coal, so revenue can fall even though we have long-term contracts.

Some power plants are fueled by natural gas because of the relatively cheaper construction costs of such plants compared to coal-fired plants and because natural gas is a cleaner burning fuel. In addition, some states have adopted or are considering legislation that encourages domestic electric utilities to switch from coal-fired power generation plants to natural gas powered plants. Passage of these and other state or federal laws or regulations limiting carbon dioxide emissions could result in fuel switching, from coal to other fuel sources, by purchasers of our coal. Such laws and regulations could also mandate decreases in carbon dioxide emissions from coal-fired power plants, impose taxes on carbon emissions or require certain technology to capture and sequester carbon dioxide from coal-fired power plants. If these or similar measures are ultimately imposed by federal or state governments or pursuant to international treaty, our reserves and operating costs may be materially and adversely affected. Similarly, alternative fuels (non fossil fuels) could become more attractive than coal in order to reduce carbon emissions, which could result in a reduction in the demand for coal and, therefore, our revenues.

Recently, the supply of natural gas has reached record highs and the price of natural gas has precipitously decreased, making it an attractive competing fuel. A continuing decline in the price of natural gas, or sustained low natural gas prices, could cause demand for coal to decrease and adversely affect the price of our coal. For example, the average price of natural gas declined from $5.68 per thousand cubic feet as of December 2010 to $4.15 per thousand cubic feet as of December 2011, leading to, in some instances, fuel switching and decreased coal consumption by electricity-generating utilities. Sustained low natural gas prices may also cause utilities to phase-out and/or close existing coal-fired power plants or reduce construction of any new coal-fired power plants, which could have a material adverse effect on demand and prices received for our coal.

Extensive government regulations impose significant costs on our mining operations, and future regulations could increase those costs or limit our ability to produce and sell coal.

The coal mining industry is subject to increasingly strict regulation by federal, state and local authorities with respect to matters such as:

•	limitations on land use;

•	employee health and safety;

•	mandated benefits for retired coal miners;

•	mine permitting and licensing requirements;

•	reclamation and restoration of mining properties after mining is completed;

•	air quality standards;

•	water pollution;

•	construction and permitting of facilities required for mining operations, including valley fills and other structures constructed in water bodies and wetlands;

•	protection of human health, plant life and wildlife;

•	discharge of materials into the environment; and

•	effects of mining on groundwater quality and availability.

The costs, liabilities and requirements associated with these and other regulations may be costly and time-consuming and may delay commencement or continuation of exploration or production operations. Failure to comply with these regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of cleanup and site restoration costs and liens, the issuance of injunctions to limit or cease operations, the suspension or revocation of permits and other enforcement measures that could have the effect of limiting production from our operations. We may also incur costs and liabilities resulting from claims for damages to property or injury to persons arising from our operations. We must compensate employees for work-related injuries. If we do not make adequate provision for our workers’ compensation liabilities, it could harm our future operating results. If we are pursued for any sanctions, costs and liabilities, our mining operations and, as a result, our results of operations, could be adversely affected.

The possibility exists that new legislation or regulations and orders may be adopted that may materially adversely affect our mining operations, our cost structure or our customers’ ability to use coal. New legislation or administrative regulations (or new judicial interpretations or administrative enforcement of existing laws and regulations), including proposals related to the protection of the environment that would further regulate and tax the coal industry, may also require us or our customers to change operations significantly or incur increased costs. These regulations, if proposed and enacted in the future, could have a material adverse effect on our financial condition and results of operations.

The Cross-State Air Pollution Rules could adversely affect cost of operations at ROVA.

The EPA promulgated the Cross-State Air Pollution Rule, or CSAPR, which sets strict new limits on the emission of nitrogen oxides, or NOx, and sulfur dioxide, or SO2, for each of the 28 states covered by CSAPR. To date, there are more than 30 lawsuits asking the U.S. Court of Appeals for the District of Columbia Circuit to block CSAPR, while a number of states and other third parties have filed motions as interveners asking the court to uphold the EPA’s rules that were set to begin on January 1, 2012. On December 30, 2011, the U.S. Court of Appeals for the District of Columbia stayed the implementation of the CSAPR pending the Court’s resolution of the merits of the case.

Should these challenges to CSAPR be resolved in favor of the EPA and CSAPR become effective, it will have a dramatic impact on the cost of operations at ROVA. While the cost of credits in the open market is unknown at this time, NOx and SO2 credits, which are required to run the facility, could increase in cost over 2011 by as much as 1000% under CSAPR. As it is unlikely we would be able to pass through these additional costs to Dominion Virginia Power, such an increase would adversely affect our results of operations.

Extensive environmental laws and regulations affect the end-users of coal and could reduce the demand for coal as a fuel source and cause the volume of our sales to decline. These laws and regulations could also impose costs on ROVA that it would be unable to pass through to its customer.

Coal contains impurities, including but not limited to sulfur, mercury, chlorine, carbon and other elements or compounds, many of which are released into the air when coal is burned. The emission of these and other substances is extensively regulated at the federal, state and local level, and these regulations significantly affect our customers’ ability to use the coal we produce and, therefore, the demand for that coal. For example, the purchaser of coal produced from the Jewett Mine blends our lignite with compliance coal from Wyoming. Tightened nitrogen oxide and new mercury emission standards could result in the customer purchasing an increased blend of the Wyoming coal in order to reduce emissions. Further, increased market prices for sulfur dioxide emissions and increased coal ash costs could also favor an increased blend of the lower ash Wyoming compliance coal. In such a case, the customer has the option to increase its purchases of other coal and reduce purchases of our coal or terminate our contract. A termination of the contract or a significant reduction in the amount of our coal that is purchased by the customer could have a material adverse effect on our results of operations and financial condition.

In addition, greenhouse gas, or GHG, emissions have increasingly become the subject of international, national, state and local attention. Coal-fired power plants can generate large amounts of carbon emissions.

Accordingly, legislation or regulation intended to limit GHGs will likely affect our coal and power operations. For example, the EPA has issued a notice of finding and determination that emissions of carbon dioxide, methane and other GHGs present an endangerment to human health and the environment, which allows the EPA to begin regulating emissions of GHGs under existing provisions of the federal Clean Air Act. The EPA has begun to implement GHG-related reporting and permitting rules. Similarly, the U.S. Congress has considered, and in the future may consider, “cap and trade” legislation that would establish an economy-wide cap on emissions of GHGs in the United States and would require most sources of GHG emissions to obtain GHG emission “allowances” corresponding to their annual emissions of GHGs. In addition, coal-fired power plants have become subject to challenge, including the opposition to any new coal-fired power plants or capacity expansions of existing plants, by environmental groups seeking to curb the environmental effects of emissions of GHGs.

These developments could have a variety of adverse effects on demand for the coal we produce. For example, state or federal laws or regulations regarding GHGs could result in fuel switching from coal to other fuel sources by electricity generators, or require us, or our customers, to employ expensive technology to capture and sequester carbon dioxide. Political opposition to the development of new coal-fired power plants, or regulatory uncertainty regarding future emissions controls, may result in fewer such plants being built, which would limit our ability to grow in the future.

In addition, political and environmental opposition to capital expenditure for coal-fired facilities could affect the regulatory approval required for the retrofitting of existing power plants. Specifically, the Naughton power facility, which sits adjacent to the Kemmerer Mine, is currently seeking approval from the Wyoming Public Service Commission to build pollution control upgrades, including systems to reduce emissions of dust and nitrogen oxides. Environmental groups are disrupting the process with an eye towards fuel switching. Should the Naughton facility be unable to obtain necessary approvals to upgrade pollution controls and extend the life of the power facility, it would have a material adverse effect on our results of operation.

With respect to ROVA, it may be unable to pass costs associated with GHG-related regulation on to its customer, Dominion Virginia Power, under its power purchase agreement even though any imposed carbon tax would be passed through to ROVA from its coal suppliers under the terms of the applicable coal supply agreements. Any legislation or regulation that has the effect of imposing costs on ROVA it is unable to pass through to Dominion Virginia Power would adversely affect our results of operations and liquidity.

Extensive environmental laws, including existing and potential future legislation, treaties and regulatory requirements relating to air emissions, affect our customers and could reduce the demand for coal as a fuel source and cause coal prices and sales of our coal to materially decline.

The operations of our customers are subject to extensive environmental regulation particularly with respect to air emissions. For example, CSAPR, if implemented as drafted, initially requires 28 states in the Midwest and eastern seaboard of the U.S. to significantly improve air quality by reducing power plant emissions that cross state lines and contribute to ozone and/or fine particle pollution in other states. On December 30, 2011, the U.S. Court of Appeals for the District of Columbia Circuit stayed the implementation of CSAPR pending resolution of judicial challenges to the rules and ordered the EPA to continue enforcing CAIR until the pending legal challenges have been resolved. CSAPR is one of a number of significant regulations that the EPA has issued or expects to issue that will impose more stringent requirements relating to air, water and waste controls on electric generating units. These rules include the EPA’s pending new requirements for coal combustion residue (“CCR”) management that may further regulate the handling of wastes from the combustion of coal. In addition, on December 16, 2011, the EPA signed a rule to reduce emissions of toxic air pollutants from power plants. Specifically, these mercury and air toxic standards (“MATS”) for power plants will reduce emissions from new and existing coal- and oil-fired electric utility steam generating units. We continue to evaluate the possible scenarios associated with CSAPR, CCR and MATS and the effects they may have on our business and our results of operations, financial condition or cash flows.

Considerable uncertainty is associated with air emissions initiatives. New regulations are in the process of being developed, and many existing and potential regulatory initiatives are subject to review by federal or state agencies or the courts. Stringent air emissions limitations are either in place or are likely to be imposed in the short to medium term, and these limitations will likely require significant emissions control expenditures for many coal-fired power plants. For example, the owners of Units 3 and 4 at Colstrip, adjacent to our Rosebud Mine, are getting considerable pressure from environmental groups to install Selective Catalytic Reduction (SCR) technology. Should the owners be forced by the EPA to install such SCR technology, the capital requirements could make the continued operation of the two units untenable. As a result, Colstrip and other similarly-situated power plants may switch to other fuels that generate fewer of these emissions or may install more effective pollution control equipment that reduces the need for low-sulfur coal. Any switching of fuel sources away from coal, closure of existing coal-fired power plants, or reduced construction of new coal-fired power plants could have a material adverse effect on demand for, and prices received for, our coal. Alternatively, less stringent air emissions limitations, particularly related to sulfur, to the extent enacted, could make low-sulfur coal less attractive, which could also have a material adverse effect on the demand for, and prices received for, our coal.

Risks Related to the Kemmerer Acquisition

We may not uncover all risks associated with the Kemmerer acquisition and a significant liability may arise after closing.

We assumed the risk of unknown liabilities at the Kemmerer Mine. Many of the representations and warranties given by Chevron in the Purchase Agreement are modest in scope and limited to the knowledge of certain Chevron employees. In addition, Chevron did not provide meaningful representations and warranties that it complies with applicable laws or permits.

We may become responsible for unexpected liabilities that we failed or were unable to discover in the course of performing due diligence in connection with the Kemmerer acquisition or for costs associated with known liabilities that exceed our estimates. The majority of the consideration in the Kemmerer acquisition consists of the assumption of liabilities; accordingly, if those liabilities are greater than we expect, the effective cost of the acquisition could increase significantly. In accordance with the terms of the Purchase Agreement, we assumed all liabilities attributable to the ownership and operation of the Kemmerer Mine, regardless of whether incurred before or after the closing date, other than certain specified liabilities retained by Chevron. For example, we assumed: (i) all reclamation obligations attributable to the ownership, operation, maintenance, improvement or use of the Kemmerer Mine; (ii) certain employee related liabilities, including significant postretirement health coverage liabilities for union employees that are currently or will become employees of WKI; and (iii) all pre-closing and post-closing environmental liabilities, except for (a) fines or penalties for environmental conditions caused by Chevron prior to the closing date, and (b) Chevron’s environmental liabilities for offsite transportation and disposal of hazardous waste prior to the closing.

Furthermore, although the Purchase Agreement requires that Chevron indemnify us for certain losses we may incur in connection with the Kemmerer acquisition, we may not be able to recover all or any portion of such losses if we should elect to pursue any claims we may have against Chevron pursuant to such indemnification provisions or otherwise.

We may not be able to determine the actual operating and financial condition of the Kemmerer Mine until after we have completed our integration of the Kemmerer Mine into our operations.

Although we conducted what we believe to be a reasonable level of investigation regarding the Kemmerer Mine, an unavoidable level of risk remains regarding the actual operating and financial condition of the mine. For example, Chevron’s management prepared the financial statements provided to us in respect of the Kemmerer Mine, are not audited and may not have been prepared in accordance with generally accepted accounting principles in all respects. We therefore may not have an accurate understanding of the historical financial condition and performance of the Kemmerer Mine and may not be able to ascertain the actual value or understand the potential liabilities of the mine until we incorporate the mine into our operations.

We face challenges with the Kemmerer Mine plan that we may not resolve.

We have identified two mine plan challenges for the Kemmerer Mine: increasing in-pit inventory and managing the coal quality parameters in the various Kemmerer coal sales agreements, especially with respect to sulfur content. We have identified long-term challenges such as higher strip ratios and development issues that would require crossing US Highway 30 and a main line railroad. We may not be able to resolve any of these challenges.

We may not realize the anticipated benefits of our acquisition of the Kemmerer Mine, including potential synergies, due to challenges associated with integrating the mine or other factors.

The success of our acquisition of the Kemmerer Mine will depend in part on the success of our management in efficiently integrating the operations, technologies and personnel of the mine. Our management’s inability to meet the challenges involved in successfully integrating the operations of the Kemmerer Mine or otherwise to realize the anticipated benefits of the transaction could seriously harm our results of operations.

The challenges involved in the integration of the Kemmerer Mine include:

•	integrating the operations, processes, people and technologies of the Kemmerer Mine;

•	coordinating and integrating regulatory, benefits, operations and development functions;

•	demonstrating to customers that the Kemmerer acquisition will not result in adverse changes in coal quality, delivery schedules and other relevant deliverables;

•	managing and overcoming the unique characteristics of the Kemmerer Mine, such as the depth and breadth of the mining area;

•	assimilating and retaining the personnel of the Kemmerer Mine and integrating the business cultures, operations, systems and clients of the Kemmerer Mine with our own;

•	consolidating corporate and administrative infrastructures and eliminating duplicative operations and administrative functions; and

•	identifying the potential unknown liabilities associated with the Kemmerer Mine.

In addition, the overall integration of the mine will require substantial attention from our management, particularly in light of the geographically dispersed operations of the mine relative to our other mines and operations and the characteristics of the Kemmerer Mine that present unique considerations, which could further harm our results of operations. If our senior management team is required to devote considerable amounts of time to the integration process, it will decrease the time they will have to manage our business, develop new strategies and grow our business. If our senior management is not able to manage the integration process effectively, or if any significant business activities are interrupted as a result of the integration process, our business could suffer.

Furthermore, the anticipated benefits and synergies of the Kemmerer acquisition are based on assumptions and current expectations, with limited actual experience, and assume that we will successfully integrate and reallocate resources without unanticipated costs and that our efforts will not have unforeseen or unintended consequences. We cannot assure you that we will successfully or cost-effectively integrate the Kemmerer Mine into our operations in a timely manner, or at all, and we may not realize the anticipated benefits of the acquisition, including potential synergies or growth opportunities, to the extent or in the time frame anticipated. The failure to do so could have a material adverse effect on our financial condition, results of operations and business.

SELECTED HISTORICAL FINANCIAL DATA

The following table sets forth our summary historical consolidated financial information as of and for the periods ended on the dates indicated below. The historical financial information for each of the years in the five-year period ended December 31, 2011 was derived from our audited financial statements. The audited financial statements for each of the years in the three-year period ended December 31, 2011 are incorporated into this prospectus by reference to our 2011 10-K.

The summary historical consolidated financial information as of March 31, 2012 and for the three-month periods ended March 31, 2012 and 2011 has been derived from our unaudited condensed consolidated financial statements contained in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, or the First Quarter 2012 10-Q, which is incorporated by reference into this prospectus. Our unaudited financial statements were prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information set forth therein. Our historical results included below and incorporated by reference into this prospectus are not necessarily indicative of our future performance, and our results of operations for the three-month period ended March 31, 2012, are not necessarily indicative of the operating results to be expected for the full 2012 fiscal year.

We urge you to read the selected financial information set forth below in conjunction with the audited financial statements incorporated into this prospectus by reference to our 2011 10-K, and the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our 2011 10-K and our 2012 First Quarter 10-Q, which are incorporated by reference into this prospectus.

	Year Ended December 31,					Three Months Ended March 31,
	2007	2008	2009	2010	2011	2011	2012
	(Dollars in thousands)
Consolidated Statement of Operations Data:
Revenues
Coal	$418,870	$419,806	$361,206	$418,058	$414,928	$104,136	$125,166
Power	85,347	89,890	82,162	87,999	86,785	23,628	20,722

Total revenues	504,217	509,696	443,368	506,057	501,713	127,764	145,888
Cost and expenses:
Cost of sales	400,346	409,795	373,070	394,827	392,787	97,510	110,763
Depreciation, depletion, and amortization	38,123	41,387	44,254	44,690	45,594	11,245	13,289
Selling and administrative	44,813	40,513	40,612	39,481	40,276	9,305	13,535
Heritage health benefit expenses	27,589	33,452	28,074	14,421	18,575	3,778	3,810
Restructuring charges	4,523	2,009	—	—	—	—	—
Gain (loss) on sale of assets	(5,295)	(1,425)	191	226	640	83	38
Other operating income	—	—	(11,059)	(8,109)	(6,785)	(1,597)	(3,285)

	510,099	525,731	475,142	485,536	491,087	120,324	138,150

Operating income (loss)	(5,882)	(16,035)	(31,774)	20,521	10,626	7,440	7,738

Year Ended December 31,	Three Months Ended March 31,
2007	2008	2009	2010	2011	2011	2012
(Dollars in thousands)
Other income (expense):
Interest expense	(24,638)	(23,130)	(23,733)	(22,992)	(29,769)	(6,967)	(9,883)
Interest expense attributable to beneficial conversion feature	—	(8,146)	—	—	—	—	—
Loss on extinguishment of debt	—	(5,178)	—	—	(17,030)	(17,030)	—
Interest income	8,152	5,125	3,218	1,747	1,444	382	406
Other income (loss)	243	(284)	5,991	(2,587)	(2,572)	(3,017)	176

(16,243)	(31,613)	(14,524)	(23,832)	(47,927)	(26,632)	(9,301)

Loss from continuing operations before income taxes	(22,125)	(47,648)	(46,298)	(3,311)	(37,301)	(19,192)	(1,563)
Income tax (benefit) expense from continuing operations	(8,895)	919	(17,136)	(141)	(426)	(460)	7

Loss from continuing operations	(13,230)	(48,567)	(29,162)	(3,170)	(36,875)	(18,732)	(1,570)
Income from discontinued operations, net of income tax expense	1,725	—	—	—	—	—	—

Net loss	(11,505)	(48,567)	(29,162)	(3,170)	(36,875)	(18,732)	(1,570)
Less net income (loss) attributable to noncontrolling interest	1,194	—	(1,817)	(2,645)	(3,775)	(1,121)	(1,080)

Net loss attributable to Parent Company	(12,699)	(48,567)	(27,345)	(525)	(33,100)	(17,611)	(490)
Less preferred stock dividend requirements	1,360	1,360	1,360	1,360	1,360	340	340

Net loss attributable to common shareholders	$(14,059)	$(49,927)	$(28,705)	$(1,885)	$(34,460)	$(17,951)	$(830)
Other Consolidated Financial Data:
Cash flows provided by (used in):
Operating activities	82,516	55,245	29,448	45,353	44,735	16,182	12,988
Investing activities	(43,259)	(6,588)	(38,597)	(29,180)	(33,639)	(5,884)	(102,571)
Financing activities	(46,259)	(28,452)	(20,273)	(20,917)	13,912	28,911	108,907
Capital expenditures	(30,412)	(31,320)	(34,546)	(22,814)	(27,594)	(2,923)	(4,420)
Adjusted EBITDA(2)	41,737	38,795	30,301	81,616	73,116	23,284	25,982
Ratio of Total Debt to Adjusted EBITDA	6.5	x	6.9	x	8.4	x	3.0	x	3.9	x	12.6	x	15.3	x

	Year Ended December 31,					Three Months Ended March 31,
	2007	2008	2009	2010	2011	2011	2012
	(Dollars in thousands)
Other Operating Data:
Tons sold by mine:
Absaloka	7,347	6,418	5,911	5,467	5,557	1,399	674
Kemmerer	—	—	—	—	—	—	885
Rosebud	12,583	13,026	10,332	12,231	8,785	2,361	2,305
Jewett	6,781	6,494	5,080	4,203	4,204	918	843
Beulah	2,946	3,046	2,585	2,898	2,920	782	716
Savage	354	359	344	353	350	98	94
Power production:
Megawatt hours (000s)	1,590	1,641	1,486	1,620	1,607	435	373
Capacity Factor	86%	89%	81%	88%	87%	96%	82%

		Year Ended December 31,				As of March 31,
	2007	2008	2009	2010	2011	2012
		(Dollars in thousands)				(Unaudited)
Balance Sheet Data:
Cash and cash equivalents	$19,736	$39,941	$10,519	$5,775	$30,783	$50,107
Working capital(3)	(94,674)	(24,152)	(74,976)	(35,793)	(21,669)	12,399
Property, plant and equipment, net	442,426	443,400	456,184	416,955	396,732	526,748
Total assets	782,528	812,967	772,728	750,306	759,172	955,002
Total debt(1)	271,448	269,153	254,695	242,104	282,269	396,499
Shareholders’ deficit	(177,257)	(217,598)	(141,799)	(162,355)	(249,858)	(249,082)

(1)	Total debt includes revolving lines of credit, long-term debt and current maturities of long-term debt excluding trade and other debt and is shown net of unamortized discounts.
(2)	Adjusted EBITDA is defined as net income (loss) before the items set forth in the table below. We present Adjusted EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of high yield issuers, many of which present Adjusted EBITDA when reporting their operating results. This item should be considered in addition to, but not as a substitute for or superior to, operating income, net income, operating cash flow and other measures of financial performance prepared in accordance with GAAP. Management uses Adjusted EBITDA as an internal measure of operating performance, to establish operational goals, to allocate resources and to analyze business trends and financial performance. Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. Adjusted EBITDA, a non-GAAP measure, is defined and reconciled to net income (loss) below.
(3)	Working capital is current assets minus current liabilities.

			Year Ended December 31,			Three Months Ended March 31,
	2007	2008	2009	2010	2011	2011	2012
	(Dollars in thousands)
Consolidated EBITDA and Adjusted EBITDA Reconciliation:
Net loss	$(11,505)	$(48,567)	$(29,162)	$(3,170)	$(36,875)	$(18,732)	$(1,570)
Income from discontinued operations, net of income tax expense	(1,725)	—	—	—	—	—	—
Income tax (benefit) expense from continuing operations	(8,895)	919	(17,136)	(141)	(426)	(460)	7
Other (income) loss	(243)	284	(5,991)	2,587	2,572	3,017	(176)
Interest income	(8,152)	(5,125)	(3,218)	(1,747)	(1,444)	(382)	(406)
Loss on extinguishment of debt	—	5,178	—	—	17,030	17,030	—
Interest expense attributable to beneficial conversion feature	—	8,146	—	—	—	—	—
Interest expense	24,638	23,130	23,733	22,992	29,769	6,967	9,883
Depreciation, depletion and amortization	38,123	41,387	44,254	44,690	45,594	11,245	13,289
Accretion of ARO and receivable	9,844	9,528	9,974	11,540	10,878	2,700	2,853
Amortization of intangible assets and liabilities, net	(2,043)	598	279	590	657	163	162

EBITDA	40,042	35,478	22,733	77,341	67,755	21,548	24,042
Restructuring charges	4,523	2,009	—	—	—	—	—
Customer reclamation claim(1)	—	—	4,825	—	—	—	—
(Gain)/loss on sale of assets	(5,295)	(1,425)	191	226	640	83	38
Share-based compensation	2,467	2,733	2,552	4,049	4,721	1,653	1,902

Adjusted EBITDA	$41,737	$38,795	$30,301	$81,616	$73,116	$23,284	$25,982

(1)	As a result of a contract dispute at Colstrip Unit 3&4 which occurred in 2008, in the fourth quarter of 2009, we recorded a reduction in revenues by $6.5 million and an offsetting $1.7 million reduction in cost of sales for this claim.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated (in thousands):

	Year Ended December 31,					Three Months Ended March 31,
	2007	2008	2009	2010	2011	2011	2012
Deficiency of Earnings to Fixed Charges	$22,125	$47,648	$46,298	$3,311	$37,301	$19,192	$1,563

For purposes of calculating the ratio of earnings to fixed charges:

•	“earnings” consist of loss from continuing operations before income taxes and fixed charges; and

•	“fixed charges” consist of interest (expensed), amortization of premiums, discounts and deferred financing costs, and an estimate of the interest expense within rental expense.

USE OF PROCEEDS

We will not receive any proceeds from the exchange offer. In consideration for issuing the Exchange Notes, we will receive Restricted Notes from you in the same principal amount. The Restricted Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any change in our indebtedness.

THE EXCHANGE OFFER

The following summary of the registration rights agreement and letter of transmittal is not complete and is subject to, and is qualified in its entirety by, all of the provisions of the registration rights agreement and the letter of transmittal, each of which is incorporated as an exhibit to the registration statement of which this prospectus is part. We urge you to read the entire registration rights agreement carefully.

Purpose and Effect of the Exchange Offer

We issued the Restricted Notes in a private placement on January 31, 2012. The Restricted Notes were issued, and the Exchange Notes will be issued, under an indenture, dated as of February 4, 2011, between us, the guarantors, and Wells Fargo Bank, N.A., as trustee (the “Indenture”). In connection with the private placement, we entered into a registration rights agreement with the initial purchaser of the Restricted Notes, Gleacher & Company Securities, Inc. Pursuant to the registration rights agreement, we and the subsidiary guarantors agreed that we will, subject to certain exceptions,

•

by May 30, 2012 (120 days after January 31, 2012), file a registration statement (the “exchange offer registration statement”), with the SEC with respect to a registered exchange offer to exchange each Restricted Note for a new Exchange Note having terms substantially identical in all material respects to such Restricted Note;

•	use our commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act by August 28, 2012 (210 days after January 31, 2012);

•	promptly after the effectiveness of the exchange offer registration statement, offer the Exchange Notes in exchange for the Restricted Notes; and

•	keep the exchange offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the Restricted Notes.

We have also agreed to include in the exchange offer registration statement a prospectus for use in any resales by any holder of Restricted Notes that is a broker-dealer and to keep such exchange offer registration statement effective for a period beginning when Exchange Notes are first issued in the exchange offer and ending upon the earlier of 180 days from the completion date of this exchange offer or such time as such broker-dealers no longer hold any Restricted Notes.

In the event that:

•	any change in law or in applicable interpretations thereof by the staff of the SEC does not permit us to effect the exchange offer; or

•	if for any reason the exchange offer is not consummated within 255 calendar days after January 31, 2012,

then, we will, as promptly as practicable, cause to be filed a shelf registration statement under the Securities Act on or prior to the earliest to occur of:

•

the later of (in the case of change in law or interpretation) (x) the 60th day after the date on which we are no longer permitted to file the exchange offer registration statement and (y) June 29, 2012;

•	in the case the exchange offer is not consummated by October 12, 2012; and

•

in the case such holder is prohibited from participating in the exchange offer, such holder may not resell the Exchange Notes acquired by it in the exchange offer to the public without delivering a prospectus and that the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales, or such holder is a broker-dealer and holds Restricted Notes acquired directly from us, the 45th day after the date on which we receive notice from a holder.

We will use our commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act on or prior to the later of the 75th day after the shelf registration statement filing obligation arises and August 28, 2012. In addition, we will use our commercially reasonable efforts to keep the shelf registration statement effective until one year from January 31, 2012 (or such shorter period that will terminate when all the Notes covered thereby have been sold pursuant thereto or in certain other circumstances).

We will pay, as liquidated damages, additional cash interest on the applicable Restricted Notes and Exchange Notes, subject to certain exceptions:

•	if the exchange offer registration statement is not filed with the SEC on or prior to May 30, 2012; or

•	if the exchange offer registration statement is not declared effective on or prior to August 28, 2012; or

•	if the exchange offer is not consummated on or prior to October 12, 2012; or

•	if a shelf registration statement is not filed or declared effective when required; or

•	if a registration statement is declared effective as required but thereafter fails to remain effective or usable in connection with resales for more than 30 calendar days; or

•	holders are unable to sell under Rule 144 as a result of our failure to meet the adequate current public information requirement of Rule 144(c)(1).

The additional interest will accrue at a per annum rate of 0.25% for the first 90 days of the registration default period, at a per annum rate of 0.50% for the second 90 days of the registration default period, at a per annum rate of 0.75% for the third 90 days of the registration default period and at a per annum rate of 1.0% thereafter for the remaining portion of the registration default period. We will pay such additional interest on regular interest payment dates.

We may require each person requesting to be named as a selling security holder to furnish to us such information regarding the person and the distribution of the Notes by the person as we may from time to time reasonably require for the inclusion of the person in the shelf registration statement, including requiring the person to properly complete and execute such selling security holder notice and questionnaires, and any amendments or supplements thereto, as we may reasonably deem necessary or appropriate. We may refuse to name any person as a selling security holder who fails to provide us with such information.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, for each $1,000 principal amount of Restricted Notes properly tendered and not withdrawn before the expiration date of the exchange offer, we will issue $1,000 principal amount of Exchange Notes. Holders may tender some or all of their Restricted Notes pursuant to the exchange offer in denominations of $1,000 and integral multiples thereof. The exchange offer is not conditioned upon any minimum aggregate principal amount of Restricted Notes being tendered.

The form and terms of the Exchange Notes will be the same as the form and terms of the Restricted Notes except that:

•	the Exchange Notes will have a different CUSIP number from the Restricted Notes;

•

the Exchange Notes will be registered under the Securities Act and, therefore, the global securities representing the Exchange Notes will not bear legends restricting the transfer of interests in the Exchange Notes;

•	the Exchange Notes will not be subject to the registration rights relating to the Restricted Notes; and

•	the Exchange Notes will not contain provisions for payment of additional interest in case of non-registration.

The Exchange Notes will evidence the same indebtedness as the Restricted Notes they replace, and will be issued under, and be entitled to the benefits of, the same indenture governing the issuance of the Restricted Notes. As a result, the Restricted Notes and the Exchange Notes will be treated as a single series of Notes under the indenture.

No interest will be paid in connection with the exchange. The Exchange Notes will accrue interest from and including the last interest payment date on which interest has been paid on the Restricted Notes or, if no interest has been paid on the Restricted Notes, from the date of original issue of the Restricted Notes. Accordingly, the holders of Restricted Notes that are accepted for exchange will not receive accrued but unpaid interest on Restricted Notes at the time of tender. Rather, that interest will be payable on the Exchange Notes delivered in exchange for the Restricted Notes on the first interest payment date after the expiration date.

Under existing SEC interpretations, the Exchange Notes would generally be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers receiving the Exchange Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to their resale. This view is based on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like this one. We have not, however, asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, the SEC might not treat it in the same way it has treated other exchange offers in the past. You will be relying on the no-action letters that the SEC has issued to third parties in circumstances that we believe are similar to ours. Based on these no-action letters, you must meet the following conditions in order to receive freely transferable Exchange Notes:

•

you are not an “affiliate” of ours, as defined in Rule 405 of the Securities Act (or if you are such an “affiliate”, you must comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable);

•	you are not engaged in and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of Exchange Notes to be issued in the exchange offer;

•	you acquired the Exchange Notes issued in the exchange offer in the ordinary course of your business;

•	you are not a broker-dealer that acquired the Restricted Notes from us or in market-making transactions or other trading activities; and

•	you are not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

By tendering your Restricted Notes as described in “—Procedures for Tendering,” you will be representing to us that you satisfy all of the above listed conditions. If you do not satisfy all of the above listed conditions:

•	you cannot rely on the position of the SEC set forth in the no-action letters referred to above; and

•	you must comply with the applicable registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes.

The SEC considers broker-dealers that acquired Restricted Notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the Exchange Notes if they participate in the exchange offer. Consequently, these broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes.

A broker-dealer that has bought Restricted Notes for market-making or other trading activities must comply with the prospectus delivery requirements of the Securities Act in order to resell any Exchange Notes it receives for its own account in the exchange offer. Broker-dealers may use this prospectus to fulfill their prospectus delivery requirements with respect to the Exchange Notes if they indicate in the letter of transmittal that they will do so. We have agreed in the registration rights agreement to send a prospectus to any broker-dealer that requests copies in the notice and questionnaire included in the letter of transmittal accompanying the prospectus until the earlier of 180 days from the completion date of this exchange offer or such time as such broker-dealers no longer hold any Restricted Notes.

Unless you are required to do so because you are a broker-dealer, you may not use this prospectus for an offer to resell, resale or other retransfer of Exchange Notes. We are not making this exchange offer to, nor will we accept tenders for exchange from, holders of Restricted Notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

Holders of Restricted Notes do not have appraisal or dissenters’ rights under state law or under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of Regulation 14E under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Expiration Date

The exchange offer will expire at 5:00 p.m. New York City time on                 , 2012, unless, in our sole discretion, we extend the expiration date. If we so extend the expiration date, the term “expiration date” shall mean the latest date and time to which we extend the exchange offer.

Extensions, Delays in Acceptance, Termination or Amendment

We reserve the right, in our sole discretion to:

•	delay accepting for exchange any Restricted Notes;

•	extend the exchange offer;

•	terminate the exchange offer; or

•	to amend the terms of the exchange offer in any way we determine.

We will give oral or written notice of any delay, extension or termination to the exchange agent. In addition, we will give, as promptly as practicable, oral or written notice regarding any delay in acceptance, extension or termination of the offer to the registered holders of Restricted Notes. If we amend the exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of Restricted Notes of the amendment or waiver, and extend the offer if required by law.

We intend to make public announcements of any delay in acceptance, extension, termination, amendment or waiver regarding the exchange offer prior to 9 a.m., Eastern time, on the next business day after the previously scheduled expiration date.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or to exchange Exchange Notes for, any Restricted Notes, and we may terminate the exchange offer as provided in this prospectus at or before the expiration date, if:

•

any law, statute, rule or regulation shall have been proposed, adopted or enacted, or interpreted in a manner, which, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

•

any action or proceeding is instituted or threatened in any court or by or before the SEC or any other governmental agency with respect to the exchange offer which, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

•	we have not obtained any governmental approval which we, in our reasonable judgment, consider necessary for the completion of the exchange offer as contemplated by this prospectus;

•

any change, or any condition, event or development involving a prospective change, shall have occurred or be threatened in the general economic, financial, currency exchange or market conditions in the United States or elsewhere that, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

•

any other change or development shall have occurred, including a prospective change or development, that, in our reasonable judgment, has or may have a material adverse effect on us, the market price of the Exchange Notes or the Restricted Notes or the value of the exchange offer to us; or

•

there shall have occurred (i) any suspension or limitation of trading in securities generally on the New York Stock Exchange or the over-the-counter market; (ii) a declaration of a banking moratorium by United States federal or New York authorities; or (iii) a commencement or escalation of a war or armed hostilities involving or relating to a country where we do business or other international or national emergency or crisis directly or indirectly involving the United States.

The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our sole discretion in whole or in part at any time and from time to time. A failure on our part to exercise any of the above rights shall not constitute a waiver of that right, and that right shall be considered an ongoing right which we may assert at any time and from time to time.

If we determine in our reasonable judgment that any of the events listed above has occurred, we may, subject to applicable law:

•	refuse to accept any Restricted Notes and return all tendered Restricted Notes to the tendering holders and terminate the exchange offer;

•	extend the exchange offer and retain all Restricted Notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these Restricted Notes; or

•

waive unsatisfied conditions relating to the exchange offer and accept all properly tendered Restricted Notes which have not been withdrawn. If this waiver constitutes a material change to the exchange offer, we will disclose this change by means of a prospectus supplement that will be distributed to the registered holders of the Restricted Notes. If the exchange offer would otherwise expire, we will extend the exchange offer for five to ten business days, depending on how significant the waiver is and the manner of disclosure to registered holders.

Any determination by us concerning the above events will be final and binding.

In addition, we reserve the right in our sole discretion to:

•	purchase or make offers for any Restricted Notes that remain outstanding subsequent to the expiration date; and

•	purchase Restricted Notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers may differ from the terms of the exchange offer.

Procedures for Tendering

Except in limited circumstances, only a participant with The Depository Trust Company (the “DTC”) listed on a DTC securities position listing with respect to the Restricted Notes may tender Restricted Notes in the exchange offer. To tender Restricted Notes in the exchange offer:

•

you must instruct DTC and a DTC participant by completing the form “Instructions to DTC Participant From Beneficial Owner” accompanying this prospectus of your intention to tender your Restricted Notes for Exchange Notes; and

•	DTC participants in turn need to follow the procedures for book-entry transfer as set forth below under “— Book-Entry Transfer” and in the letter of transmittal.

By tendering, you will make the representations described below under “— Representations on Tendering Restricted Notes.” In addition, each broker-dealer that receives Exchange Notes for its account in the exchange offer, where the Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. See “Plan of Distribution.” The tender by a holder of Restricted Notes will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of the form “Instructions to DTC Participant From Beneficial Owner” or transmission of an agent’s message and all other required documents, as described under “— Book-Entry Transfer,” to the exchange agent is at the election and risk of the tendering holder of Restricted Notes. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent prior to the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered Restricted Notes, and our determination shall be final and binding on all parties. We reserve the absolute right to reject any and all Restricted Notes not properly tendered or any Restricted Notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular Restricted Notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, holders must cure any defects or irregularities in connection with tenders of Restricted Notes within a period we determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of Restricted Notes, neither we, nor the exchange agent nor any other person will have any duty or incur any liability for failure to give this notification. We will not consider tenders of Restricted Notes to have been made until these defects or irregularities have been cured or waived. The exchange agent will return any Restricted Notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

Book-Entry Transfer

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the Restricted Notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC’s system may make book-entry delivery of Restricted Notes by causing DTC to transfer such Restricted Notes into the exchange agent’s DTC account in accordance with DTC’s electronic Automated Tender Offer Program procedures for such transfer. The exchange of Exchange Notes for tendered Restricted Notes will only be made after timely:

•	confirmation of book-entry transfer of the Restricted Notes into the exchange agent’s account; and

•	receipt by the exchange agent of an “agent’s message” and all other required documents specified in the letter of transmittal.

The confirmation, agent’s message and any other required documents must be received at the exchange agent’s address listed below under “— Exchange Agent” on or before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

As indicated above, delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant in DTC tendering Restricted Notes stating:

•	the aggregate principal amount of Restricted Notes that have been tendered by the participant;

•	that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal and the terms of the exchange offer; and

•	that we may enforce such agreement against the participant.

Delivery of an agent’s message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the letter of transmittal and described below under “Representations on Tendering Restricted Notes” are true and correct.

Representations on Tendering Restricted Notes

To exchange your Restricted Notes for transferable Exchange Notes in the exchange offer, you will be required to represent to the effect that you:

•

are not an “affiliate” of ours, as defined in Rule 405 of the Securities Act (or if you are such an “affiliate”, you must comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable);

•	are not engaged in and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of Exchange Notes to be issued in the exchange offer;

•	acquired the Exchange Notes issued in the exchange offer in the ordinary course of your business;

•	are not a broker-dealer that acquired the Restricted Notes from us or in market-making transactions or other trading activities; and

•	are not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

If you are a broker-dealer and you will receive Exchange Notes for your own account in exchange for Restricted Notes that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge in the letter of transmittal that you will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. The letter of transmittal states that, by complying with their obligations, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See also “Plan of Distribution.” If you fail to indicate in the letter of transmittal or otherwise inform us that you are a broker-dealer, you will be deemed to have represented to us that you are not a broker-dealer.

Withdrawal of Tenders

Your tender of Restricted Notes pursuant to the exchange offer is irrevocable except as otherwise provided in this section. You may withdraw tenders of Restricted Notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective for DTC participants, holders must comply with their respective standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC.

Any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Restricted Notes and otherwise comply with the procedures of DTC. We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, for such withdrawal notices, and our determination shall be final and binding on all parties. Any Restricted Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no Exchange Notes will be issued with respect to them unless the Restricted Notes so withdrawn are validly re-tendered. Any Restricted Notes which have been tendered but which are withdrawn or not accepted for exchange will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Restricted Notes may be re-tendered by following the procedures described above under “—Procedures For Tendering” at any time prior to the expiration date.

Fees and Expenses

We will bear the expenses of soliciting tenders with respect to the exchange offer. The principal solicitation is being made by mail; however, we may make additional solicitation by telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out of pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	SEC registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes

Holders who tender their Restricted Notes for exchange will not be obligated to pay any transfer taxes. If, however, a transfer tax is imposed for any reason other than the exchange of Restricted Notes in connection with the exchange offer, then the tendering holder must pay the amount of any transfer taxes due, whether imposed on the registered holder or any other persons. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption from them with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

We will record the Exchange Notes in our accounting records at the same carrying value as the Restricted Notes. This carrying value is the aggregate principal amount of the Restricted Notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Consequences of Failure to Properly Tender Restricted Notes in the Exchange

We will issue the Exchange Notes in exchange for Restricted Notes under the exchange offer only after timely confirmation of book-entry transfer of the Restricted Notes into the exchange agent’s account and timely receipt by the exchange agent of an agent’s message and all other required documents specified in the letter of transmittal. Therefore, holders of the Restricted Notes desiring to tender Restricted Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Restricted Notes for exchange or waive any such defects or irregularities. Restricted Notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer under the Securities Act.

Participation in the exchange offer is voluntary. In the event the exchange offer is completed, we will generally not be required to register the remaining Restricted Notes. Remaining Restricted Notes will continue to be subject to the following restrictions on transfer:

•

holders may resell Restricted Notes only if an exemption from registration is available or, outside the United States, to non-U.S. persons in accordance with the requirements of Regulation S under the Securities Act; and

•	the remaining Restricted Notes will bear a legend restricting transfer in the absence of registration or an exemption.

To the extent that Restricted Notes are tendered and accepted in connection with the exchange offer, any trading market for remaining Restricted Notes could be adversely affected.

Neither we nor our board of directors make any recommendation to holders of Restricted Notes as to whether to tender or refrain from tendering all or any portion of their Restricted Notes pursuant to the exchange offer. Moreover, no one has been authorized to make any such recommendation. Holders of Restricted Notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of Restricted Notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

DESCRIPTION OF THE EXCHANGE NOTES

You can find the definitions of certain terms used in this description under “— Certain Definitions” below. Certain defined terms used in this description, but not defined below under the caption “— Certain Definitions” have the meanings assigned to them in the Indenture.

On January 31, 2012, we issued $125.0 million aggregate principal amount of 10.75% Senior Secured Notes due 2018 (the “Restricted Notes”) under an indenture (the “Indenture”), dated as of February 4, 2011, by and among Westmoreland Coal Company, Westmoreland Partners, the Guarantors, and Wells Fargo Bank, N.A., as Trustee (“Trustee”) in a private offering.

The Restricted Notes were issued as “additional notes” pursuant to the Indenture. Prior to the issuance of the Restricted Notes, $150,000,000 aggregate principal amount of 10.75% Senior Secured Notes due 2018 were outstanding (the “Previous Notes”). The Restricted Notes and the Previous Notes are treated as a single series under the Indenture. Throughout this prospectus, the term “Existing Notes” refers to all of the outstanding 10.75% Senior Secured Notes, and the term “Notes” refers to the Exchange Notes and the Existing Notes. The term “Restricted Notes” does not include the Previous Notes.

The following is a summary of the material terms and provisions of the Restricted Notes and the Exchange Notes, the Indenture and the Security Documents. The following summary does not purport to be a complete description of the Notes or such agreements and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture and the Security Documents. We urge you to read the Indenture and the Security Documents because they, not this description, define your rights as Holders of the Restricted Notes. Copies of the Indenture and the Security Documents may be obtained from the Issuer upon request when available.

Principal, Maturity and Interest

The Notes will mature on February 1, 2018. The Notes will bear interest at the rate of 10.75% per annum, payable on February 1st and August 1st of each year, commencing on August 1, 2012, to Holders of record at the close of business on January 15 or July 15, as the case may be, immediately preceding the relevant interest payment date. Interest on the Exchange Notes will accrue from the date on which interest was most recently paid. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. Interest (including post-petition interest in any proceedings under bankruptcy law) on overdue principal and (to the extent permitted by law) on overdue installments of interest and Additional Interest will accrue at 2% per annum in excess of such rate without regard to any applicable grace period.

The Notes will be issued in registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

An aggregate principal amount of Notes equal to $125.0 million is being issued in this offering. The Issuer and the Co-Issuer may issue additional Notes having identical terms and conditions to the Notes, except for issue date, issue price and first interest payment date, in an unlimited aggregate principal amount (the “Additional Notes”), subject to compliance with the covenant described under “— Certain Covenants — Limitations on Additional Indebtedness and Preferred Stock;” provided, that the Co-Issuer shall not be permitted to issue Additional Notes independently of the Issuer. Any Additional Notes will be part of the same issue as the Notes being issued hereby and will be treated as one class with the Notes being issued in this offering, including for purposes of voting, redemptions and offers to purchase. For purposes of this “Description of the Exchange Notes,” except for references to Additional Notes in the covenant described under “— Certain Covenants — Limitations on Additional Indebtedness and Preferred Stock,” references to the Notes include Additional Notes, if any, and Exchange Notes when issued.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on such Holder’s Notes by wire transfer of immediately available funds to the account specified in those instructions to an account in the United States. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the Notes within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Note Guarantees

The obligations of the Issuer and the Co-Issuer under the Notes, the Indenture and other related documents will be jointly and severally guaranteed (the “Note Guarantees”), on a senior secured basis, by each Restricted Subsidiary that the Issuer shall cause to become a Guarantor pursuant to the terms of the Indenture. The Guarantors consist of Westmoreland Kemmerer, Inc., WRI, Westmoreland Power Inc., Westmoreland Energy LLC and its direct and indirect Subsidiaries other than the Co-Issuer, Westmoreland Coal Sales Co., WCC Land Holding Company, Inc. and WRI Partners Inc. In the event all of the outstanding obligations under the WML Notes are repaid in full or refinanced (the date of such repayment or refinancing, the “WML Repayment Date”), the Issuer shall be required to cause WML and its Subsidiaries to become guarantors of the Notes on the terms applicable to the other Subsidiary Guarantors. The Note Guarantees will be secured as described in “— Security — General.” Not all of our subsidiaries will guarantee the Notes. See “— Non-Guarantor Subsidiaries.”

The obligations of each Guarantor under its Note Guarantee will be limited to the maximum amount as will result in those obligations not constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to (i) all other contingent and fixed liabilities of the Guarantor (including, without limitation, any guarantees under any future revolving credit agreement permitted under the Indenture) and (ii) any collections from or payments made by or on behalf of any other Guarantor in respect of its contribution obligations under the Indenture. Each Guarantor that makes a payment for distribution under its Note Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on adjusted net assets of each Guarantor determined in accordance with GAAP.

Any Restricted Subsidiary of the Issuer, Co-Issuer or of a Guarantor created or acquired after the Issue Date, or any Unrestricted Subsidiary that becomes a Restricted Subsidiary after the Issue Date, will be required to guarantee the Notes pursuant to a supplemental indenture on a senior secured basis, except that a newly created Subsidiary of WML or its Subsidiaries is prohibited from being a Guarantor until the WML Notes are repaid or refinanced.

A Guarantor shall be automatically released from its obligations under its Note Guarantee and the Indenture, and any of its assets that constitute Collateral will be released from the Liens created by the Security Documents:

(1) in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of such Guarantor then held by the Issuer, Co-Issuer or any Restricted Subsidiary; provided, that in the case of a sale or disposition constituting an Asset Sale, the Net Available Proceeds of such sale or other disposition are applied in accordance with the provisions under the heading “— Certain Covenants — Limitations on Asset Sales”;

(2) if such Guarantor is designated as an Unrestricted Subsidiary in accordance with the provisions of the Indenture, upon effectiveness of such designation; or

(3) if the Notes are discharged or defeased in accordance with the procedures described below under “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge” below.

Non-Guarantor Subsidiaries

Certain of the Issuer’s Restricted Subsidiaries will not be Guarantors of the Notes. These Restricted Subsidiaries are WML and its Subsidiaries, Absaloka and WRMI. In addition, WML and its Subsidiaries will not provide any Security for the Notes, provided, that the Notes will be secured by the Note First-Priority Lien on the WML Payments Collateral. The Issuer’s non-guarantor Subsidiaries comprise a significant portion of its overall business. For the twelve months ended December 31, 2011, the Issuer’s non-guarantor Subsidiaries represented $411.9 million, or approximately 82.1%, of our revenues. As of March 31, 2012, our non-guarantor Subsidiaries represented $403.3 million, or 42.2%, of our total assets and $486.2 million, or approximately 40.4%, of our total liabilities and WML would have had the ability to incur an additional $23.1 million of Indebtedness under the WML Credit Agreements, to which liabilities and other Indebtedness the Notes would be structurally subordinated. In the twelve months ended December 31, 2011, WML and its Subsidiaries distributed $14.1 million in management fees and other distributions to the Issuer. The WML Credit Agreements contain limitations on WML’s ability to pay dividends and make other payments to the Issuer, as described in “Description of Other Indebtedness — WML Credit Agreements.”

In addition, WML has $114.0 million of fixed rate term debt (represented by the WML Notes) outstanding at March 31, 2012, which bears interest at 8.02% per annum, payable quarterly. The term debt, by its terms, is payable in full on March 31, 2018. WML also has a revolving credit facility with a borrowing limit of $25.0 million and a maturity date of June 26, 2013. The interest rate under this revolving credit facility at May 17, 2012, was 3.75% per annum. At May 17, 2012, WML had a letter of credit of $1.9 million under its revolving credit facility, but no other borrowings thereunder. The WML term debt represented by the WML Notes and the WML credit agreement are collectively referred to as the “WML Credit Agreements.”

The Notes will be structurally subordinated to all existing and future liabilities and preferred stock of the nonguarantor Subsidiaries, including, with respect to WML, indebtedness under the WML Credit Agreements. This means that in the event of a bankruptcy, liquidation or reorganization of any of these entities, or if an event of default occurs under financing arrangements obtained by these entities, they will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to the Issuer. See “Risk Factors — Risks Related to the Notes and the Collateral — The Notes will be structurally subordinated to indebtedness and other liabilities of our non-guarantor subsidiaries.”

In addition, the WML Credit Agreements contain terms of which you should be aware. In particular, those agreements require WML to maintain its status as a “single purpose entity” by, among other things, maintaining its own separate books and records, holding its assets and credit out as separate from those of any other person, including the Issuer, and conducting its day-to-day operations with a significant degree of independence from the Issuer. The terms of the Notes reflect the requirements of the WML Credit Agreements. For example, the definition of Permitted Liens under the Indenture encompasses liens WML and its Subsidiaries would be allowed to create as permitted liens under the WML Credit Agreements, and the definition of Permitted Investments under the Indenture includes investments permitted under the WML Credit Agreements.

Restricted and Unrestricted Subsidiaries

As of the date of the Indenture, all of the Subsidiary Guarantors, WML and its Subsidiaries, WRMI and Absaloka will be “Restricted Subsidiaries.” Our Subsidiary, Basin Resources Inc. will be an Unrestricted Subsidiary and will not guarantee the Notes. Under the circumstances described below under the subheading “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries,” the Issuer will be permitted to designate certain other Subsidiaries as “Unrestricted Subsidiaries.” The effect of designating a Subsidiary as an “Unrestricted Subsidiary” will be that:

•	an Unrestricted Subsidiary will not be subject to many of the restrictive covenants in the Indenture;

•

a Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Note Guarantee, the Indenture and the Security Documents, and any of its assets that constitute Collateral will be released from the Liens of the Security Documents; and

•

the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Issuer and Co-Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

Ranking

Senior Notes

The Notes will be general senior secured obligations of the Issuer, the Co-Issuer and the Subsidiary Guarantors that will rank equally in right of payment with all existing and future Senior Indebtedness of the Issuer, the Co-Issuer and the Subsidiary Guarantors. The Notes will effectively rank senior to all Unsecured Indebtedness of the Issuer, the Co-Issuer, the Subsidiary Guarantors and Absaloka to the extent of the value of the Note Collateral securing such obligations. Under the terms of the Indenture, the Issuer, the Co-Issuer, the Subsidiary Guarantors and Absaloka will be permitted following the Issue Date to enter into or guarantee the Revolving Credit Facility with a maximum availability of up to $20.0 million that may be secured by the Revolving Facility First-Priority Liens on the Revolving Facility First-Priority Collateral. Concurrent with the Revolving Credit Facility, an intercreditor agreement would be entered into between the Note Collateral Agent and the collateral agent under the Revolving Credit Facility providing: (i) that the Notes will have a second-priority Lien in the accounts receivable and inventory, and proceeds and products thereof, (ii) identifying the rights of the respective lenders in the event of default under either the Notes or the Revolving Credit Facility or a bankruptcy, liquidation, reorganization or other winding up, or sale, of the Issuer, the Co-Issuer or any Guarantor or Absaloka, and (iii) providing other terms of the intercreditor relationship. See “— Security — Intercreditor Agreement to be Entered into in Connection with a Future Revolving Credit Facility.” In any of such events, the assets of the Issuer, the Co-Issuer, the Subsidiary Guarantors and Absaloka that secure the Revolving Credit Facility will only be available to pay obligations on the Notes and the Note Guarantees in accordance with the terms and conditions of such intercreditor agreement. We are actively working with a potential lender to enter into the Revolving Credit Facility of up to $20.0 million, which facility could be in place by the time this exchange offer is completed.

Ranking of Note Guarantees

The Guarantors will, jointly and severally, fully and unconditionally guarantee on a senior secured basis the due and punctual payment of principal of, premium, if any, and interest on, the Notes. See “— Security —General” for a description of the assets securing the guarantees.

Under certain circumstances described under “— Certain Covenants — Additional Note Guarantees,” we are required to cause the execution and delivery of additional Note Guarantees by Restricted Subsidiaries.

Optional Redemption

The Notes may not be redeemed prior to February 1, 2015. At any time or from time to time on or after February 1, 2015, upon not less than 30 nor more than 60 days notice, the Issuer, at its option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the twelve-month period beginning February 1 of the years indicated:

Optional
Year	Redemption Price
2015	103.583%
2016	101.792%
2017 and thereafter	100.000%

Redemption with Proceeds from Qualified Equity Offerings

At any time or from time to time prior to February 1, 2015, the Issuer, at its option, may redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture (including the principal amount of any Additional Notes issued under the Indenture but without duplication with respect to Exchange Notes) with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 110.75% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, that (1) at least 65% of the aggregate principal amount of Notes (including the principal amount of any Additional Notes issued under the Indenture but without duplication with respect to Exchange Notes) issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 60 days of the date of the closing of any such Qualified Equity Offering.

The Issuer may acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the Indenture.

Selection and Notice of Redemption

If the Issuer makes a partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such method that complies with applicable legal and securities exchange requirements, if any; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part and Notes shall be redeemed in higher integral multiples of $1,000. In addition, if a partial redemption is made pursuant to the provisions described under “— Optional Redemption — Redemption with Proceeds from Qualified Equity Offerings,” selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited.

Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption and redeemed Notes will be cancelled as of the redemption date so long as the Issuer has deposited with the paying agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

Security

General

The Notes and the Note Guarantees will be secured by:

(i) the Note First-Priority Liens granted by the Issuer, the Co-Issuer and the Subsidiary Guarantors on substantially all of the tangible and intangible assets of the Issuer, the Co-Issuer and the Subsidiary Guarantors (whether now owned or hereinafter arising or acquired) pursuant to one or more First Lien Security Documents among the Issuer, the Co-Issuer, the Subsidiary Guarantors and the Note Collateral Agent and, with respect to assets consisting of Real Property and fixtures (whether now owned or hereinafter arising or acquired), pursuant to mortgages, deeds of trust or deeds to secure debt (the foregoing being the “First Lien Collateral”);

(ii) the Note First-Priority Lien on 100% of all management fees, dividends, and distributions payable by WML to the Issuer, subject to the prior Lien under the WML Credit Agreements and related WML Security Agreements, but only to the extent that such Lien affects such management fees, dividends, and distributions (the foregoing being the “WML Payments Collateral”);

(iii) the Note First-Priority Lien on all of the common shares of WRMI held by the Issuer (the foregoing being the “WRMI Collateral”); and

(iv) the Note First-Priority Lien on any assets owned by Absaloka (the “Absaloka Collateral”);

provided, that the First Lien Collateral, the WML Payments Collateral, the WRMI Collateral and the Absaloka Collateral will be subject to Permitted Liens and will not include any Excluded Property; and provided, further, that, in the event the Issuer, the Co-Issuer, the Subsidiary Guarantors and Absaloka enter into the Revolving Credit Facility secured by a first-priority Lien on the Revolving Facility First-Priority Collateral, the Note First-Priority Liens will, pursuant to the terms of an intercreditor agreement between the Note Collateral Agent and the collateral agent under the Revolving Credit Facility, become a second-priority Lien on such Revolving Facility First-Priority Collateral (the “Second Lien Collateral”). The First Lien Collateral, the WML Payments Collateral, the WRM Collateral and the Absaloka Collateral and, if the Issuer, the Co-Issuer, the Subsidiary Guarantors and Absaloka enter into a secured Revolving Credit Facility in the future, the Second Lien Collateral, are, subject to Permitted Liens and the exclusion of Excluded Property, collectively, the “Note Collateral.” We are actively working with a potential lender to enter into the Revolving Credit Facility of up to $20.0 million, which facility could be in place by the time this exchange offer is completed.

On the WML Repayment Date, the Issuer shall cause WML and its Subsidiaries to grant a Lien (the “WML Lien”) in all of the WML Collateral existing on the WML Repayment Date or any assets acquired thereafter in favor of the Trustee and the Holders of the Notes subject to Permitted Liens and to the extent such WML Collateral does not constitute Excluded Property. The WML Collateral shall be “Note Collateral,” and the WML Lien shall be a “Note First-Priority Lien,” and shall be subject to the same terms, conditions and provisions described herein and in the Indenture and the Security Documents with respect to the Note Collateral and the Note First-Priority Liens.

The Issuer, the Co-Issuer, the Subsidiary Guarantors and Absaloka will be required to perfect on the Issue Date the security interests in the Note Collateral solely to the extent they can be perfected by the filing of UCC-1 financing statements or the delivery of capital stock or instruments. To the extent any such security interest cannot be perfected by filing or the delivery of capital stock, the Issuer, the Co-Issuer, the Subsidiary Guarantors and Absaloka will be required to have all security interests and Liens that are contemplated by the Indenture and the Security Documents to be in place and perfected as soon as practicable following the Issue Date, but in any event no later than (A) 90 days after the Issue Date, (B) such later date as the Trustee agrees that the security interests and Liens in favor of the Holders of the Notes are required to be in place or (C) 90 days after an asset ceases to be an Excluded Property. If the Issuer, the Co-Issuer, any Subsidiary Guarantor or Absaloka were to become subject to a bankruptcy proceeding, any Liens recorded or perfected after the Issue Date would face a greater risk of being invalidated than if they had been recorded or perfected on the Issue Date. Security in real property will be granted as described in “— Security — General — Certain Covenants with Respect to the Note Collateral — Real estate mortgages and filings.”

From and after the Issue Date, if the Issuer, the Co-Issuer, any Subsidiary Guarantor or Absaloka creates any additional Lien upon any property to secure the Revolving Credit Facility Obligations, it must concurrently grant a Note Second-Priority Lien upon such property (subject to Permitted Liens) as security for the Notes substantially concurrently with granting any such additional Lien.

The Liens in the Note Collateral securing the Notes and the Note Guarantees under the Security Documents will rank (i) equally in priority with the security interest and Liens in and on the Note Collateral securing any Senior Indebtedness and (ii) senior to any Unsecured Indebtedness. In addition, the Notes will not be secured by any of the assets of any Subsidiary that is not a Guarantor other than Absaloka. See “Risk Factors — Risks Related to the Notes and the Collateral — The Notes will be structurally subordinated to indebtedness and other liabilities of our non-guarantor subsidiaries.”

Intercreditor Agreement to be Entered into in Connection with a Future Revolving Credit Facility

After the Issue Date, the Issuer, the Co-Issuer, the Subsidiary Guarantors and Absaloka will be permitted to enter into or guarantee the Revolving Credit Facility, which may be secured by the Revolving Facility First-Priority Collateral. We are actively working with a potential lender to enter into the Revolving Credit Facility of up to $20.0 million, which facility could be in place by the time this exchange offer is completed. Notwithstanding the time, order or method of grant, creation, attachment or perfection of any Liens securing the Notes, the Liens of the Notes on the Revolving Facility First-Priority Collateral shall rank junior to the Revolving Facility First-Priority Liens under the Revolving Credit Facility. Concurrent with the Revolving Credit Facility, an intercreditor agreement will be entered into between the Note Collateral Agent, the collateral agent under the Revolving Credit Facility (the “Revolving Collateral Agent”) and the relevant borrowers and guarantors parties thereto on the terms described in this section in all material respects (the “Intercreditor Agreement”). Compliance with this provision shall be evidenced by an Officers’ Certificate delivered to the Trustee.

Prior to the discharge of the Revolving Facility First-Priority Liens, the Revolving Collateral Agent will determine whether, and if so, the time and method by which to enforce its Revolving Facility First-Priority Lien in the Revolving Facility First-Priority Collateral. Neither the Note Collateral Agent nor the Revolving Collateral Agent will be permitted (whether directly or indirectly) to enforce the security interests and other rights related to any Collateral upon which it does not have a first-priority Lien or take any enforcement action against or in respect of the Note Collateral in which it does not have a first-priority Lien, even if an Event of Default has occurred and the Notes have been accelerated, except (i) in any insolvency or liquidation proceeding of the Issuer, the Co-Issuer or any Significant Subsidiary, the Note Collateral Agent may file a proof of claim with respect to the Notes or any Note Guarantee and (ii) exercise such rights as described in the following paragraphs and certain other limited rights.

After the discharge of the Revolving Facility First-Priority Liens, the Note Collateral Agent, acting at the instruction of the Holders of a majority in principal amount of the Notes, voting as one class, in accordance with the provisions of the Indenture and the Security Documents, will determine the time and method by which its liens in the Second Lien Collateral will be enforced and, if applicable, will distribute proceeds (after payment of the costs of enforcement and Collateral administration) of the Second Lien Collateral received by it under the Security Documents for the ratable benefit of the Holders of the Notes.

The Note Collateral Agent may exercise rights and remedies with respect to the security interests in the Second Lien Collateral after the passage of a period of 180 days from the first date on which the Note Collateral Agent has notified the Revolving Collateral Agent that (i) an Event of Default consisting of nonpayment of any principal or interest then due under the Notes has been declared, or (ii) an Event of Default other than an Event of Default consisting of nonpayment of any principal or interest then due under the Notes has been declared and the repayment of all the principal amount under the Notes has been demanded. However, the Note Collateral Agent is only permitted to exercise remedies to the extent that the Revolving Collateral Agent, or the secured parties, under the Revolving Credit Facility Obligations are not diligently pursuing the exercise of its rights and remedies with respect to a material portion of the Second Lien Collateral.

The rights of the Holders of the Notes with respect to the Second Lien Collateral securing the Notes and the Note Guarantees will be materially limited pursuant to the terms of the Intercreditor Agreement. Under the terms of such intercreditor agreement, the Note Second-Priority Liens in the Revolving Facility First-Priority Collateral securing the Notes will rank junior to the Revolving Facility First-Priority Liens. Any proceeds received upon a realization of the Revolving Facility First-Priority Collateral securing the Revolving Credit Facility Obligations and the Notes will be applied as follows:

(1) first, to the Revolving Collateral Agent to be applied as required under the Revolving Credit Facility until the payment and discharge of the Revolving Credit Facility Obligations has occurred; and

(2) second, to the Trustee to be applied ratably to the Holders of the Notes and in such order as specified in the Indenture and the Security Documents (with the Note Collateral Agent entitled to apply any proceeds in respect of the Notes to its costs and expenses prior to principal and interest being paid to the Holders of the Notes).

In the event of any release of the Note Collateral under the Indenture or Revolving Credit Facility, as the case may be, (i) in connection with an exercise of remedies (even if, with respect to the Revolving Facility First-Priority Collateral, such release violates the Indenture but complies with the Intercreditor Agreement) or (ii) that does not cause an express Default under the Indenture, the Note Liens on the Note Collateral and the Revolving Facility First-Priority Collateral will be automatically released and the Agents will be required to take any action (and be deemed to have authorized such action) as necessary to effect such release.

Upon the occurrence of any acceleration under the Revolving Credit Facility Obligations, the Holders shall have the right to buy-out all of the Revolving Credit Facility Obligations as described below. In addition, upon any acceleration of the Revolving Credit Facility Obligations, no action to enforce remedies may be taken by any lender under the Revolving Credit Facility (“Revolving Lender”) or the Revolving Collateral Agent with respect to the Revolving Credit Facility Obligations for a period of (i) initially, 30 days from the date of the acceleration notice given by the Revolving Lenders to the Issuer and (ii) if the Holder Buy-out Right (as defined below) is exercised prior to the conclusion of such 30-day period, an additional 10 days (such period, the “Standstill Period”); provided, that actions to prepare for sale of or other enforcement against the Collateral, including notifying account debtors to make payments to the Revolving Lenders, that do not result in any disposition of the Collateral shall be deemed not to violate the foregoing.

Each Holder shall have the right (but not the obligation) to purchase (or to designate an Affiliate or other party to purchase) all of the rights and obligations of the Revolving Lenders, including all of the commitments or Revolving Credit Facility Obligations owing to them (the “Holder Buy-out Right”) for an aggregate purchase price equal to the sum of (x) the then outstanding principal amount of such Revolving Credit Facility Obligations, plus (y) all accrued and unpaid interest thereon, plus (z) all other amounts accrued and unpaid in respect thereof (the “Revolving Buy-out Price”).

The Holder Buy-out Right may be exercised by Holders upon written notice thereof to the administrative agent under the Revolving Credit Facility (the “Administrative Agent”) and the Issuer within 30 days of public notice of any event of default or acceleration of the Revolving Credit Facility Obligations committing to the purchase of 100% of the Revolving Credit Facility Obligations; provided, that so long as 100% of the Revolving Credit Facility Obligations are committed to be purchased, such Revolving Credit Facility Obligations shall be allocated as described below. Such written notice shall identify the Holder or Holders exercising such Holder Buy-out Right and contain no conditions other than the satisfaction of the requirements of the Revolving Credit Facility as to the assignment of Revolving Credit Facility Obligations to a Holder purchasing such Revolving Credit Facility Obligations. Each Holder exercising its Holder Buy-Out Right shall be entitled to a share of the Revolving Credit Facility Obligations based on its pro-rata share of the aggregate amount of outstanding Notes, subject to increases by a pro-rata share of Notes allocable to Holders that do not elect to purchase their pro rata share. Such notice shall constitute an irrevocable commitment by (x) the delivering Holders to the Revolving Lenders to purchase the Revolving Credit Facility Obligations for the Revolving Buy-out Price no later than the last day of the Standstill Period and (y) the Revolving Lenders to sell the Revolving Credit Facility Obligations to the Holders upon delivery of the Revolving Buy-out Price to the Administrative Agent. The Holders and Revolving Lenders shall timely execute all necessary transfer documentation.

The Revolving Buy-out Price shall be paid in immediately available funds to the Administrative Agent on behalf of the Revolving Lenders, and the Administrative Agent shall promptly pay the proceeds thereof to such Revolving Lenders in accordance with their interests. If the Revolving Buy-out Price is not received by the

Administrative Agent in accordance with the foregoing, the Administrative Agent may enforce such commitment on behalf of the Revolving Lenders and may exercise all other remedies hereunder, including enforcement of all remedies against the Collateral.

In the event a bankruptcy proceeding shall be commenced by or against the Issuer, the Co-Issuer, any Subsidiary Guarantor or Absaloka, and the Note Collateral Agent, at the institution of the majority of the Holders of Notes, and the Revolving Collateral Agent shall desire to permit the Issuer, the Co-Issuer, any Subsidiary Guarantor or Absaloka the use of cash collateral which constitutes Collateral or to enter into a debtor-in-possession financing (a “DIP Financing”) in such proceeding, (i) the Note First-Priority Liens on the Note Collateral other than the Revolving Facility First-Priority Collateral and (ii) the Note Second-Priority Liens on the Revolving Facility First-Priority Collateral may, in each case be made junior and subordinated to Liens granted to secure such DIP Financings. The use of cash collateral or the provision of DIP Financing will require the approval of the governmental authority having jurisdiction over such bankruptcy proceeding, to the extent required by law. To the extent the first-priority Liens securing the Revolving Credit Facility Obligations are subordinated to or pari passu with such DIP Financing, the Note Collateral Agent (a) will subordinate or make pari passu its Note Second-Priority Liens in the Revolving Facility First-Priority Collateral to the same extent that the Revolving Credit Facility Obligations are subordinated or pari passu to (x) the Liens securing such DIP Financing (and all obligations relating thereto), (y) adequate protection provided to the representative for, or holders of, the Revolving Credit Facility Obligations, and (z) any “carve-out” agreed by the representative for, or holders of, the Revolving Credit Facility Obligations and (b) will not request adequate protection or any other relief in connection with the Note Second-Priority Liens (other than as described below).

The Agents will only be permitted to seek adequate protection without the consent of the Holders of the Notes or the Revolving Collateral Agent, as applicable, (i) in the form of the benefit of additional or replacement Liens on the Note Collateral (including Proceeds thereof arising after the commencement of any insolvency or liquidation proceeding), or additional or replacement collateral to secure the Notes or the Revolving Credit Facility Obligations, as long as the Trustee and the Revolving Collateral Agent, as applicable, are also granted such additional or replacement Liens or additional or replacement collateral and such additional or replacement Liens are in the case of the Revolving Facility First-Priority Collateral, subordinated to the Liens securing the Revolving Credit Facility Obligations to the same extent as the Note Second-Priority Liens on the Revolving Facility First-Priority Collateral are subordinated to the Revolving Facility First-Priority Liens and (ii) to obtain adequate protection in the form of reports, notices, inspection rights and similar forms of adequate protection to the extent granted to the Trustee or the representative of the Revolving Credit Facility Obligations, as applicable. The Intercreditor Agreement will limit the right of the Agents to seek relief from the “automatic stay” and will provide that neither Agent may assert any right of marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Note Collateral.

In no event will the Intercreditor Agreement or the Revolving Credit Facility require or permit a Lien of any priority on the Note Collateral other than the Revolving Facility First-Priority Liens, nor impair or condition any right of the Trustee, the Note Collateral Agent or the Holders of the Notes with respect to the Note Collateral, other than the Revolving Facility First-Lien Collateral on the terms described herein and in the Intercreditor Agreement, nor impair or condition any other rights of the Trustee, the Note Collateral Agent or the Holders of the Notes with respect to the relevant borrowers and guarantors under the Revolving Credit Facility or their Subsidiaries.

To the extent that the Intercreditor Agreement contains terms that are in addition to those specified herein, the Issuer shall be authorized to determine such terms, which shall be customary terms not inconsistent with the terms set forth herein and not materially adverse to the Holders. If the Issuer and the Revolving Credit Lenders are unable to agree on an Intercreditor Agreement on the terms set forth herein in all material respects, the terms of any proposed intercreditor agreement shall be required to be approved by holders of a majority of the outstanding principal amount of the Notes.

Sufficiency of collateral in the event of foreclosure

In the event of foreclosure on the Note Collateral, there can be no assurance that the proceeds from the sale of the Note Collateral in whole or in part pursuant to the Security Documents would be sufficient to satisfy payments due on the Notes. The fair market value of the Note Collateral is subject to fluctuations based on factors that include, among others, the ability to sell the Note Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Note Collateral would also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Note Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Note Collateral may be illiquid and may have no readily ascertainable market value or may require consents or approvals to transfer that are not obtainable. In particular, some assets constituting Note Collateral (including contracts and intellectual property) are more illiquid than other assets constituting Note Collateral (such as accounts receivable and inventory). Accordingly, there can be no assurance that all of the Note Collateral can be sold in a short period of time or in an orderly manner. See “Risk Factors — Risks Related to the Notes and the Collateral — There may not be sufficient collateral to pay all or any of the Notes.” Liquidating the collateral securing the Notes may not produce proceeds in an amount sufficient to pay any amounts due on the Notes. In addition, in the event of a bankruptcy, the ability of the holders to realize upon any of the Note Collateral may be subject to certain bankruptcy law limitations as described below under “— Certain bankruptcy limitations.”

Certain Covenants with Respect to the Note Collateral

The Note Collateral will be pledged pursuant to the Security Documents, which contain provisions relating to the administration, preservation and disposition of the Note Collateral. The following is a summary of some of the covenants and provisions set forth in the Security Documents and the Indenture as they relate to the Note Collateral.

Maintenance of collateral

The Indenture and/or the Security Documents will provide that the Issuer and the Co-Issuer will, and will cause each of the Subsidiary Guarantors and Absaloka to (i) at all times maintain, preserve and protect all property material to the conduct of its business and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business); (ii) from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; (iii) keep its insurable property adequately insured at all times by financially sound and reputable insurers; and (iv) maintain such other insurance, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations.

Permitted ordinary course activities with respect to collateral

Notwithstanding the foregoing, so long as no Default or Event of Default under the Indenture would result therefrom and such transaction would not violate the Trust Indenture Act, the Issuer, the Co-Issuer and the Subsidiary Guarantors and Absaloka may, among other things, without any release or consent by the Trustee or the Agents, conduct ordinary course activities with respect to Collateral, including, without limitation, (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents which has become worn out, defective or obsolete or not used or useful in the business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Security Documents; (iii) surrendering or modifying any license or permit subject to the Lien of the Indenture or any of the Security Documents which it may own or under which it may be operating; (iv) granting a license of any intellectual property; (v) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vi) selling, collecting, liquidating, factoring or otherwise disposing of accounts receivable in the ordinary course of business; (vii) making cash payments (including for the scheduled repayment of Indebtedness) from cash that is at any time part of the Note Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture and the Security Documents; and (viii) abandoning any intellectual property which is no longer used or useful in the Issuer’s, the Co-Issuer’s or Subsidiary Guarantor’s business. The Issuer and the Co-Issuer must deliver to the Agents, within thirty (30) calendar days following the end of each six month period beginning on January 1 and July 1 of any year, an officers’ certificate to the effect that none of the releases and withdrawals occurring during the preceding six month period (or since the Issue Date, in the case of the first such certificate) were prohibited by the Indenture.

After-acquired property

If the Issuer, the Co-Issuer, a Subsidiary Guarantor or Absaloka acquires property that is not automatically subject to a perfected security interest or Lien under the Security Documents and such property would be of the type that would constitute Collateral, or a Subsidiary becomes a Guarantor, then the Issuer, the Co-Issuer, such Guarantor or Absaloka will provide security interests in and Liens on such property (or, in the case of a new Guarantor, all of its assets constituting Collateral) in favor of the Agents for their benefit and the benefit of the Trustee, the Holders of the Notes and, if the Revolving Credit Facility has been entered into, the holders of the Revolving Credit Facility Obligations (with respect to the Revolving Facility First-Priority Collateral) and deliver certain joinder agreements and certificates in respect thereof as required by the Indenture and the Security Documents.

Further assurances

Subject to the limitations described above under “— General,” the Security Documents and the Indenture will provide that the Issuer, the Co-Issuer, the Subsidiary Guarantors and Absaloka shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be reasonably necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Note Collateral for the benefit of the Holders of the Notes, the Trustee and, if the Revolving Credit Facility has been entered into, the holders of the Revolving Credit Facility Obligations (with respect to the Revolving Facility First-Priority Collateral) and to otherwise effectuate the provisions or purposes of the Indenture and the Security Documents.

Real estate mortgages and filings

Subject to the limitations described above under “— General,” and provided that the following does not grant any real estate security interests beyond that which is required pursuant to the Indenture, with respect to any fee interest in certain Real Property identified in a schedule to the Indenture as owned by the Issuer, the Co-Issuer or a Subsidiary Guarantor on the Issue Date or any fee interest in Real Property acquired by the Issuer, the Co-Issuer or a Subsidiary Guarantor after the Issue Date or otherwise that secures the Notes and Note Guarantees, but exclusive of Excluded Property (individually and collectively, the “Mortgaged Property”) in each instance:

(1) with respect to each Mortgaged Property, the Issuer, the Co-Issuer and the Subsidiary Guarantors, as applicable, will cause to be delivered to the Note Collateral Agent, as mortgagee or beneficiary, as applicable, fully executed counterparts of Mortgages, each dated as of the Issue Date or, if later, the date such property is encumbered to secure the Notes and the Note Guarantees, in accordance with the requirements of the Indenture and/or the Security Documents, duly executed by the Issuer, the Co-Issuer or the applicable Subsidiary Guarantor, as the case may be;

(2) within forty-five (45) days following the recording of any Mortgage with respect to any Mortgaged Property in accordance with the foregoing, if available at commercially reasonable rates, the Note Collateral Agent shall have received mortgagee’s title insurance policies in favor of the Note Collateral Agent, as mortgagee for the benefit of itself and the Trustee and the Holders of the Notes, in a commercially reasonable form, with respect to the property purported to be covered by such Mortgage, to insure that the interests created by the Mortgage constitute valid and Note First-Priority Liens on such Mortgaged Property free and clear of all Liens, defects and encumbrances (other than Permitted Liens), each such title insurance policy to have a policy limit, not to exceed one hundred ten percent (110%) of the then fair market value of the Mortgaged Property, and such policies shall also include, to the extent available and at a commercially reasonable premium, the endorsements, as applicable, equivalent to those delivered in connection with the Indenture and shall be accompanied by evidence of the payment in full of all premiums thereon; and

(3) within forty-five (45) days following the recording of any Mortgage with respect to any Mortgaged Property, the Issuer, the Co-Issuer or any Subsidiary Guarantor shall deliver to the Note Collateral Agent, such filings (or any updates or affidavits that the title company may reasonably require as necessary to issue the title insurance policies), surveys and fixture filings, along with such other documents, opinions, instruments, certificates and agreements, as reasonably required to create, evidence or perfect a valid and Note First-Priority Lien on the Mortgaged Property subject to each such Mortgage (subject to Permitted Liens).

Foreclosure

In the event of foreclosure on the Note Collateral, the proceeds from the sale of the same may not be sufficient to satisfy the Issuer’s and the Co-Issuer’s obligations under the Notes, either in whole or in part. The amount to be received upon such a sale would be dependent on numerous factors (including those described in “— Sufficiency of collateral in the event of foreclosure”). By its nature, portions of the Note Collateral may be illiquid and may have no readily ascertainable market value or may require consents that cannot be obtained. In particular, Note Collateral consisting of contracts and intellectual property is generally more illiquid than the Revolving Facility First-Priority Collateral consisting of receivables and inventory. Accordingly, there can be no assurance that the Note Collateral can be sold in a short period of time in an orderly manner. If the Revolving Credit Facility has been entered into, the Revolving Lenders may receive payment prior to payment of the Notes.

Certain bankruptcy limitations

The right of the Agents to repossess and dispose of the Note Collateral upon the occurrence of an Event of Default would be significantly impaired by applicable bankruptcy law in the event that a bankruptcy case were to be commenced by or against the Issuer, the Co-Issuer or any Subsidiary Guarantor prior to the Agents having repossessed and disposed of the Note Collateral. Upon the commencement of a case for relief under the Bankruptcy Code, secured creditors such as the Agents are prohibited from repossessing security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor or any other Collateral, without bankruptcy court approval.

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the Notes or any Guarantees could be delayed following commencement of a bankruptcy case, whether or when the Agents could repossess or dispose of the Note Collateral, the value of the Note Collateral at the time of the bankruptcy petition or whether or to what extent Holders of the Notes would be compensated for any delay in payment or loss of value of the Note Collateral. The Bankruptcy Code only permits the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of the Note Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Note Collateral.

Furthermore, in the event a bankruptcy court determines that the value of the Note Collateral is not sufficient to repay all amounts due on the Notes after payment of any priority claims, the Holders of the Notes would hold secured claims only to the extent of the value of the Note Collateral to which the Holders of the Notes are entitled (and subject to the rights in the Revolving Facility First-Priority Lien Collateral of holders of the Revolving Credit Facility Obligations), and unsecured claims with respect to such shortfall.

Release

The Liens on the Note Collateral will be released with respect to the Notes and the Note Guarantees, as applicable:

(1) in whole, upon payment in full of the principal of, accrued and unpaid interest, and premium, if any, on the Notes;

(2) in whole, upon satisfaction and discharge of the Indenture;

(3) in whole, upon a legal defeasance or a covenant defeasance as set forth under “— Legal Defeasance and Covenant Defeasance” below;

(4) as to any asset constituting Note Collateral (A) that is sold or otherwise disposed of by the Issuer, the Co-Issuer, any of the Subsidiary Guarantors or Absaloka (to a person that is not an Issuer, Co-Issuer, a Subsidiary Guarantor or Absaloka) in a transaction permitted by “— Certain Covenants — Limitations on Asset Sales” and by the Security Documents (to the extent of the interest sold or disposed of) or otherwise permitted by the Indenture and the Security Documents, if all Liens on that asset then securing the Notes and the Note Guarantees then secured by that asset (including all commitments thereunder) are released or (B) that is otherwise released in accordance with, and as expressly provided for in accordance with, the Indenture, the Intercreditor Agreement and the Security Documents;

(5) as set forth under “— Amendment, Supplement, Waiver and Entry into Intercreditor Agreement,” as to property that constitutes less than all or substantially all of the Note Collateral, with the consent of holders of at least a majority in aggregate principal amount of the Notes, voting as one class (or, in the case of a release of all or substantially all of the Note Collateral, with the consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of the Notes, voting as one class), including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes; or

(6) with respect to assets of a Guarantor upon release of such Guarantor from its Note Guarantee as set forth under “— Note Guarantees,” above.

Upon compliance by the Issuer, the Co-Issuer, any Subsidiary Guarantor or Absaloka, as the case may be, with the conditions precedent required by the Indenture, the Trustee and the Agents shall promptly cause to be released and reconveyed to the Issuer, the Co-Issuer, the Subsidiary Guarantor or Absaloka, as the case may be, the released Collateral. Prior to each proposed release, the Issuer, the Co-Issuer, each Subsidiary Guarantor and Absaloka will furnish to the Trustee and the Agents all documents required by the Indenture, the Security Documents and the Trust Indenture Act.

Change of Control

Upon the occurrence of any Change of Control, each Holder will have the right to require that the Issuer purchase (a “Change of Control Offer”) pursuant to the procedure required by the Indenture, all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon and Additional Interest, if any, to the date of purchase, on a date specified in the notice specified below (which shall be a Business Day not earlier than 30 days or later than 60 days from the date the notice is mailed) (a “Change of Control Payment Date”). A Change of Control Offer may be made in advance of a Change of Control or conditional upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

Within 30 days following any Change of Control, or at an earlier date if the Issuer makes a Change of Control Offer in advance of, or conditioned on the occurrence of, a Change of Control, the Issuer will mail, or caused to be mailed, to the Holders a notice which notice shall state:

(1) the circumstances and relevant facts regarding such Change of Control;

(2) that the Change of Control Offer is being made pursuant to the relevant section of the Indenture and that all Notes properly tendered and not withdrawn shall be accepted for payment;

(3) the Change of Control Purchase Price (including the amount of accrued interest and any Additional Interest) and the Change of Control Payment Date;

(4) that any Note not tendered shall continue to accrue interest;

(5) that, unless the Issuer defaults in making payment therefore, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(6) that Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(7) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, an email, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing such Holder’s election to have such Note purchased; and

(8) that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered.

The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law. The Issuer and the Co-Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

If a Change of Control Offer is made, there can be no assurance that the Issuer and the Co-Issuer will have available funds sufficient to pay for all or any of the Notes of Holders seeking to accept the Change of Control Offer. In addition, we cannot assure you that in the event of a Change of Control the Issuer and the Co-Issuer will be able to obtain the consents necessary to consummate a Change of Control Offer from the parties to agreements governing other outstanding Indebtedness which may prohibit the offer.

The definition of “Change of Control” under the Indenture includes certain events defined as “Prepayment Events” in the WML Credit Agreements. Those agreements require WML to offer to prepay indebtedness under the agreements in specified circumstances, including events relating to a change of control of the Issuer, WML or WML’s Subsidiaries. The offer price for the indebtedness would be the principal amount of such indebtedness plus, in the case of the WML Notes, a make-whole amount determined in accordance with the terms of the agreement governing the WML Notes. To the extent accepted, such an offer would reduce the amount of assets available to the Issuer to satisfy its obligations with respect to a Change of Control Offer or its other obligations under the Indenture.

Any future credit agreement or other agreement to which the Issuer becomes a party may prohibit us from purchasing any Notes, subject to certain exceptions, and may also provide that some change of control events with respect to us would constitute a default thereunder. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing Notes, the Issuer could seek the consent from the lenders under such other agreement to the purchase of Notes or could attempt to refinance the borrowings that contain the prohibition. If the Issuer is unsuccessful in obtaining a consent or refinancing the borrowings, the Issuer will remain prohibited from purchasing Notes. In that case, the Issuer’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which could, in turn, constitute a default under such other agreement.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable to the transaction giving rise to the Change of Control. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuer purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The obligation of the Issuer to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer (an “Alternate Offer”) in the manner and at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer. The Alternate Offer must comply with all the other provisions applicable to the Change of Control Offer, shall remain, if commenced prior to the Change of Control, open for acceptance until at least the consummation of the Change of Control (and otherwise in accordance with the time specified as set forth above) and must permit Holders to withdraw any tenders of Notes made into the Alternate Offer until the final expiration or consummation thereof. An Alternate Offer may be made in advance of a Change of Control or conditional upon the occurrence of a Change in Control, if a definitive agreement is in place for the Change of Control at the time the Alternate Offer is made.

With respect to any disposition of assets, the phrase “all or substantially all” as used in the Indenture (including as set forth under the definition of “Change of Control” and “— Certain Covenants — Limitations on Mergers, Consolidations, Etc.” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to purchase Notes. In addition, it may be unclear whether certain transactions constitute a Change of Control. Under a recent Delaware Chancery Court interpretation of a change of control repurchase requirement with a continuing director provision, a Board of Directors may approve a slate of shareholder nominated directors without endorsing them or while simultaneously recommending and endorsing its own slate instead. The foregoing interpretation would permit the Issuer’s Board of Directors to approve a slate of directors that included a majority of dissident directors nominated pursuant to a proxy contest, and the ultimate election of such dissident slate would not constitute a “Change of Control” that would trigger a Holder’s right to require the Issuer to make an Change of Control Offer as described above.

The Issuer shall when making a Change of Control Offer comply, and shall use commercially reasonable efforts to cause any third party making an Alternate Offer to comply, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control or an Alternate Offer, as applicable. To the extent that the provisions of any applicable securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

Certain Covenants

The Indenture will contain, among others, the following covenants:

Limitations on Additional Indebtedness and Preferred Stock

The Issuer and the Co-Issuer will not, and the Issuer will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness), and the Issuer and the Co-Issuer will not issue any Disqualified Equity Interests or Preferred Stock and the Issuer shall not permit any Restricted Subsidiaries to issue any Disqualified Equity Interests or Preferred Stock (other than Preferred Stock of a Restricted Subsidiary held by the Issuer, the Co-Issuer or any Guarantor, so long as it is so held); provided, that the Issuer, the Co-Issuer or any Guarantor may incur additional Indebtedness or issue Disqualified Equity Interests and the Issuer may issue Designated Preferred Stock if, in each case, after giving effect thereto, the Fixed Charge Coverage Ratio would have been at least 2.00 to 1.00 (the “Coverage Ratio Exception”) provided, further, that the Issuer may issue Preferred Stock under the Issuer’s Rights Plan.

Notwithstanding the above, each of the following shall be permitted (the “Permitted Indebtedness”):

(1) (a) Indebtedness of the Issuer, the Co-Issuer, any Guarantor and Absaloka under the Revolving Credit Facility together with the incurrence by any Restricted Subsidiary of the guarantees thereunder and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $20.0 million outstanding at any one time, less, to the extent a permanent repayment and/or commitment reduction is required thereunder as a result of such application, the aggregate amount of Net Available Proceeds applied to repayments under such Revolving Credit Facility in accordance with the covenant described under “— Limitations on Asset Sales” and (b) Indebtedness of WML and its Subsidiaries under the Amended and Restated WML Credit Agreement and the incurrence and creation of letters of credit and bankers’ acceptances thereunder (to the extent permitted and with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $25.0 million outstanding at any time, reduced, to the extent a permanent repayment and/or commitment reduction is required thereunder;

(2) (x) the Notes issued on the Issue Date (excluding any Additional Notes) and the Note Guarantees thereof and (y) any Exchange Notes issued in exchange for the Notes (excluding any Additional Notes) and any Note Guarantees thereof pursuant to the Registration Rights Agreement;

(3) Indebtedness of the Issuer, the Co-Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1) and (2) above), after giving effect to the intended use of proceeds of the Notes, including the WML Notes;

(4) Indebtedness under Hedging Obligations in the ordinary course of business that are designed to protect against fluctuations in interest rates, foreign currency exchange rates and commodity prices; provided, that if such Hedging Obligations are of the type described in clause (1) of the definition thereof, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(5) Indebtedness of the Issuer or the Co-Issuer owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Issuer, the Co-Issuer or any other Restricted Subsidiary; provided, however, that (A) if the Issuer, the Co-Issuer or any Guarantor is the obligor with respect to such Indebtedness and the payee is not the Issuer, the Co-Issuer or a Guarantor, such Indebtedness must be subordinated to the prior payment in full in cash of all obligations of the Issuer, the Co-Issuer or such Guarantor with respect to the Notes and (B) upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer, the Co-Issuer or a Restricted Subsidiary, the Issuer, the Co-Issuer or such Restricted Subsidiary, as applicable, in each case, shall be deemed to have incurred Indebtedness not permitted by this clause (5);

(6) (x) any guarantee by the Issuer, the Co-Issuer or a Guarantor of Indebtedness of the Issuer, the Co-Issuer or any Guarantor so long as the incurrence of such Indebtedness by the Issuer, the Co-Issuer and such Guarantor is permitted under the terms of the Indenture and (y) any guarantee by a Restricted Subsidiary that is not a Guarantor of Indebtedness of the Issuer, the Co-Issuer or a Restricted Subsidiary so long as the incurrence of such Indebtedness is permitted under the terms of the Indenture;

(7) (a) Indebtedness incurred by the Issuer, the Co-Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to any letters of credit, bankers’ acceptance warehouse receipt or similar facility issued in the ordinary course of business, including without limitation letters of credit or Indebtedness in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims and (b) Obligations in respect of performance, surety, reclamation and similar bonds and performance and completion guarantees provided by the Issuer, the Co-Issuer or any Restricted Subsidiary or Obligations in respect of letters of credit related thereto, in each case incurred in the ordinary course of business or consistent with past practice, and any guarantees or letters of credit functioning as so supporting any of the foregoing bonds or obligations (in the case of clauses (a) and (b), other than for an obligation for money borrowed);

(8) Purchase Money Indebtedness (a) incurred by the Issuer, the Co-Issuer or any Restricted Subsidiary, in an aggregate amount not to exceed at any time outstanding $40.0 million and (b) incurred by WML or any of its Subsidiaries in an aggregate amount not to exceed at any time outstanding $35.0 million;

(9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(10) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(11) Refinancing Indebtedness with respect to Indebtedness incurred or outstanding pursuant to the Coverage Ratio Exception or clause (1)(b), (2), (3), (8), this clause (11), (15) or (18); provided, that for the purposes of clause 1(b) and 3 (for the purpose of clause 3, with respect to the WML Notes only), such Refinancing Indebtedness may be represented by Additional Notes and Note Guarantees;

(12) Indebtedness supported by one or more letters of credit issued under the Revolving Credit Facility and the Amended and Restated WML Credit Agreement in accordance with clause (1)(a) and (1)(b), respectively; provided, that the amount of Indebtedness permitted to be incurred under this clause (12) supported by any such letter(s) of credit shall not exceed the amount of such letter(s) of credit; provided, further, that upon any reduction, cancellation or termination of such letter(s) of credit, there shall be deemed to be an incurrence of Indebtedness under the Indenture that must be otherwise permitted to be incurred under the Indenture equal to the excess of the amount of such Indebtedness outstanding immediately after such reduction, cancellation or termination over the remaining stated amount, if any, of such letter(s) of credit or the stated amount of any letter(s) of credit issued in a contemporaneous replacement of such letter(s) of credit;

(13) Attributable Indebtedness incurred by the Issuer, the Co-Issuer or any Restricted Subsidiary in an aggregate amount not to exceed $10.0 million at any one time outstanding;

(14) Indebtedness incurred by the Issuer, the Co-Issuer or any Guarantor in an aggregate principal amount (or accreted value, as applicable) at any one time outstanding, including all Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14), not to exceed $20.0 million;

(15) Indebtedness of the Issuer, the Co-Issuer or any Restricted Subsidiary of Acquired Indebtedness (except to the extent such Acquired Indebtedness was incurred in connection with or in contemplation of such acquisition); provided, that after giving effect to such incurrence of Indebtedness either (A) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception immediately following such transaction or (B) such Fixed Charge Coverage Ratio would have been greater than immediately prior to such acquisition;

(16) Indebtedness of the Issuer, the Co-Issuer or any Restricted Subsidiary under any Cash Management Obligations;

(17) Customary indemnification, adjustment of purchase price or similar obligations, including title insurance, of the Issuer, the Co-Issuer or any Restricted Subsidiary, in each case, incurred in connection with the disposition of any assets of the Issuer, the Co-Issuer or any such Restricted Subsidiary (other than guarantees incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition); and

(18) Indebtedness represented by Additional Notes and Note Guarantees thereof in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the acquisition by the Issuer, the Co-Issuer or any Guarantor of assets used or useful in a Permitted Business (whether through the direct purchase of assets or the purchase of capital stock of, or merger or consolidation with, any Person owning such assets); provided, that the Issuer would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable Four-Quarter Period, have had a Total Leverage Ratio for the Four-Quarter Period immediately preceding the date of such transaction, of no more than 4.0 to 1.0.

The Issuer and the Co-Issuer will not incur, and will not permit any Restricted Subsidiary to incur, any Indebtedness (including Permitted Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer, the Co-Issuer or such Restricted Subsidiary unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantees on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer or the Co-Issuer solely by virtue of being unsecured or by virtue of being secured on a junior priority basis; and provided, further, that this provision shall not apply to subordinated debt incurred by WML or its Subsidiaries at any time when the WML Notes are outstanding.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (18) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall classify and may reclassify, in each case in its sole discretion, such item of Indebtedness and may divide, classify and reclassify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness incurred under the Revolving Credit Facility after the Issue Date must be incurred under clause (1) above. In addition, for purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer, the Co-Issuer or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

Limitations on Restricted Payments

The Issuer and the Co-Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment;

(2) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Four-Quarter Period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(3) such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made by the Issuer, the Co-Issuer and the Restricted Subsidiaries after the Issue Date (other than Restricted Payments made pursuant to clauses (2), (3), (4), (5), (6), (8) or (9) of the next paragraph), is less than the sum (the “Restricted Payments Basket”) of (without duplication):

(a) 50% of Consolidated Net Income of the Issuer for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter commencing after the Issue Date to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors of the Issuer, of property and marketable securities, received by the Issuer either (x) as contributions to the common equity of the Issuer after the Issue Date (other than (i) by a Restricted Subsidiary, (ii) any Disqualified Equity Interests, (iii) Designated Preferred Stock and (iv) cash proceeds applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph) or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date, in each case, other than any such proceeds which are used (x) to redeem Notes in accordance with “— Optional Redemption — Redemption with Proceeds from Qualified Equity Offerings” or (y) to make Restricted Payments in reliance on clause (3) or clause (4) of the next succeeding paragraph, plus

(c) the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) of the Issuer, the Co-Issuer or any Restricted Subsidiary is reduced on the Issuer’s balance sheet upon the conversion or exchange subsequent to the Issue Date (other than by a Subsidiary of the Issuer) into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Issuer, the Co-Issuer or any Restricted Subsidiary upon such conversion or exchange), plus

(d) without duplication of any amounts included in clause (4) of the next succeeding paragraph, (x) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the aggregate amount received in cash and the fair market value, as determined by the Board of Directors of the Issuer in good faith, of property and marketable securities received after the Issue Date and representing the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes or (y) the sale (other than to the Issuer, the Co-Issuer or a Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary, plus

(e) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

The foregoing provisions will not prohibit:

(1) the payment by the Issuer, the Co-Issuer or any Restricted Subsidiary of any dividend or other distribution within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of the Indenture;

(2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Issuer, the Co-Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

(3) the redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness of the Issuer, the Co-Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the “Limitations on Additional Indebtedness and Preferred Stock” covenant and the other terms of the Indenture; provided, that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualified Equity Interests for purposes of clause (3)(b) of the preceding paragraph and will not be considered to be net cash proceeds from a Qualified Equity Offering for purposes of the provisions described above under the caption “— Optional Redemption — Redemption with Proceeds from Qualified Equity Offerings”;

(4) payments to redeem Equity Interests of the Issuer, held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) thereof, upon their death, disability, retirement, severance or termination of employment or service pursuant to any employee benefit plan or agreement or awarded to an employee to pay for the taxes payable by such employee upon such grant or award or the vesting thereof; provided, that the aggregate amount of Restricted Payments under this clause (4) shall not exceed (A) $2.0 million during any calendar year plus (B) the amount of any net cash proceeds received by or contributed to the Issuer from the issuance and sale since the Issue Date of Qualified Equity Interests of the Issuer to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to the terms of clause 3(b) of the preceding paragraph or this clause (4), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to Restricted Payments pursuant to this clause (4), less (D) the amount of any Restricted Payments previously made from cash proceeds received pursuant to clauses (B) and (C) of this clause (4); provided, further, that the cancellation of Indebtedness owing to the Issuer, the Co-Issuer or any Restricted Subsidiary in connection with the repurchase of Qualified Equity Interests will not be deemed to constitute a Restricted Payment;

(5) (a) the declaration and payment of regularly scheduled or accrued dividends to holders of the Series A Preferred Stock to the extent such dividends are included in the definition of Consolidated Interest Expense, (b) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Equity Interests of the Issuer, the Co-Issuer or any Restricted Subsidiary outstanding on the Issue Date or issued on or after the Issue Date in accordance with the Coverage Ratio Exception described above under the caption “— Limitations on Additional Indebtedness and Preferred Stock” to the extent such dividends are included in the definition of Consolidated Interest Expense and (c) the declaration and payment of accrued and unpaid dividends to holders of the Series A Preferred Stock outstanding as of the Issue Date with the proceeds of this offering as described under “Use of Proceeds”;

(6) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Equity Interests) issued by the Issuer after the Issue Date in accordance with the Coverage Ratio Exception described under the caption “— Limitations on Additional Indebtedness and Preferred Stock” to the extent such dividends are included in the definition of Consolidated Interest Expense; provided, however, that (A) for the most recently ended four full fiscal quarters for which consolidated financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions thereon) on a pro forma basis, the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.0 to 1.0 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (6) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Equity Interests) issued after the Issue Date;

(7) repurchases of Equity Interests deemed to occur upon the exercise or conversion of stock options or other Equity Interests, if such repurchased or converted Equity Interests represent a portion of the exercise price thereof;

(8) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions in documentation governing such Subordinated Indebtedness similar to those described under “— Change of Control,” “— Certain Covenants — Limitations on Asset Sales” and “— Certain Covenants — Event of Loss”; provided, that prior to such repurchase, redemption or another acquisition, the Issuer and the Co-Issuer (or a third party to the extent permitted by the Indenture) shall have made any required Change of Control Offer, Net Proceeds Offer or Loss Proceeds Offer, as the case may be, with respect to the Notes and shall have repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer, Net Proceeds Offer or Loss Proceeds Offer; or

(9) additional Restricted Payments of $10.0 million.

provided, that (a) in the case of any Restricted Payment pursuant to clause (3), (4), (5)(b), (6), (8) or (9) above, no Default shall have occurred and be continuing or occur as a consequence thereof and (b) no issuance and sale of Qualified Equity Interests used to make a payment pursuant to clause (2), (3) or (4) above shall increase the Restricted Payments Basket.

In the event that a Restricted Payment meets the criteria of more than one of the exceptions described in (1) through (9) above or is entitled to be made pursuant to the first paragraph above, the Issuer shall, in its sole discretion, classify or reclassify such Restricted Payment into one or more exceptions.

Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries

The Issuer and the Co-Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on or in respect of its Equity Interests to the Issuer, the Co-Issuer or any Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer, the Co-Issuer or any Restricted Subsidiary;

(b) make loans or advances or pay any Indebtedness or other obligation owed to the Issuer, the Co-Issuer or any other Restricted Subsidiary; or

(c) sell, lease or transfer any of its assets to the Issuer, the Co-Issuer or any other Restricted Subsidiary;

except for:

(1) encumbrances or restrictions existing under or by reason of applicable law or any applicable rule, regulation or order;

(2) encumbrances or restrictions existing under the Indenture, the Notes and the Note Guarantees (including any Exchange Notes and guarantees thereof), an Intercreditor Agreement and the Security Documents;

(3) customary non-assignment provisions of any contract or any lease or license entered into in the ordinary course of business;

(4) encumbrances or restrictions existing under agreements existing on the date of the Indenture (including, without limitation, the WML Credit Agreements and agreements relating to Absaloka) as in effect on that date;

(5) restrictions on transfers of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

(6) restrictions on transfers of assets imposed under any agreement to sell such assets permitted under the Indenture to any Person pending the closing of such sale;

(7) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired, so long as such Acquired Indebtedness or encumbrance or restriction was not incurred in connection with, or in contemplation of, such acquisition;

(8) any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;

(9) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(10) Purchase Money Indebtedness and Attributable Indebtedness incurred in compliance with the covenant described under “— Limitations on Additional Indebtedness and Preferred Stock” that impose restrictions of the nature described in clause (c) above on the assets acquired;

(11) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts and bonding requirements entered into in the ordinary course of business;

(12) any encumbrances or restrictions pursuant to waivers or consents provided by lenders under the WML Credit Agreements to permit sales of assets of WML or its Subsidiaries that would be otherwise prohibited by the terms of those agreements, provided, that such encumbrances or restrictions may exist only until all Indebtedness outstanding under the WML Credit Agreements is repaid and the agreements are terminated, or until such earlier date as specified in any such waivers or consents; and

(13) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided, that such amendments or refinancings are, in the good faith judgment of the Issuer’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

Limitations on Transactions with Affiliates

The Issuer and the Co-Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Issuer, the Co-Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis by the Issuer, the Co-Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer, the Co-Issuer or that Restricted Subsidiary; and

(2) the Issuer delivers to the Trustee:

(a) with respect to any Affiliate Transaction involving aggregate value in excess of $10.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by a majority of the disinterested members of the Board of Directors of the Issuer approving such Affiliate Transaction and affirming the determination set forth in clause (1) above; and

(b) with respect to any Affiliate Transaction involving aggregate value of $20.0 million or more, the certificates described in the preceding clause (a) and a written opinion as to the fairness of such Affiliate Transaction to the Issuer, the Co-Issuer or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor to the Board of Directors of the Issuer.

The foregoing restrictions shall not apply to:

(1) transactions exclusively between or among (a) the Issuer, the Co-Issuer and one or more Guarantors, (b) Guarantors or (c) Restricted Subsidiaries that are not Guarantors;

(2) the payment of reasonable and customary director, officer, employee and consultant compensation (including bonuses), reimbursement of expenses and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements;

(3) the issuance of Equity Interests (other than Disqualified Equity Interests) of the Issuer to any director, officer, employee or consultant of the Issuer, the Co-Issuer or its Subsidiaries in the ordinary course of business;

(4) Restricted Payments which are made in accordance with the covenant described under “— Limitations on Restricted Payments”;

(5) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and otherwise not prohibited by the Indenture that are fair to the Issuer, the Co-Issuer or its Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Issuer or the senior management of the Issuer, or are on terms at least as favorable as would reasonably have been entered into at such time with an unaffiliated party;

(6) (x) any agreement in effect on the Issue Date and disclosed in this prospectus, as in effect on the Issue Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more disadvantageous to the Holders or the Issuer in any material respect than such agreement as it was in effect on the Issue Date or (y) any transaction pursuant to any agreement referred to in the immediately preceding clause (x);

(7) the existence of, and the performance by the Issuer, the Co-Issuer or any Restricted Subsidiary of its obligations under the terms of, any limited liability company, limited partnership or other organizational document or security holders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Issue Date and which is described in this prospectus, as in effect on the Issue Date, and similar agreements that it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer, the Co-Issuer or any of its Restricted Subsidiaries of obligations under, any amendment to any such existing agreement or any such similar agreement entered into after the date of the Indenture shall only be permitted by this clause (7) to the extent not more disadvantageous to the Holders in any material respect, when taken as a whole, than any of such documents and agreements as in effect on the Issue Date;

(8) the Transactions and the payment of all transaction, underwriting commitment and other fees and expenses incurred in connection with the Transactions;

(9) sales of Qualified Equity Interests to Affiliates of the Issuer not otherwise prohibited by the Indenture and the granting of registration and other customary rights in connection therewith;

(10) loans or advances to employees in the ordinary course of business consistent with past practice; or

(11) any transaction between or among WML or any of its Subsidiaries, on the one hand, and the Issuer or any of its Subsidiaries other than WML and its Subsidiaries, on the other hand, that qualifies as a “Permitted Affiliate Transaction” under the WML Credit Agreements; provided, that, except with respect to the services to be provided and fees payable under the management agreement between WML and the Issuer, no such affiliate transaction shall constitute a “Permitted Affiliate Transaction” unless it is consummated on terms and conditions that are at fair market value and generally similar to the terms and conditions that would apply in a comparable arm’s length transaction with an unrelated third party and the Issuer delivers to the Trustee the certificates referred to in clause 2(a) above, to the extent required by such provision. A “Permitted Affiliate Transaction” under the WML Credit Agreements generally refers to sales of coal and other transactions effected between such parties in limited circumstances (e.g., sales of coal from WRI to a WML Subsidiary when, due to a force majeure event, the WML Subsidiary is unable to provide sufficient coal to meet a customer’s needs) at fair market value and on arms’ length terms.

Limitations on Liens

The Issuer and the Co-Issuer shall not, and shall not permit any Restricted Subsidiary other than WML or WML’s subsidiaries in accordance with the WML Credit Agreements to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever against any properties or assets of the Issuer, the Co-Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom (other than Permitted Liens and liens on the collateral securing the Revolving Credit Facility Obligations). Notwithstanding anything herein to the contrary, neither the Issuer nor any of its Restricted Subsidiaries shall permit any Refinancing Indebtedness incurred to refinance Indebtedness under the WML Notes to be secured by any Lien other than as permitted under clause (12) in the definition of Permitted Liens.

Limitations on Asset Sales

The Issuer and the Co-Issuer will not, and will not permit any Restricted Subsidiary, other than WML or WML’s subsidiaries in accordance with the WML Credit Agreements, to, directly or indirectly, consummate any Asset Sale unless:

(1) the Issuer, the Co-Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

(2) at least 75% of the total consideration received in such Asset Sale consists of cash or Cash Equivalents. For purposes of clause (2), the following shall be deemed to be cash:

(a) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Issuer, the Co-Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Issuer, the Co-Issuer or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness,

(b) the amount of any securities, Notes or other obligations received from such transferee that are within 90 days converted by the Issuer, the Co-Issuer or such Restricted Subsidiary to cash (to the extent of the cash actually so received), and

(c) the Fair Market Value of (i) any assets (other than securities) received by the Issuer, the Co-Issuer or any Restricted Subsidiary to be used by it in a Permitted Business, (ii) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Issuer or the Co-Issuer or (iii) a combination of (i) and (ii).

If at any time any non-cash consideration received by the Issuer, the Co-Issuer or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

If the Issuer, the Co-Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer, the Co-Issuer or such Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply amounts equal to all or any of the Net Available Proceeds therefrom to:

(1) If such Net Available Proceeds are proceeds of an Asset Sale of any asset, prepay permanently or repay permanently any Indebtedness which was secured by the Collateral sold in such Asset Sale; provided, that if such Net Available Proceeds are proceeds of an Asset Sale of the Revolving Facility First-Priority Collateral, such Net Available Proceeds shall be applied as required under the Revolving Credit Facility;

(2) If such Net Available Proceeds are proceeds of an Asset Sale of any assets or properties of WML or any of its Subsidiaries, apply such Net Available Proceeds as and to the extent required under the WML Credit Agreements or in connection with any consent, waiver or amendment thereto provided by the WML lenders thereunder; provided, that Net Available Proceeds that are proceeds of an Asset Sale of any properties or assets of WML or any of its Subsidiaries shall constitute “Excess Proceeds” (as defined below) only if and to the extent permitted to be distributed to the Issuer by WML or any of its Subsidiaries under the WML Credit Agreements and the WML Security Agreements;

(3) If such Net Available Proceeds are proceeds of any Asset Sale (other than an Asset Sale of any asset that constitutes WML Collateral), to permanently reduce any Pari Passu Indebtedness; provided, however, that if any Pari Passu Indebtedness is so reduced, the Issuer and the Co-Issuer will equally and ratably reduce Indebtedness under the Notes by making an offer to all Holders of the Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, the pro rata principal amount of the Notes; or

(4) invest all or any part of the Net Available Proceeds thereof in (A) the purchase of assets (other than securities) to be used by the Issuer, the Co-Issuer or any Restricted Subsidiary in a Permitted Business, (B) capital expenditures to be used by the Issuer, the Co-Issuer or any Restricted Subsidiary in a Permitted Business, (C) acquisition of Qualified Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (D) a combination of (A), (B) and (C).

The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds equals or exceeds $10.0 million, the Issuer will be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Issuer the provisions of which require the Issuer to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

(1) the Issuer will (a) make an offer to purchase (a “Net Proceeds Offer”) to all Holders in accordance with the procedures set forth in the Indenture, and (b) redeem (or make an offer to do so) any such other Pari Passu Indebtedness, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the “Payment Amount”) of such Excess Proceeds;

(2) the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture and the redemption price for such Pari Passu Indebtedness (the “Pari Passu Indebtedness Price”) shall be as set forth in the related documentation governing such Indebtedness;

(3) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis or as nearly a pro rata basis as is practicable (subject to the procedures of the Depository Trust Company); and

(4) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a “Net Proceeds Deficiency”), the Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of the Indenture.

In the event of the transfer of substantially all (but not all) of the assets of the Issuer, the Co-Issuer and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with the covenant described under “— Limitations on Mergers, Consolidations, Etc.,” the successor Person shall be deemed to have sold for cash at Fair Market Value the assets of the Issuer, the Co-Issuer and the Restricted Subsidiaries not so transferred for purposes of this covenant, and the successor Person shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Limitations on Asset Sales” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the “Limitations on Asset Sales” provisions of the Indenture by virtue of this compliance.

Excess Cash Flow

Within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ending December 31, 2011), when the aggregate Excess Cash Flow Amount equals or exceeds $1.0 million, the Issuer will be required to make an offer to purchase from all Holders Notes issued under the Indenture (including the principal amount of any Additional Notes issued under the Indenture but without duplication with respect to Exchange Notes) in an aggregate principal amount equal to the Excess Cash Flow Amount as follows:

(1) the Issuer will make an offer to purchase (an “Excess Cash Flow Offer”) to all Holders in accordance with the procedures set forth in the Indenture, pro rata in proportion to the respective principal amounts of the Notes to be purchased, the maximum principal amount that may be purchased out of the Excess Cash Flow Amount (the “Excess Cash Flow Payment Amount”);

(2) the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to an Excess Cash Flow Offer, plus accrued and unpaid interest thereon, if any, to the date such Excess Cash Flow Offer is consummated (the “Excess Cash Flow Offered Price”), in accordance with the procedures set forth in the Indenture;

(3) if the aggregate Excess Cash Flow Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Excess Cash Flow Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis; and

(4) upon completion of such Excess Cash Flow Offer in accordance with the foregoing provisions, the Excess Cash Flow Amount with respect to which such Excess Cash Flow Offer was made shall be deemed to be zero. To the extent that the sum of the aggregate Excess Cash Flow Offered Price of Notes tendered pursuant to an Excess Cash Flow Offer is less than the Excess Cash Flow Payment Amount relating thereto (such shortfall constituting an “Excess Cash Flow Offer Deficiency”), the Issuer may use the Excess Cash Flow Offer Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of the Indenture.

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to an Excess Cash Flow Offer.

Rights Offering

At the end of each of the Issuer’s fiscal quarters beginning with the fiscal quarter ended June 30, 2015, if the Total Leverage Ratio equals or exceeds 3.50 to 1.0, the Issuer shall be required within 90 days (subject to requirements of applicable securities laws) of the end of the first such fiscal quarter to provide holders of the Notes with the right to purchase, on a pro rata basis with respect to Notes held as of such date, an amount of Additional Notes equal to the amount necessary to repurchase and/or redeem all WML Notes that remain outstanding as of such date, including any make-whole payment, at an issue price of 100% (the “Rights Offering”); provided, that the Issuer shall not be required to undertake more than one Rights Offering during the term of the Notes; provided, further, that a condition to the consummation of the Rights Offering shall be the subscription by existing Holders to purchase Additional Notes equal to the amount necessary to repurchase all of the outstanding WML Notes, including any make-whole payment. The proceeds from the sale of such Additional

Notes shall be used to repurchase and/or redeem all outstanding WML Notes. The Indenture will include provisions necessary to cause the Issuer and Co-Issuer to effectuate the foregoing and will be modified to permit the Issuer and Co-Issuer to comply with its foregoing obligations without a resulting breach thereof.

The Issuer will be required to pay a make whole-amount with respect to the WML Notes to the extent such Notes are repurchased or redeemed.

Limitations on Designation of Unrestricted Subsidiaries

The Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Issuer (other than the Co-Issuer) as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2) the Issuer would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to the first paragraph of “— Limitations on Restricted Payments” above, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date.

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Issuer, the Co-Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Issuer, the Co-Issuer or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates;

(3) is a Person with respect to which none of the Issuer, the Co-Issuer or any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer, the Co-Issuer or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Issuer, the Co-Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer, the Co-Issuer or any Restricted Subsidiary, and except to the extent the amount thereof constitutes a Restricted Payment permitted pursuant to the covenant described under “— Limitations on Restricted Payments”; provided, further, that an Unrestricted Subsidiary may have previously been a Guarantor and have provided a Note Guarantee of the Notes.

If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under the covenant described under “— Limitations on Additional Indebtedness and Preferred Stock” or the Lien is not permitted under the covenant described under “— Limitations on Liens,” the Issuer shall be in default of the applicable covenant. The Issuer may not designate the Co-Issuer as an Unrestricted Subsidiary.

The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, be permitted to be incurred or made for all purposes of the Indenture.

All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee certifying compliance with the foregoing provisions.

Limitations on Sale and Leaseback Transactions

The Issuer and the Co-Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction; provided, that the Issuer, the Co-Issuer or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(1) the Issuer, the Co-Issuer or such Restricted Subsidiary could have (a) incurred the Indebtedness in an amount equal to the Attributable Indebtedness attributable to such Sale and Leaseback Transaction pursuant to the covenant described under “— Limitations on Additional Indebtedness and Preferred Stock” and (b) incurred a Lien to secure such Attributable Indebtedness pursuant to the covenant described under “— Limitations on Liens”;

(2) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction; and

(3) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Issuer, the Co-Issuer or the applicable Restricted Subsidiary applies the proceeds of such transaction in accordance with, the covenant described under “— Limitations on Asset Sales.”

Limitations on the Issuance or Sale of Equity Interests of Restricted Subsidiaries

The Issuer and the Co-Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, sell or issue any shares of Equity Interests of any Restricted Subsidiary except (1) to the Issuer, the Co-Issuer, a Restricted Subsidiary or the minority stockholders of any Restricted Subsidiary, on a pro rata basis or (2) to the extent such shares represent directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer, the Co-Issuer or a Wholly Owned Restricted Subsidiary or (3) pursuant to the Absaloka operating agreement or membership interest purchase agreement relating to the Indian coal tax credit transaction. The sale of all the Equity Interests of any Restricted Subsidiary is permitted by this covenant but is subject to the covenant described under “— Limitations on Asset Sales.”

Limitations on Mergers, Consolidations, Etc.

The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer, the Co-Issuer and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

(1) either:

(a) the Issuer will be the surviving or continuing Person; or

(b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by a supplemental indenture in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Issuer and the Co-Issuer under the Notes, the Indenture, the Security Documents, the Registration Rights Agreement and, if the Revolving Credit Facility is then outstanding, any Intercreditor Agreement, and shall cause (i) such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdiction as may be required by applicable law to preserve and protect the lien on the Collateral pledged by the Issuer, together with such financing statements or comparable documents as may be required to perfect any security interest in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions and (ii) the property and assets of the Person which is merged or consolidated with or into the Successor, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents (other than assets that would qualify as Excluded Property or assets that otherwise may not be made subject to a Lien), to be treated as after-acquired property and the Successor shall take such actions as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent provided in the Indenture, in each case in a form reasonably satisfactory to the Trustee;

(2) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(3) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, the Issuer or the Successor, as the case may be, (a) could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (b) shall have an Fixed Charge Coverage Ratio greater than the Fixed Charge Coverage Ratio of the Issuer immediately prior to such transaction and assumption; and

(4) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and such supplemental indentures, if any, comply with the Indenture.

Notwithstanding the foregoing, clauses (3) and (4) of the first paragraph of this covenant shall not be applicable to (a) the Issuer consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to a Restricted Subsidiary and (b) the Issuer merging with an Affiliate solely for the purpose and with the sole effect of reincorporating the Issuer, as the case may be, in another jurisdiction so long as the amount of Indebtedness of the Issuer, the Co-Issuer and the Restricted Subsidiaries is not increased thereby.

For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

Except as provided in the fourth paragraph under the caption “— Note Guarantees,” no Guarantor or the Co-Issuer may consolidate with or merge with or into (whether or not such Guarantor or the Co-Issuer is the surviving Person) another Person, other than the Issuer, the Co-Issuer or another Guarantor, unless:

(1) either:

(a) such Guarantor will be the surviving or continuing Person; or

(b) the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, the Indenture, the Security Documents, the Registration Rights Agreement and, if the Revolving Credit Facility is then outstanding, any Intercreditor Agreement and shall cause (i) such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdiction as may be required by applicable law to preserve and protect the lien on the Collateral pledged by such Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interest in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions and (ii) the property and assets of the Person which is merged or consolidated with or into the

Successor, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents (other than assets that would qualify as Excluded Property or assets that otherwise may not be made subject to a Lien), to be treated as after acquired property and the Successor shall take such actions as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent provided in the Indenture, in each case in a form reasonably satisfactory to the Trustee; and

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of the Co-Issuer or one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

Upon any consolidation, combination or merger of the Issuer, the Co-Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer, the Co-Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer, the Co-Issuer or such Guarantor is merged or the Person to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer, the Co-Issuer or such Guarantor under the Indenture, the Notes, the Note Guarantees, the Security Documents, the Registration Rights Agreement and, if the Revolving Credit Facility is then outstanding, any Intercreditor Agreement with the same effect as if such surviving entity had been named therein as the Issuer, the Co-Issuer or such Guarantor and, except in the case of a lease, the Issuer, the Co-Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s, the Co-Issuer’s or such Guarantor’s other obligations and covenants under the Notes, the Indenture, its Note Guarantee, the Security Documents, the Registration Rights Agreement and the Intercreditor Agreement, if applicable.

Notwithstanding the foregoing, any Guarantor may consolidate with, merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer, the Co-Issuer or another Guarantor; provided, that the Issuer, the Co-Issuer and such Guarantors shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdiction as may be required by applicable law to preserve and protect the lien on the Collateral pledged by such entity, together with such financing statements or comparable documents as may be required to perfect any security interest in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions.

Additional Note Guarantees

If, after the Issue Date, (a) the Issuer, the Co-Issuer or any Restricted Subsidiary (other than WML and its Subsidiaries) shall acquire or create another Subsidiary (other than in any case a Subsidiary that has been designated an Unrestricted Subsidiary), (b) any Unrestricted Subsidiary is redesignated a Restricted Subsidiary or, (c) the Issuer otherwise elects or is required to have any Restricted Subsidiary become a Guarantor, including on the WML Repayment Date, at which time the Issuer shall cause WML and its Subsidiaries to become Guarantors under the Indenture, then, in each such case, the Issuer shall cause such Restricted Subsidiary to:

(1) execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s and the Co-Issuer’s obligations under the Notes, the Indenture, the Security Documents, the Registration Rights Agreement and, if the Revolving Credit Facility is then outstanding, any Intercreditor Agreement, (b) a notation of guarantee in respect of its Note Guarantee, and (c) a joinder to the Security Documents or new Security Documents;

(2) deliver to the Trustee one or more Opinions of Counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms; and

(3) shall take such actions as may be reasonably necessary to cause the property and assets of such Restricted Subsidiary, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, to be treated as after-acquired property and to be made subject to the Lien of the Security Documents in the manner and to the extent provided in the Indenture, in a manner reasonably satisfactory to the Trustee.

Conduct of Business

The Issuer and the Co-Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

Limitation on Activities of Certain Subsidiaries

The Issuer will not permit Basin Resources Inc. to engage in any activities other than in relation to providing benefits to former mining operation employees and activities incidental to its organization and existence and shall not incur any Indebtedness, grant Liens over its assets or enter into any transactions other than in the ordinary course. The Issuer will not permit Westmoreland Terminal Company, Eastern Coal & Coke Company, and Criterion Coal Company to engage in any activities other than activities incidental to their organization and existence and activities incidental to their respective dissolution and shall not incur any Indebtedness, grant Liens over their assets or enter into any transactions.

Payments for Consent

The Indenture provides that neither the Issuer, the Co-Issuer nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders or all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports and Other Information

Whether or not the Issuer is subject to Section 13(a) or 15(d) of the Exchange Act, the Issuer, the Co-Issuer and any Guarantor will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which the Issuer, the Co-Issuer and such Guarantor would have been required to file with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act if the Issuer, the Co-Issuer or such Guarantor were so subject, such documents to be filed with the SEC on or prior to the date (the “Required Filing Date”) by which the Issuer, the Co-Issuer and such Guarantor would have been required so to file such documents if the Issuer, the Co-Issuer and such Guarantor were so subject.

If at any time the Notes are guaranteed by a direct or indirect parent of the Issuer and such company has complied with the reporting requirements of Section 13 or 15(d) of the Exchange Act, if applicable, and has furnished the Holders of Notes, or filed electronically with the SEC’s Next-Generation EDGAR System (or any successor system), the reports described herein with respect to such company, as applicable (including any financial information required by Regulation S-X under the Securities Act relating to the Issuer, the Co-Issuer and the Guarantors), the Issuer, the Co-Issuer and the Guarantors shall be deemed to be in compliance with the provisions of this covenant.

The Issuer, the Co-Issuer and any Guarantor will also in any event (a) within 15 days after each Required Filing Date file with the Trustee copies of the annual reports, quarterly reports and other documents which the Issuer, the Co-Issuer and such Guarantor would have been required to file with the SEC pursuant to Section 13(a) or Section 15(d) of the Exchange Act if the Issuer, the Co-Issuer and such Guarantor were subject to either of such Sections and (b) if filing such documents by the Issuer, the Co-Issuer and such Guarantor with the SEC is not permitted under the Exchange Act or prior to the exchange offer or the effectiveness of a shelf registration statement contemplated by the Registration Rights Agreement, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Issuer’s cost. The Issuer, the Co-Issuer and each Guarantor shall be deemed to have satisfied the foregoing requirements if the relevant documents have been filed with the SEC.

If the Co-Issuer’s, any Guarantor’s or secured party’s financial statements would be required to be included in the financial statements filed or delivered pursuant to the Indenture if the Issuer were subject to Section 13(a) or 15(d) of the Exchange Act, the Issuer shall include such financial statements in any filing or delivery pursuant to the Indenture.

The Indenture also provides that, so long as any of the Notes remain outstanding, the Issuer will make available to any prospective purchaser of Notes or beneficial owner of Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until the earlier of (x) such time as the Issuer has exchanged the Notes for the Exchange Notes and (y) such time as the holders thereof have disposed of such Notes pursuant to an effective registration statement under the Securities Act.

The Issuer will also hold quarterly conference calls for the Holders of the Notes to discuss financial information for the previous quarter. The conference call will be following the last day of each fiscal quarter of the Issuer and not later than ten Business Days after the time that the Issuer distributes the financial information as set forth in clause (a) above. No fewer than two days prior to the conference call, the Issuer shall issue a press release announcing the time and date of such conference call and providing instructions for Holders, securities analysts and prospective investors to obtain access to such call. For the avoidance of doubt, the Issuer may satisfy the requirements of this paragraph by holding the conference calls required above within the time period required as part of any earnings calls of the Issuer in accordance with past practice.

Events of Loss

Subject to any intercreditor agreement and the Security Documents, in the event of an Event of Loss with respect to any Collateral, the Issuer, the Co-Issuer or the affected Guarantor, as the case may be, will apply the Net Loss Proceeds from such Event of Loss, within 365 days after receipt, at its option to:

(1) repay obligations under any revolving credit facility with the Net Loss Proceeds of borrowing base assets, and effect a permanent reduction in the availability under such revolving credit facility;

(2) repay any Indebtedness which was secured by the assets to which Event of Loss related; and/or

(3) (A) invest all or any part of the Net Loss Proceeds thereof in the purchase of assets (other than securities) to be used by the Issuer, the Co-Issuer or any Restricted Subsidiary in a Permitted Business, (B) capital expenditures to be used by the Issuer, the Co-Issuer or any Restricted Subsidiary in a Permitted Business, (C) acquisition of Qualified Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (D) a combination of (A), (B) and (C).

Pending the final application of any Net Loss Proceeds, the Issuer, the Co-Issuer or the affected Guarantor shall deposit such Net Loss Proceeds in accordance with the Security Documents and any applicable Intercreditor Agreement.

Any Net Loss Proceeds from an Event of Loss that are not applied or invested as provided in the prior paragraph will be deemed to constitute “Excess Loss Proceeds.” When the aggregate amount of Excess Loss Proceeds exceeds $10.0 million, the Issuer will be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Issuer the provisions of which require the Issuer to redeem such Indebtedness with the Net Loss Proceeds (or offer to do so) (a “Loss Proceeds Offer”) in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Loss Proceeds at an offer price in cash in an amount equal to 100% of their principal amount plus accrued and unpaid interest to the date of purchase or redemption, as applicable. If the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Loss Proceeds to be used to purchase the Notes, the Trustee shall select the Notes to be purchased pursuant to the Loss Proceeds Offer on a pro rata basis or on a pro rata basis as is practicable, subject to the procedures of the Depository Trust Company.

The Indenture provides that the Issuer will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Loss Proceeds Offer, and the relevant provisions of the Indenture will be deemed modified as necessary to permit such compliance.

Events of Default

Each of the following is an “Event of Default”:

(1) failure by the Issuer and the Co-Issuer to pay interest or Additional Interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2) failure by the Issuer and the Co-Issuer to pay the principal of or premium, if any, on any of the Notes when due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3) failure by the Issuer and the Co-Issuer to comply with any of its agreements or covenants described above under “— Certain Covenants — Limitations on Mergers, Consolidations, Etc.,” or in respect of its obligations to make a Change of Control Offer as described above under “— Change of Control”;

(4) failure by the Issuer and the Co-Issuer to comply with any of its agreements or covenants described above under “ —  Certain Covenants — Limitations on Additional Indebtedness and Preferred Stock” or “— Certain Covenants — Limitations on Restricted Payments” and continuance of this failure for 30 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(5) failure by the Issuer and the Co-Issuer to comply with any other agreement or covenant in the Indenture and continuance of this failure for 60 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(6) (a) default with respect to any payment when due under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer, the Co-Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date; provided, that the principal amount of such Indebtedness aggregates to $15.0 million or more or such Indebtedness is incurred under the Revolving Credit Facility or any of the WML Credit Agreements or (b) any default under any of the WML Credit Agreements that results in the prohibition, or reduction of the amount, of any payments, dividends or distributions permitted to be made by WML or any of its Subsidiaries, directly or indirectly, to the Issuer;

(7) one or more judgments or orders that exceed $15.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer, the Co-Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(8) the Issuer, the Co-Issuer or any Significant Subsidiary pursuant to or within the meaning of any applicable bankruptcy law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(d) makes a general assignment for the benefit of its creditors;

(9) a court of competent jurisdiction enters an order or decree under any applicable bankruptcy law that:

(a) is for relief against the Issuer, the Co-Issuer or any Significant Subsidiary as debtor in an involuntary case,

(b) appoints a Custodian of the Issuer, the Co-Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer, the Co-Issuer or any Significant Subsidiary, or

(c) orders the liquidation of the Issuer, the Co-Issuer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days;

(10) any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared in a judicial proceeding null and void and unenforceable or found in a judicial proceeding to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee); or

(11) so long as the Security Documents have not been otherwise terminated in accordance with their terms and the Note Collateral as a whole has not been released from the Lien of the Security Documents securing the Notes in accordance with the terms thereof, with respect to Collateral having a Fair Market Value in excess of $15.0 million, (a) any default by the Issuer, the Co-Issuer or any Guarantor in the performance of its obligations under the Security Documents (after the lapse of any applicable grace periods) or the Indenture which adversely affects the condition or value of such Collateral, in any material respect, (b) repudiation or disaffirmation of the Issuer, the Co-Issuer or any Guarantor of its respective obligations under the Security Documents and (c) the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Issuer, the Co-Issuer or any Guarantor for any reason.

If an Event of Default (other than an Event of Default specified in clause (8) or (9) above with respect to the Issuer or the Co-Issuer) shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. If an Event of Default specified in clause (8) or (9) with respect to the Issuer or the Co-Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

The Trustee shall, within 30 days after the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with “— Certain Covenants —Limitations on Mergers, Consolidations, Etc.,” the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.

No Holder will have any right to institute any proceeding with respect to the Indenture, the Notes, the Security Documents or, if applicable, an Intercreditor Agreement, or for any remedy thereunder, unless the Trustee:

(1) has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

(2) has been offered indemnity, security or prefunding reasonably satisfactory to it; and

(3) has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefore (after giving effect to the grace period specified in clause (1) of the first paragraph of this “— Events of Default” section).

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Co-Issuer and the Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”). Legal Defeasance means that the Issuer, the Co-Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Note Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees, except as to:

(1) rights of Holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below,

(2) the obligations of the Issuer and the Co-Issuer with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and to hold money for payments held in trust,

(3) the rights, powers, trust, duties, and immunities of the Trustee and Note Collateral Agent, and the Issuer’s obligation in connection therewith, and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Co-Issuer and the Guarantors released with respect to most of the covenants under the Indenture and the Security Documents, except as described otherwise in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) will no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes and the Holders must have a valid, perfected exclusive security interest in such trust,

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that:

(a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under the Indenture (other than a Default resulting solely from the borrowing of funds to be applied to such deposit and the grant of any Lien on such deposit in favor of the Trustee and/or the Holders), the Revolving Credit Facility or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound,

(6) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, clauses (1) through (6) and, in the case of the Opinion of Counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2) and/or (3) and (5) of this paragraph have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Issuer’s and the Co-Issuer’s obligations and the obligations of Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

The Indenture and the Security Documents will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes when either

(1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2) (a) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to the provisions described under “— Optional Redemption,” and the Issuer has irrevocably deposited or caused to be deposited with the Trustee trust funds in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

(b) the Issuer and the Co-Issuer have paid all sums payable by it under the Indenture,

(c) the Issuer and the Co-Issuer have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be, and

(d) the Holders have a valid, perfected, exclusive security interest in this trust.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and Exchange

A Holder will be able to register the transfer of or Exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.

Amendment, Supplement and Waiver and Entry into Intercreditor Agreement

Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding (voting as one class) (including consents obtained in connection with a tender offer for, exchange for or purchase of, the Notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. An intercreditor agreement containing terms that differ from those set forth under “— Security — Intercreditor Agreement to be Entered into in Connection with a Future Revolving Credit Facility” in any material respect may be entered into and, subject to certain exceptions, the Intercreditor Agreement and the Security Documents may be amended, in each case with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer for, exchange for or purchase of, the Notes) and any past default or compliance with any provisions in an Intercreditor Agreement and the Security Documents may also be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer for, exchange for or purchase of, the Notes); and such amendments may not, without the consent of the Holders of 75% in principal amount of the Notes then outstanding, release all or substantially all of the Collateral other than in accordance with the Indenture, an Intercreditor Agreement and the Security Documents; provided, that without the consent of each Holder affected, no amendment or waiver may:

(1) change the maturity of any Note;

(2) reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Notes;

(3) reduce any premium payable upon optional redemption of the Notes, change the date on, or the circumstances under which, any Notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the Notes (other than provisions relating to the repurchase of Notes described above under “— Change of Control,” “— Certain Covenants — Limitations on Asset Sales”, “— Events of Loss” and — “Excess Cash Flow”, except that if a Change of Control has occurred, no amendment or other modification of the obligation of the Issuer and the Co-Issuer to make a Change of Control Offer relating to such Change of Control shall be made without the consent of each Holder of the Notes affected);

(4) make any Note payable in money or currency other than that stated in the Notes;

(5) make any change in the ranking or priority of any Note that would adversely affect the Holders of the Notes;

(6) reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

(7) impair the rights of Holders to receive payments of principal of or interest on the Notes;

(8) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture; or

(9) make any change in these amendment and waiver provisions.

Notwithstanding the foregoing, the Issuer, the Co-Issuer, the Trustee and the Note Collateral Agent, as applicable, may (i) enter into an Intercreditor Agreement on the same terms set forth in “— Security—Intercreditor Agreement to be Entered into in Connection with a Future Revolving Credit Facility” in all material respects, without the consent of any Holder and (ii) amend the Indenture, the Note Guarantees, the Notes, the Security Documents or if applicable, an Intercreditor Agreement, without the consent of any Holder:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the obligations of the Issuer and the Co-Issuer to the Holders in the case of a merger, consolidation or sale of all or substantially all of the assets in accordance with “— Certain Covenants — Limitations on Mergers, Consolidations, etc.”;

(4) to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture);

(5) to provide for the accession or succession of any parties to any Intercreditor Agreement or the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with the execution or amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of a Revolving Credit Facility, the WML Credit Agreements, the Notes or any other agreement or action that is not prohibited by the Indenture;

(6) to provide for the release of Collateral in accordance with the terms of the Indenture, an Intercreditor Agreement, if applicable, and the Security Documents (it being understood that the Liens on the Collateral with respect to the Notes and the Note Guarantees will be released to the extent the corresponding Revolving Facility First-Priority Liens securing Revolving Credit Facility Obligations are released);

(7) to provide security for additional borrowings under the Revolving Credit Facility or any additional Indebtedness which Liens are permitted to be incurred in accordance with the Indenture;

(8) to expand the Collateral securing the Notes or the Note Guarantees;

(9) to evidence and provide the acceptance of the appointment of a successor trustee under the Indenture or successor Note Collateral Agent;

(10) to provide for the issuance of Exchange Notes pursuant to the terms of the Indenture and the Registration Rights Agreement; or

(11) to make any change that does not materially adversely affect the rights of any Holder, or, in the case of the Indenture, to maintain the qualification of the Indenture under the Trust Indenture Act.

In the case of execution of an Intercreditor Agreement without the consent of the Holders, the Issuer shall have delivered to the Trustee an Officers’ Certificate, signed by the Chief Executive Officer and Chief Financial Officer of the Issuer, confirming that the Intercreditor Agreement shall have been entered into on terms that are the same as the terms set forth under “— Security — Intercreditor Agreement to be Entered into in Connection with a Future Revolving Credit Facility” in all material respects and any additional terms are not inconsistent with the terms set forth herein and not materially adverse to the Holders.

No Personal Liability of Directors, Officers, Employees, Stockholders and Members

No director, officer, employee, incorporator, stockholder, member or manager of the Issuer, the Co-Issuer or any Restricted Subsidiary will have any liability for any obligations of the Issuer or the Co-Issuer under the Notes, the Indenture, the Security Documents or the Intercreditor Agreement or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

Concerning the Trustee and the Note Collateral Agent

Wells Fargo Bank, National Association will be the Trustee and the Note Collateral Agent under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee indemnity, security or prefunding reasonably satisfactory to the Trustee.

References in this section to the “Trustee” include the Trustee in its capacity as Note Collateral Agent

Governing Law

The Indenture, the Notes, the Note Guarantees, the Security Documents (except as to real estate and certain other security documents required to be governed by local law) and any Intercreditor Agreement will be governed by, and construed in accordance with, the laws of the State of New York

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

“Absaloka” means Absaloka Coal LLC.

“Absaloka Collateral” has the meaning assigned to that term in clause (iv) of the first paragraph under the subheading “— Security — General.”

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary and (2) with respect to the Issuer, the Co-Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer, the Co-Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer, the Co-Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer, the Co-Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement and the Issuer shall promptly notify the Trustee of such Additional Interest as set forth in the Registration Rights Agreement and any other registration rights agreement.

“Additional Notes” has the meaning assigned to that term in the third paragraph under the heading “— Principal, Maturity And Interest.”

“Administrative Agent” has the meaning assigned to that term in the ninth paragraph under the subheading “— Security — Intercreditor Agreement to be Entered into in Connection with a Future Revolving Credit Facility.”

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referenced Person. For purposes of the covenant described under “— Certain Covenants — Limitations on Transactions with Affiliates,” Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referenced Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referenced Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Transaction” has the meaning assigned to that term in the first paragraph under the subheading “— Certain Covenants — Limitations on Transactions with Affiliates.”

“Agents” means, collectively, the Note Collateral Agent and the Revolving Collateral Agent.

“Alternate Offer” has the meaning assigned to that term in the eighth paragraph under the heading “— Change of Control.”

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“Amended and Restated WMLCredit Agreement” means the Amended and Restated Credit Agreement by and among Westmoreland Mining LLC, the guarantors party thereto, the banks party thereto and PNC Bank, National Association, as agent, dated as of June 26, 2008.

“asset” means any asset or property.

“Asset Acquisition” means

(1) an Investment by the Issuer, the Co-Issuer or any Restricted Subsidiary of the Issuer in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer, the Co-Issuer or any Restricted Subsidiary of the Issuer, or

(2) the acquisition by the Issuer, the Co-Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer, the Co-Issuer or any Restricted Subsidiary to any Person (including by means of a Sale and Leaseback Transaction or a merger or consolidation or similar transaction and including any sale or issuance of the Equity Interest of any Restricted Subsidiary) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Issuer, the Co-Issuer or any of the Restricted Subsidiaries of the Issuer; provided, that for purposes of this definition, the term “Asset Sale” shall not include:

(1) transfers of cash or Cash Equivalents;

(2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenant described under “— Certain Covenants — Limitations on Mergers, Consolidations, Etc.” and under “— Change of Control”;

(3) Permitted Investments and Restricted Payments permitted under the covenant described under “— Certain Covenants — Limitations on Restricted Payments”;

(4) the creation of or realization on any Permitted Lien;

(5) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $2.5 million;

(6) a transfer of assets between or among any of the Issuer, the Co-Issuer and any of the Guarantors, a transfer of assets between any Restricted Subsidiaries that are not Guarantors and a transfer of assets by a Restricted Subsidiary that is not a guarantor to the Issuer, the Co-Issuer or any Guarantor;

(7) an issuance or sale of Equity Interests by a Guarantor to the Issuer, the Co-Issuer or to another Guarantor or an issuance or sale of Equity Interests by a Restricted Subsidiary that is not a Guarantor to the Issuer, the Co-Issuer or any Restricted Subsidiary;

(8) a disposition of inventory in the ordinary course of business;

(9) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Issuer, the Co-Issuer and the Restricted Subsidiaries of the Issuer and that is disposed of in each case in the ordinary course of business;

(10) dispositions of past due accounts and Notes receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

(11) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business of the Issuer, the Co-Issuer and its Restricted Subsidiaries;

(12) a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

(13) trades of coal properties of equivalent value in the ordinary course of business.

“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Issuer’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“bankruptcy law” means the Bankruptcy Code or any similar federal, foreign or state law for the relief of debtors.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

“Capital Lease” means, with respect to any Person, a lease required to be capitalized for financial reporting purposes on the balance sheet of such Person in conformity with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capital Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(1) obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof) or obligations of state or local governments rated not lower than AAA/Aaa by S&P or Moody’s maturing no later than twelve months from the date of acquisition;

(2) time deposits and certificates of deposit or acceptances with a maturity of 360 days or less of any financial institution having combined capital and surplus and undivided profits of not less than $500.0 million whose obligations are rated A- or the equivalent or better by S&P or A3 or better by Moody’s on the date of acquisition;

(3) commercial paper maturing no more than 180 days (or 270 days in the case of WML or its Subsidiaries) from the date of creation thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s;

(4) repurchase obligations for underlying securities of the types described in clause (1) above entered into with any financial institution meeting the specifications of clause (2) above; provided, that for any Person other than WML and its Subsidiaries, such obligations may not have a term of more than seven days;

(5) demand deposit accounts maintained in the ordinary course of business; and

(6) investments in money market or other mutual funds 95% of whose assets comprise securities of the types described in clauses (1) through (5) above.

“Cash Management Obligations” means, with respect to any Person, the obligations of such Person in connection with (a) credit cards or stored value cards or (b) treasury, depository or cash management or related services, including (i) the automated clearinghouse transfer of funds or overdrafts or (ii) controlled disbursement services.

“Change of Control” means:

(1) the merger or consolidation of the Issuer with or into another Person or the merger of another Person with or into the Issuer or the merger of any Person with or into a Subsidiary of the Issuer if Equity Interests of the Issuer are issued in connection therewith, or the sale of all or substantially all the assets of the Issuer and Guarantors, taken as a whole, to another Person, unless holders of a majority of the aggregate voting power of the Voting Stock of the Issuer, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person;

(2) any person or group of persons (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC) of capital stock or other securities of the Issuer which are entitled to cast more than 40% of the total votes which may be cast in an election of directors of the Issuer;

(3) a majority of the board of directors of the Issuer shall be comprised of persons other than individuals who were directors of the Issuer one year prior to such time together with any individuals who were nominated for election as directors of the Issuer by individuals who were directors of the Issuer who, at the time of such individuals’ nominations, had been directors of the Issuer for at least one year;

(4) there is any change in the persons (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act) who are direct owners of an equity interest in WML or certain of its Subsidiaries identified in the WML Credit Agreements;

(5) the execution by the Issuer, Co-Issuer or any of its Subsidiaries or Affiliates, or WML or any of its Subsidiaries or Affiliates, of any agreement with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in an event described in clauses (2), (3) or (4) above; or the execution of any written agreement which, when fully performed by the parties thereto, would result in an event described in such clauses; or

(6) the adoption of a plan relating to the liquidation or dissolution of the Issuer.

“Change of Control Offer” has the meaning assigned to that term in the first paragraph under the heading “— Change of Control.”

“Change of Control Payment Date” has the meaning assigned to that term in the first paragraph under the heading “— Change of Control.”

“Change of Control Purchase Price” has the meaning assigned to that term in the first paragraph under the heading “— Change of Control.”

“Collateral” means collectively Note Collateral and Revolving Facility First-Priority Collateral.

“Consolidated Adjusted Working Capital” means at any date the excess of (i) Consolidated Current Assets (excluding (A) cash and Cash Equivalents classified as such in accordance with GAAP and (B) deferred taxes calculated in accordance with GAAP) over (ii) Consolidated Current Liabilities (excluding deferred taxes calculated in accordance with GAAP).

“Consolidated Amortization Expense” for any period means the amortization expense of the Issuer, the Co-Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Asset Reclamation Accretion Expense” for any period means the accretion expense associated with asset reclamation obligations of the Issuer, the Co-Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Capital Expenditures” means for any period the aggregate amount of all expenditures (whether paid in cash or other consideration or accrued as a liability) that would, in accordance with GAAP, be included as additions to property, plant and equipment and other capital expenditures of the Issuer and its consolidated Subsidiaries for such period, as the same are or would be set forth in a consolidated statement of cash flows of the Issuer and its consolidated Subsidiaries for such period (including the amount of assets leased under any capital lease and any mine reserve acquisitions), but excluding (to the extent that they would otherwise be included) (i) any such expenditures made for the replacement or restoration of assets in amounts not exceeding the aggregate amount of insurance proceeds or casualty or condemnation proceeds with respect to the asset or assets being replaced or restored, (ii) any such expenditures financed with the proceeds of Indebtedness, equity issuances or other proceeds that would not be included in Consolidated EBITDA and (iii) capitalized interest.

“Consolidated Current Assets” means at any date the consolidated current assets of the Issuer and its consolidated Subsidiaries determined as of such date in accordance with GAAP, including accounts receivable, inventory and for purposes of this definition whether or not treated as a current asset in accordance with GAAP, restricted investments and bond collateral, reclamation deposits and advanced coal royalties.

“Consolidated Current Liabilities” means at any date the consolidated current liabilities of the Issuer and its consolidated Subsidiaries determined as of such date in accordance with GAAP, including the amount of any accounts payable, accrued expenses and any Investments made during such period to purchase performance and surety bonds for permitting purposes or reclamation.

“Consolidated Depreciation and Depletion Expense” for any period means the depreciation and depletion expense of the Issuer, the Co-Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” for any period means, without duplication, the sum of the amounts for such period of

(1) Consolidated Net Income, plus

(2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to the Co-Issuer or any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by the Co-Issuer or such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to the Co-Issuer or such Restricted Subsidiary or its stockholders,

(a) Consolidated Income Tax Expense (other than income taxes or income tax adjustments (whether positive or negative) attributable to Asset Sales or extraordinary gains or losses and, without duplication, permitted tax distributions,

(b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

(c) Consolidated Asset Reclamation Accretion Expense,

(d) Consolidated Depreciation and Depletion Expense (but only to the extent not included in Consolidated Interest Expense),

(e) Consolidated Interest Expense,

(f) all other non-cash items reducing Consolidated Net Income (including without limitation noncash write-offs of goodwill, intangibles and long-lived assets, but excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, and

(g) costs and expenses incurred in connection with the Transactions, in each case determined on a consolidated basis in accordance with GAAP, minus

(3) the aggregate amount of all non-cash items, determined on a consolidated basis in accordance with GAAP, to the extent such items increased Consolidated Net Income (other than the accrual of revenue, recording of receivables or the reversal of reserves in the ordinary course of business) for such period.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer, the Co-Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Issuer, the Co-Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication,

(1) imputed interest on Capital Lease Obligations and Attributable Indebtedness,

(2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(3) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses but excluding amortization of deferred financing charges incurred in respect of the Notes,

(4) the interest portion of any deferred payment obligations,

(5) all other non-cash interest expense,

(6) consolidated capitalized interest,

(7) the product of (a) all cash and non-cash dividends paid, declared, accrued or accumulated on any series of Disqualified Equity Interests or any Preferred Stock of the Issuer, the Co-Issuer or any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer, the Co-Issuer or a Wholly Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of the Issuer, the Co-Issuer and the Restricted Subsidiaries, expressed as a decimal,

(8) all interest payable with respect to discontinued operations, and

(9) all interest on any Indebtedness of any other Person guaranteed by the Issuer, the Co-Issuer or any Restricted Subsidiary; provided, that to the extent directly related to the issuance of the Notes, amortization of debt issuance costs, debt discount or premium and other financing fees and expenses shall be excluded. Consolidated Interest Expense shall be calculated after giving effect to Hedging Obligations (including associated costs) described in clause (1) of the definition of “Hedging Obligations,” but excluding unrealized gains and losses with respect to Hedging Obligations.

“Consolidated Net Income” for any period means the net income (or loss) of the Issuer, the Co-Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded from the calculation of Consolidated Net Income (to the extent otherwise included therein), without duplication:

(1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer, the Co-Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer, the Co-Issuer or any of its Restricted Subsidiaries during such period;

(2) except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer, the Co-Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer, the Co-Issuer or any Restricted Subsidiary;

(3) the net income of any Restricted Subsidiary and Co-Issuer during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary and Co-Issuer of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining

Consolidated Net Income; provided, that the net income of WML and its Subsidiaries shall not be excluded pursuant to this clause (3) to the extent that the declaration or payment of dividends or similar distributions or payments is not permitted pursuant to provisions in the WML Credit Agreements that limit dividends, distributions or fee payments from WML to the Issuer (it being understood that this proviso shall apply only to such provisions of the WML Credit Agreements and not to any other limitations or restrictions otherwise applicable).

(4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(5) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer, the Co-Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, or the sale or disposition of any Equity Interests of the Issuer, the Co-Issuer or any Restricted Subsidiary or (b) any Asset Sale (without regard to the $2.50 million limitation set forth in clause (5) of the definition thereof) by the Issuer, the Co-Issuer or any Restricted Subsidiary;

(6) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(7) unrealized gains and losses with respect to Hedging Obligations;

(8) any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), realized by the Issuer, the Co-Issuer or any Restricted Subsidiary during such period;

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to goodwill, intangible assets, deferred financing costs, inventory, long-lived assets, investments in debt and equity securities in connection with any past or future acquisition, merger, consolidation or similar transaction (excluding any non-cash items to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reserved or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

(10) effects of adjustments (including the effects of such adjustments pushed down to the Issuer, the Co- Issuer and Restricted Subsidiaries) in Issuer’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of purchase accounting, as the case may be, in relation to any consummated transaction or the amortization or write-off of any amounts thereof, net of taxes; provided, that this clause (10) shall not include the recognition of ROVA deferred revenue for any period subsequent to the Issue Date; and

(11) cumulative effect of a change in accounting principle(s) during such period.

For purposes of this definition of “Consolidated Net Income,” “nonrecurring” means any gain or loss as of any date that is not reasonably likely to recur within the two years following such date; provided, that if there was a gain or loss similar to such gain or loss within the two years preceding such date, such gain or loss shall not be deemed nonrecurring.

Notwithstanding the foregoing, for the purposes of the covenant described under “— Certain Covenants — Limitations on Restricted Payments” only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Issuer, the Co-Issuer or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) of the first paragraph thereof or decrease the amount of Investments outstanding pursuant to the paragraph following clause (18) of the definition of “Permitted Investments.”

“Consolidated Total Indebtedness” means, at any date of determination, an amount equal to the sum, without duplication, of the aggregate amount of all outstanding Indebtedness of the Issuer, the Co-Issuer and its Restricted Subsidiaries.

“Covenant Defeasance” has the meaning assigned to that term in the second paragraph under the heading “— Legal Defeasance and Covenant Defeasance.”

“Coverage Ratio Exception” has the meaning assigned to that term in the first paragraph under the subheading “— Certain Covenants — Limitations on Additional Indebtedness and Preferred Stock.”

“Co-Issuer” has the meaning assigned to that term in the first paragraph of the preamble of the Description of the Notes section.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any applicable bankruptcy law.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Designated Preferred Stock” means Preferred Stock of the Issuer (other than in the form of Disqualified Equity Interests) that is issued for cash (other than to the Co-Issuer or a Restricted Subsidiary) and is so designated as Designated Preferred Stock pursuant to an Officer’s Certificate on the issuance date thereof.

“Designation” has the meaning assigned to that term in the first paragraph under the subheading “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries.”

“Designation Amount” has the meaning assigned to that term in clause (2) of the first paragraph under the subheading “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries.”

“DIP Financing” has the meaning assigned to that term in the eleventh paragraph under the subheading “— Security —Intercreditor Agreement to be Entered into in Connection with a Future Revolving Credit Facility.”

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control or asset sale occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control or asset sale provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under “— Change of Control” and “— Certain Covenants — Limitations on Asset Sales,” respectively, and such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions described under “— Change of Control” and “— Certain Covenants — Limitations on Asset Sales,” respectively.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person (but excluding any debt security that is convertible into, or exchangeable for, common stock).

“Event of Default” has the meaning assigned to that term in the first paragraph under the heading “— Events of Default.”

“Event of Loss” means, with respect to any Collateral, whether in respect of a single event or a series of related events, any (1) loss, destruction or damage of such Collateral, (2) condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such Collateral, or confiscation of such Collateral or the requisition of the use of such Collateral or (3) settlement in lieu of clause (2) above.

“Excess Cash Flow” means for any period an amount equal to the excess of (i) the sum, without duplication, of

(A) Consolidated EBITDA for such period plus

(B) the decrease, if any, in Consolidated Adjusted Working Capital from the first day to the last day of such period, plus

(C) the increase, if any, in deferred revenue liabilities (including both the current and non-current portion of such liabilities) from the first day to the last day of such period, plus

(D) the increase, if any, in amounts drawn by the Issuer or any of its consolidated Subsidiaries under any revolving credit facility from the first day to the last day of such period, over

(ii) the sum, without duplication, of

(A) Consolidated Interest Expense for such period paid in cash,

(B) Consolidated Income Tax Expense actually paid by the Issuer on a consolidated basis during such period in respect of any period ending on or after the Issue Date,

(C) the increase, if any, in Consolidated Adjusted Working Capital from the first day to the last day of such period,

(D) the decrease, if any, in deferred revenue liabilities (including both the current and non-current portion of such liabilities) from the first day to the last day of such period,

(E) the aggregate amount of any permitted optional redemptions of Notes during such period under “— Optional Redemption,”

(F) cash payments made during such period in respect of Consolidated Capital Expenditures,

(G) consolidated cash payments (or repayments) in respect of outstanding Indebtedness (excluding any Indebtedness outstanding under any revolving credit facility) of the Issuer or any of its consolidated Subsidiaries, including principal payments in respect of capital leases and payments of any make-whole amounts, actually paid by the Issuer or any of its consolidated Subsidiaries during such period,

(H) consolidated cash payments or repayments (whether or not resulting in a permanent commitment reduction) made in respect of outstanding Indebtedness of the Issuer or any of its consolidated Subsidiaries under any revolving credit facility, actually paid by the Issuer or any of its consolidated Subsidiaries during such period,

(I) consolidated cash payments made by the Issuer or any of its consolidated Subsidiaries during such period related to post-retirement medical and heritage costs, in excess of amounts included in Consolidated EBITDA,

(J) consolidated cash payments made by the Issuer or any of its consolidated Subsidiaries during such period related to pension plans, in excess of amounts included in Consolidated EBITDA,

(K) consolidated cash payments made by the Issuer or any of its consolidated Subsidiaries during such period related to asset reclamation,

(L) cash amounts contributed by the Issuer or any of its consolidated Subsidiaries to fund the WML debt service reserve account during such period; provided, that such amounts shall not exceed the minimum amounts required to fund such reserve account and

(M) cash payments made by the Issuer or any of its consolidated Subsidiaries to fund the WML working capital reserve account during such period; provided, that such amounts shall not exceed the minimum amounts required to fund such reserve account.

“Excess Cash Flow Amount” means, as of the date of determination, an aggregate amount equal to 75% of the Excess Cash Flow for such prior fiscal year. For example, if the date of determination is April 30, 2012, Excess Cash Flow shall be calculated for the fiscal year ended December 31, 2011.

“Excess Cash Flow Offer” has the meaning assigned to that term in clause (1) of the first paragraph under the subheading “— Certain Covenants — Excess Cash Flow.”

“Excess Cash Flow Offer Deficiency” has the meaning assigned to that term in the second paragraph under the subheading “— Certain Covenants — Excess Cash Flow.”

“Excess Cash Flow Offered Price” has the meaning assigned to that term in clause (2) of the first paragraph under the subheading “— Certain Covenants — Excess Cash Flow.”

“Excess Cash Flow Payment Amount” has the meaning assigned to that term in clause (1) of the first paragraph under the subheading “— Certain Covenants — Excess Cash Flow.”

“Excess Loss Proceeds” has the meaning assigned to that term in the third paragraph under the subheading “— Certain Covenants — Events of Loss.”

“Excess Proceeds” has the meaning assigned to that term in the fifth paragraph under the subheading “— Certain Covenants — Limitations on Asset Sales.”

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means any Notes issued pursuant to the Registration Rights Agreement in exchange for the Notes issued on the Issue Date or in exchange for any Additional Notes.

“Excluded Property” means (A) shares of any first-tier Subsidiary of the Issuer that is a “controlled foreign corporation” (as defined in Section 957(a) of the Code) in excess of 66% of all of the issued and outstanding Equity Interests in such Subsidiary entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2)) and (B) any right, title or interest in any permit, lease, capital lease, license, contract, agreement, account receivable, inventory or equipment held by the Issuer, the Co-Issuer or any Subsidiary Guarantor or to which any of the Issuer, the Co-Issuer or any Subsidiary Guarantor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that the creation of a security interest would, under the terms of such permit, lease, capital lease, license, contract, agreement, account receivable, inventory or equipment, or as a matter of law, result in a breach of the terms of, or constitute a default under, any permit, lease, capital lease, license, contract, agreement, account receivable, inventory or equipment held by the Issuer, the Co-Issuer or any Subsidiary Guarantor or to which any of the Issuer, the Co-Issuer or any Subsidiary Guarantor is a party or render void the security interest therein (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision or upon obtaining a required consent to cure any potential breach, such right, title or interest in such permit, lease, capital lease, license, contract, agreement, account receivable, inventory or equipment shall cease to be an “Excluded Property.” For the avoidance of doubt, “Excluded Property” shall not include any right to receive any payment of money or the proceeds, substitutions or replacements of any Excluded Property (unless such proceeds, substitutions or replacements would constitute an Excluded Property).

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Issuer or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

“First Lien Collateral” has the meaning assigned to that term in clause (i) of the first paragraph under the subheading “— Security — General.”

“First Lien Security Documents” means any security document granting or evidencing a first-priority security interest in or Liens on any assets of any Person to secure the Obligations under the Indenture, the Notes and the Note Guarantees, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Fixed Charge Coverage Ratio” means the ratio of Consolidated EBITDA during the Four-Quarter Period ending on or prior to the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated EBITDA and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence of any Indebtedness or the issuance of any Preferred Stock or Disqualified Equity Interests of the Issuer, the Co-Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock or Disqualified Equity Interests (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer, the Co-Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated EBITDA associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption of liability for, any such Indebtedness or Acquired debtedness) occurred on the first day of the Four-Quarter Period; provided, that with respect to any Asset Sale, in the case of Consolidated Interest Expense, only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the Issuer, the Co-Issuer or any Restricted Subsidiary following the Transaction Date.

If the Issuer, the Co-Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer, the Co-Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Fixed Charge Coverage Ratio:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a euro currency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations will be made on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act and shall include, for the avoidance of doubt, synergies, operating expense reductions and other cost savings to the extent allowable, calculated in accordance with Article 11 of Regulation S-X under the Securities Act.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof.

“Four-Quarter Period” with respect to any Person means the most recent four consecutive full fiscal quarters for which internal financial statements are available at such Person.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date (without giving effect to Accounting Standards Codification Topic 825-10-25, “The Fair Value Option”).

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means the Issuer, the Co-Issuer and Subsidiary Guarantors, and each other Person that is required to, or at the election of the Issuer does, become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee in accordance with the terms of the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement, (2) agreements or arrangements relating to, or designed to protect such Person against, fluctuations in foreign currency exchange rates, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

“Holder” means any registered holder, from time to time, of the Notes.

“Holder Buy-out Right” has the meaning assigned to that term in the eighth paragraph under the subheading “— Security — Intercreditor Agreement to be Entered into in Connection with a Future Revolving Credit Facility.”

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided, that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” means, with respect to any specified Person:

(1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2) all obligations of such Person evidenced by bonds, debentures, Notes or other similar instruments other than obligations in respect of asset reclamation obligations;

(3) all letters of credit or reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables, pension and other retirement related benefits and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

(5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

(6) all Capital Lease Obligations of such Person;

(7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided, that Indebtedness of the Issuer, the Co-Issuer or its Subsidiaries that is guaranteed by the Issuer, the Co-Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer, the Co-Issuer and its Subsidiaries on a consolidated basis;

(9) all Attributable Indebtedness;

(10) all Preferred Stock of such Person;

(11) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

(12) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person;

if and to the extent any of the preceding items (other than letters of credit, Attributable Indebtedness and Hedging Obligations) would appear as a liability on a balance sheet of the specified Person prepared in accordance with GAAP.

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

“Indenture” has the meaning assigned to that term in the first paragraph of the preamble of the Description of the Notes section.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer’s Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuer and its Affiliates.

“Initial Purchaser” means Gleacher & Company, Inc. and such other initial purchasers party to the purchase agreement entered into in connection with the offer and sale of the Notes issued on the Issue Date.

“Intercreditor Agreement” has the meaning assigned to that term in the first paragraph under “— Security — Intercreditor Agreement to be Entered into in Connection with a Future Revolving Credit Facility.”

“interest” means, with respect to the Notes, interest on the Notes.

“Investments” of any Person means:

(1) all direct or indirect investments by such Person in any other Person in the form of joint ventures, loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

(3) all other items that would be classified as investments (including purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP; and

(4) the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries.” If the Issuer, the Co-Issuer or any Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary not sold or disposed of, which amount shall be determined in good faith by the Board of Directors. The acquisition by the Issuer, the Co-Issuer or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Issuer, the Co-Issuer or such Restricted Subsidiary in the third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in the third Person.

“Issue Date” means the date on which the Notes are originally issued.

“Issuer” has the meaning assigned to that term in the first paragraph of the preamble of the Description of the Notes section.

“Legal Defeasance” has the meaning assigned to that term in the first paragraph under the heading “— Legal Defeasance and Covenant Defeasance.”

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

“Loss Proceeds Offer” has the meaning assigned to that term in the third paragraph under the subheading “— Certain Covenants — Events of Loss.”

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Mortgage” means any mortgage or deed of trust with respect to Real Property owned in fee simple by the Issuer, the Co-Issuer or any Guarantor, including any assignment of leases and rents, security agreement and fixture filing relating thereto, entered into by the Issuer, the Co-Issuer or any Guarantor in favor of the Note Collateral Agent for its benefit and the benefit of the Trustee and the Holders of Notes.

“Mortgaged Property” has the meaning assigned to that term in the first paragraph under the subheading “— Security — Certain Covenants with Respect to the Note Collateral — Real estate mortgages and filings.”

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, net of:

(1) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

(2) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3) amounts required to be paid to any Person (other than the Issuer, the Co-Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or to repay Indebtedness outstanding at the time of the Asset Sale that is secured by a Lien on the property or assets sold; and

(4) appropriate amounts to be provided by the Issuer, the Co-Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Issuer, the Co-Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other post employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Net Loss Proceeds” means, with respect to any Event of Loss, the aggregate proceeds in the form of cash or Cash Equivalents including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, in each case received by the Issuer, the Co-Issuer or any of its Restricted Subsidiaries from such Event of Loss, net of:

(1) reasonable out-of-pocket expenses and fees relating to such Event of Loss (including without limitation legal, accounting, appraisal or insurance adjuster fees);

(2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3) any repayment of Indebtedness that is secured by, or directly related to, the property or assets that are the subject of such Event of Loss;

(4) amounts required to be paid to any Person (other than the Issuer, the Co-Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Event of Loss; and

(5) appropriate amounts to be provided by the Issuer, the Co-Issuer or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Event of Loss and retained by the Issuer, the Co-Issuer or any Restricted Subsidiary, as the case may be, after such Event of Loss, including, without limitation, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Event of Loss.

“Net Proceeds Deficiency” has the meaning assigned to that term in the seventh paragraph under the subheading “— Certain Covenants — Limitations on Asset Sales.”

“Net Proceeds Offer” has the meaning assigned to that term in clause (1) of the sixth paragraph under the subheading “— Certain Covenants — Limitations on Asset Sales.”

“Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary:

(1) as to which none of the Issuer, the Co-Issuer or any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer, the Co-Issuer or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Issuer, the Co-Issuer or any Restricted Subsidiary.

“Note Collateral” has the meaning assigned to that term in the first paragraph under the subheading “— Security — General.”

“Note Collateral Agent” has the meaning assigned to that term in the first paragraph of the preamble of the Description of the Notes section.

“Note First-Priority Liens” means the liens on the Note Collateral created in favor of the Note Collateral Agent for its benefit and the benefit of the Trustee and the Holders of the Notes, subject solely to Permitted Liens.

“Note Guarantees” has the meaning assigned to that term under the first paragraph of the heading “— Note Guarantees.”

“Note Liens” means, collectively, the Note First-Priority Liens and the Note Second-Priority Liens.

“Note Second-Priority Liens” means the Liens on the Revolving Facility First-Priority Collateral created in favor of the Note Collateral Agent for its benefit and the benefit of the Trustee and the Holders of the Notes, subject solely to Permitted Liens and Revolving Facility First-Priority Liens.

“Notes” has the meaning assigned to that term in the first paragraph of the preamble of the Description of the Notes section.

“Obligations” means any principal, premium, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offered Price” has the meaning assigned to that term in clause (2) of the sixth paragraph under the subheading “— Certain Covenants — Limitations on Asset Sales.”

“Officer” means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” means a certificate signed in the name of the Issuer (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer, the Co-Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Note Guarantees, as applicable, and is secured by a Lien on the Note Collateral that has the same priority as the Lien securing the Notes and the Note Guarantees.

“Pari Passu Indebtedness Price” has the meaning assigned to that term in clause (2) of the sixth paragraph under the subheading “— Certain Covenants — Limitations on Asset Sales.”

“Paying Agent” has the meaning assigned to that term under the heading “— Methods of Receiving Payments on the Notes.”

“Payment Amount” has the meaning assigned to that term in clause (1) of the sixth paragraph under the subheading “— Certain Covenants — Limitations on Asset Sales.”

“Permitted Business” means the businesses engaged in by the Issuer, the Co-Issuer and its Subsidiaries on the Issue Date as described in this offering memorandum and businesses that are reasonably related thereto or reasonable extensions thereof.

“Permitted Collateral Liens” shall mean (a) in the case of Collateral other than Mortgaged Property and any pledged securities, Permitted Liens, (b) in the case of Mortgaged Property, “Permitted Collateral Liens” shall mean the Liens described in clauses (1), (2), (3), (5), (6), (10), (13), (14), (16), (18), (19), (20), (21) (insofar as it relates to Liens to secure Obligations in respect of Refinancing Indebtedness of Indebtedness secured by Liens referred to in clause (12), (15), (18), (19), (20), (27), (30) or (33) of the definition of “Permitted Liens”) and (22), (27), (29), (30), (32) and (33) of the definition of “Permitted Liens” and (c) in the case of Collateral consisting of pledged securities, shall mean the Liens described in clause (1), (3), (5), (8), (16), (17), (20), (21), (30), (32) and (33) of the definition of “Permitted Liens.”

“Permitted Indebtedness” has the meaning assigned to that term in the second paragraph under the subheading “— Certain Covenants — Limitations on Additional Indebtedness and Preferred Stock.”

“Permitted Investment” means:

(1) (a) Investments by the Issuer, the Co-Issuer or any Restricted Subsidiary in (i) the Issuer, any Guarantor or the Co-Issuer or (ii) in any Person that is or will become immediately after such Investment a Restricted Subsidiary and a Guarantor or that will merge or consolidate into the Issuer, the Co-Issuer or a Guarantor, including any Investment of such Person not made in contemplation of such transaction and (b) Investments by any Restricted Subsidiary that is not a Guarantor in (i) any Restricted Subsidiary or (ii) any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer, the Co-Issuer or a Restricted Subsidiary, including any Investment of such Person not made in contemplation of such transaction;

(2) Investments in the Issuer by any Restricted Subsidiary or the Co-Issuer;

(3) Hedging Obligations incurred pursuant to clause (4) of the second paragraph under the covenant described under “— Certain Covenants — Limitations on Additional Indebtedness and Preferred Stock”;

(4) cash and Cash Equivalents;

(5) receivables owing to the Issuer, the Co-Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer, the Co-Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(6) ordinary course trade credit, advances to customers, commissions, tranche and other similar advances to officers, directors and employees made in each case in the ordinary course of business.

(7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(8) Investments made by the Issuer, the Co-Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made (to the extent applicable) in compliance with clauses (1) and (2) of the first paragraph of the covenant described under “— Certain Covenants — Limitations on Asset Sales”;

(9) prepaid expenses, surety, reclamation and performance bonds and lease, tax, utilities, workers’ compensation, performance and similar deposits made in the ordinary course of business;

(10) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer, the Co-Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(11) Investments, to the extent Qualified Equity Interests are used to make the Investment;

(12) Investments existing on the Issue Date and any modification, replacement, renewal or extension thereof; provided, that the amount of any such Investment may be increased (1) (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under the Indenture, or (2) with respect to Absaloka, as required to meet the requirements of the Internal Revenue Code;

(13) Investments represented by guarantees otherwise permitted to be made by the Indenture;

(14) Investments not to exceed the greater of (a) $1.0 million per any calendar year at WRM and (b) contributions required to maintain statutorily-defined minimum capitalization at WRM; provided, that such Investments are in the ordinary course of business, consistent with past practice and made on an arm’s length basis;

(15) Investments from the Issuer up to $1.0 million per any calendar year to Basin Resources Inc. and Westmoreland Power Inc. and Investments from the Issuer in an aggregate amount not to exceed $5,000 to Westmoreland Terminal Company, Eastern Coal & Coke Company, and Criterion Coal Company, in each case in connection with their respective dissolution;

(16) Investments made after the date hereof in Restricted Subsidiaries that are not Guarantors in an aggregate amount not to exceed $10.0 million at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value);

(17) any Investment by Issuer, the Co-Issuer or a Restricted Subsidiary in a Permitted Business having an aggregative fair market value, taken together with all other Investments made pursuant to this clause (17) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed $5.0 million;

(18) other Investments in an aggregate amount not to exceed $10.0 million at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value); provided, that no Investment made in reliance on clauses (17) and (18) shall be made in any Person that is the direct or indirect holder of a majority of the outstanding Equity Interests of the Issuer; and

(19) An investment made by the Issuers in WML and its Subsidiaries with the proceeds of the issuance and sale of Additional Notes as permitted to be incurred under the “Limitations on Additional Indebtedness and Preferred Stock” covenant and the other terms of the Indenture for the purpose of the concurrent refinancing of the WML Notes.

The amount of Investments outstanding at any time pursuant to clauses (16), (17) and (18) above shall be deemed to be reduced:

(a) upon the disposition or repayment of or return on any Investment made pursuant to clauses (16), (17) and (18) above, by an amount equal to the return of capital with respect to such Investment to the Issuer, the Co-Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes); and

(b) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clauses (16), (17) and (18) above.

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or claims, Liens otherwise existing under applicable law, or Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral or the WML Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits, in each case, that are either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer, Co-Issuer or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP and such proceedings have the effect of preventing forfeiture or sale of the property or assets subject to any such Lien;

(2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings, if adequate reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof and such proceedings have the effect of preventing forfeiture or sale of the property or assets subject to any such Lien;

(3) pledges incurred, deposits made or bonds given in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, reclamation, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other ordinary course obligations (exclusive of obligations for the payment of borrowed money);

(4) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(5) judgment Liens not giving rise to a Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

(6) survey exceptions, easements, rights-of-way, zoning restrictions and other similar charges, restrictions or encumbrances in respect of real property or immaterial imperfections of title that were not incurred in connection with Indebtedness and which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Issuer, the Co-Issuer and the Restricted Subsidiaries taken as a whole, including without limitation, encumbrances and exceptions to title expressly set forth as an exception to the policies of title insurance obtained to insure the lien of each Mortgage granted in connection with the Notes or the Revolving Credit Facility or the mortgages granted in connection with the WML Credit Agreements;

(7) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(8) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer, the Co-Issuer or any Restricted Subsidiary, including rights of offset and setoff;

(9) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Issuer, the Co-Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(10) Liens on leases or subleases arising from the provisions of such lease and subleases and granted to others in the ordinary course of business that do not materially interfere with the ordinary course of business of the Issuer, Co-Issuer or any Restricted Subsidiary, and Liens on property leased under operating leases existing under the WML Credit Agreements;

(11) Liens arising from filing Uniform Commercial Code (or equivalent statutes) financing statements regarding operating leases entered into in the ordinary course of business;

(12) (a) Liens securing the Notes (other than any Additional Notes, except as otherwise provided in this clause (12)) and any Note Guarantee and (b) Liens securing Additional Notes to the extent such Liens secure Refinancing Indebtedness represented by Additional Notes and Note Guarantees of Indebtedness incurred under clause 1(b) and, with respect to WML Notes only, clause 3 in the covenant described under “— Limitations on Additional Indebtedness and Preferred Stock”;

(13) Liens in respect of royalty, production payment and other obligations under coal leases and similar agreements entered into in the ordinary course of business and to the extent such Liens do not secure any obligation for borrowed money;

(14) Liens in respect of supply, sales, surface use and other operational agreements entered into consistent with normal practices in the mining industry, in each case to the extent such agreements are entered into in the ordinary course of business and such Liens do not secure any obligation for borrowed money;

(15) (a) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date and (b) Liens with respect to the assets and common stock, and the products and proceeds thereof, of WML’s Subsidiary Texas Westmoreland Coal Co. in favor of NRG Texas Power LLC as contemplated by the WML Credit Agreements;

(16) Liens in favor of the Issuer, the Co-Issuer or a Guarantor;

(17) Liens securing Obligations in respect of Indebtedness under the Revolving Credit Facility, but only to the extent such Indebtedness is incurred in reliance on and outstanding under clause (1)(a) in the covenant described under “— Limitations on Additional Indebtedness and Preferred Stock” and only for so long as the Liens securing such Obligations are subject to the Intercreditor Agreement;

(18) Liens securing Obligations in respect of Indebtedness under the Amended and Restated WML Credit Agreement, but only to the extent such Indebtedness is incurred in reliance on and outstanding under clause 1(b) in the covenant described under “— Limitations on Additional Indebtedness and Preferred Stock”;

(19) Liens securing Purchase Money Indebtedness;

(20) Liens on assets or shares of stock of a Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer or at the time the Issuer, the Co-Issuer or the Restricted Subsidiary acquires the asset or shares including by merger or consolidation or otherwise; provided, that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Issuer or such acquisition and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Issuer, or is merged with or into or consolidated with the Issuer, the Co-Issuer or any Restricted Subsidiary of the Issuer or otherwise acquired;

(21) Liens to secure Obligations in respect of Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (12) (with respect to Notes and Additional Notes), (15) (other than with respect to the WML Notes), (17), (18), (20), (30) and (33) (but only to the extent any such Indebtedness secured by such Lien is permitted to be refinanced pursuant to the covenant entitled “— Certain Covenants — Limitations on Additional Indebtedness and Preferred Stock”); provided, that in each case:

(a) such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof); and

(b) the Indebtedness secured by such Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount plus accrued and unpaid interest, or, if greater, the committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(22) Liens to secure Attributable Indebtedness incurred pursuant to the covenant described under “— Limitations on Sale and Leaseback Transactions”; provided, that any such Lien shall not extend to or cover any assets of the Issuer, the Co-Issuer or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred;

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24) Liens incurred in the ordinary course of business of the Issuer, the Co-Issuer or any Restricted Subsidiary with respect to obligations (other than Indebtedness) that do not in the aggregate exceed $5.0 million at any one time outstanding; provided, that such Lien shall in no event extend to any Mortgaged Property;

(25) Liens securing Hedging Obligations permitted to be incurred by clause (4) in the covenant described under “— Limitations on Additional Indebtedness and Preferred Stock” so long as to the extent such Liens relate to Collateral they are subject to the Intercreditor Agreement;

(26) Liens to secure Obligations in respect of Cash Management Obligations permitted to be incurred by clause (16) in the covenant described under “— Limitations on Additional Indebtedness and Preferred Stock” so long as to the extent such Liens relate to Collateral, they are subject to the Intercreditor Agreement;

(27) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness or other Obligations in compliance with the Indenture;

(28) licenses of intellectual property granted by the Issuer, the Co-Issuer or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Issuer, the Co-Issuer or the Restricted Subsidiaries;

(29) encumbrances or exceptions expressly permitted pursuant to the Mortgages;

(30) Liens securing Indebtedness permitted to be incurred by clause (18) in the covenant described under “— Limitations on Additional Indebtedness and Preferred Stock”

(31) Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Permitted Investments to be applied against the purchase price for such Investment, solely to the extent such Investment would have been permitted on the date of the creation of such Lien;

(32) Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder; and

(33) Liens on Collateral in favor of an Agent for the benefit of the Holders or the Revolving Lenders relating to such Agent’s administrative expenses with respect to the Collateral;

provided, however, that no consensual Liens shall be permitted to exist, directly or indirectly, on any Collateral, other than Permitted Collateral Liens and Liens granted pursuant to the Security Documents (including Mortgages), any First Lien Security Document or any Second Lien Security Document.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Purchase Money Indebtedness” means Indebtedness, including Capital Lease Obligations, of the Issuer, the Co-Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer, the Co-Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or assets securing any letter of credit supporting the Issuer, the Co-Issuer or Restricted Subsidiary’s ability to pay such purchase price or, in the case of real property or fixtures, including additions and improvements, the real property (other than any Mortgaged Property) to which such asset is attached and (3) such Indebtedness shall be incurred within 180 days after such acquisition of such asset by the Issuer, the Co-Issuer or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided, that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of the Issuer to Persons other than any Person who is, prior to such issuance and sale, an Affiliate of the Issuer; provided, however, that cash proceeds therefrom equal to not less than 100% of the aggregate principal amount of any Notes to be redeemed are received by the Issuer as a capital contribution immediately prior to such redemption.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and rights incidental to the ownership, lease or operation thereof.

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning; provided, that this definition shall not apply for purposes of “— Optional Redemption.”

“Redesignation” has the meaning assigned to that term in the fourth paragraph under the subheading “— Certain Covenants —Limitations on Designation of Unrestricted Subsidiaries.”

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing Indebtedness” means Indebtedness of the Issuer, the Co-Issuer or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem, extend, refinance, renew, replace, defease or refund in whole or in part, or constituting an amendment of, any Indebtedness of the Issuer, the Co-Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”) in a principal amount not in excess of the principal amount (plus premium, if any) of the Refinanced Indebtedness so repaid or amended (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment plus costs and fees not to exceed the maximum commitment under such revolving credit facility or other agreement, less the amount of any permanent repayment and/or commitment reduction that was required thereunder at any time); provided, that:

(1) the Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness;

(2) if the Refinanced Indebtedness was subordinated to or pari passu with the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) or subordinate in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(3) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) at least 91 days after the maturity date of the Notes;

(4) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(5) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid or amended is secured, and such security interest encumbering such assets is of the same priority as, or a lower priority than, the security interest that secured the Refinanced Indebtedness being repaid or amended.

“Registrar” has the meaning assigned to that term under the heading “— Methods of Receiving Payments on the Notes.”

“Registration Rights Agreement” means the Registration Rights Agreement related to the Notes, to be executed on the Issue Date, among the Issuer, the Co-Issuer, the Guarantors and the Initial Purchasers set forth therein.

“Required Filing Date” has the meaning assigned to that term in the first paragraph under the subheading “— Certain Covenants —Reports and Other Information.”

“Restricted Payment” means any of the following:

(1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer, the Co-Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer, the Co-Issuer or any Restricted Subsidiary, including, without limitation, any payment of any dividend or other distribution in connection with any merger or consolidation involving the Issuer (but not included in or part of merger consideration) but excluding (a) dividends or distributions payable solely in Qualified Equity Interests, (b) in the case of the Co-Issuer and Restricted Subsidiaries, dividends or distributions payable to the Issuer, the Co-Issuer or to a Guarantor, (c) in the case of Restricted Subsidiaries that are not Guarantors, dividends or distributions payable to the Issuer or to a Restricted Subsidiary that is not a Guarantor and (d) in the case of any dividend or distribution payable on or in respect of any class of series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, pro rata dividends or distributions to minority stockholders of such Restricted Subsidiary (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation in accordance with the organizational documents of such entities); provided, that the Issuer, the Co-Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities or in accordance with the organizational documents of such entities;

(2) the purchase, redemption or other acquisition or retirement of any Equity Interests of the Issuer, the Co-Issuer, any Restricted Subsidiary or any equity holder of the Issuer, including, without limitation, any purchase, redemption or other acquisition or retirement in connection with any merger or consolidation involving the Issuer (other than an exchange of stock as part of merger consideration in connection with a merger or consolidation) but excluding any such Equity Interests held by the Issuer, the Co-Issuer or any Restricted Subsidiary;

(3) any Investment other than a Permitted Investment; or

(4) any payment or redemption, repurchase, defeasance or other acquisition or retirement in each case prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, on or in respect of Subordinated Indebtedness.

“Restricted Payments Basket” has the meaning assigned to that term in clause (3) of the first paragraph under the subheading “— Certain Covenants — Limitations on Restricted Payments.”

“Restricted Subsidiary” means any current or future Subsidiary of the Issuer other than an Unrestricted Subsidiary, including Absaloka. For the avoidance of doubt, on the date of the Indenture, WELLC and each Subsidiary of WELLC, WRI and each Subsidiary of WRI, Westmoreland Mining Services, Inc., WML, WRM, Westmoreland Coal Sales Co., WCC Land Holding Company, Inc. and Westmoreland Power Inc. will be Restricted Subsidiaries unless and until designated as Unrestricted Subsidiaries.

“Revolving Buy-out Price” has the meaning assigned to that term in the eighth paragraph under the subheading “— Security — Intercreditor Agreement to be Entered into in Connection with a Future Revolving Credit Facility.”

“Revolving Collateral Agent” has the meaning assigned to that term in the first paragraph under the subheading “— Security — Intercreditor Agreement to be Entered into in Connection with a Future Revolving Credit Facility.”

“Revolving Credit Facility” means a revolving credit facility that may be entered into after the date of the Indenture and under which the Issuer, the Co-Issuer, the Subsidiary Guarantors and Absaloka would be a borrower or guarantor, including any Notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case as amended, amended and restated, supplemented, modified, refinanced, replaced or otherwise restructured, in whole or in part, from time to time.

“Revolving Credit Facility Obligations” means the indebtedness outstanding under the Revolving Credit Facility that is secured by a Permitted Lien described in clause (17) of the definition thereof, and all other obligations of the Issuer, the Co-Issuer, any Guarantor or Absaloka under the Revolving Credit Facility, all Cash Management Obligations permitted by the Indenture and secured by the collateral securing any Obligations under the Revolving Credit Facility, and all Hedging Obligations permitted by the Indenture and secured by the collateral securing any Obligations under the Revolving Credit Facility.

“Revolving Facility First-Priority Collateral” means substantially all of the accounts receivable and inventory of the Issuer, the Co-Issuer, the Subsidiary Guarantors (whether now owned or hereinafter arising or acquired) and Absaloka (if it is a guarantor under the Revolving Credit Facility) and the proceeds and products thereof.

“Revolving Facility First-Priority Liens” means Liens on the Revolving Facility First-Priority Collateral securing any Revolving Credit Facility Obligations on a first-priority basis.

“Revolving Lenders” has the meaning assigned to that term in the seventh paragraph under the subheading “— Security —Intercreditor Agreement to be Entered into in Connection with a Future Revolving Credit Facility.”

“Rights Plan” means that certain amended and restated rights agreement entered into by the Issuer on February 7, 2003, as subsequently amended, and any successor plan. “S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“Sale and Leaseback Transactions” means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Lien Collateral” has the meaning assigned to that term in the first paragraph under the subheading “— Security —General.”

“Second Lien Security Document” means any security document granting or evidencing a second-priority security interest in or Liens on any assets of any Person to secure the Obligations under the Indenture, the Notes and the Note Guarantees, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Secretary’s Certificate” means a certificate signed by the Secretary of the Issuer.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Documents” means collectively, the First Lien Security Documents and the Second Lien Security Documents.

“Senior Indebtedness” means

(1) all Indebtedness of the Issuer, the Co-Issuer or any of the Restricted Subsidiaries outstanding under the Revolving Credit Facility and all Hedging Obligations with respect thereto;

(2) any other Indebtedness of the Issuer, the Co-Issuer or any of the Restricted Subsidiaries permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Note Guarantee; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding sentence, Senior Indebtedness will not include:

(a) any intercompany Indebtedness of the Issuer, the Co-Issuer or any of the Restricted Subsidiaries to the Issuer or any of its Restricted Subsidiaries; or

(b) any Indebtedness that is incurred in violation of the Indenture. For the avoidance of doubt, “Senior Indebtedness” will not include any trade payables or taxes owed or owing by the Issuer, the Co-Issuer or any Restricted Subsidiary.

“Series A Preferred Stock” means the Series A Convertible Exchangeable Preferred Stock, par value $1.00 per share, of the Issuer.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Rule 1-02(w)(1) or (2) of Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (8) or (9) under “— Events of Default” has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Standstill Period” has the meaning assigned to that term in the seventh paragraph under the subheading “— Security— Intercreditor Agreement to be Entered into in Connection with a Future Revolving Credit Facility.”

“Subordinated Indebtedness” means (a) with respect to the Issuer or the Co-Issuer, any Indebtedness of the Issuer or the Co-Issuer that is by its terms subordinated in right of payment to the Notes pursuant to a written agreement and (b) with respect to any Guarantor, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to the Note Guarantee of such Guarantor pursuant to a written agreement. For the purposes of the foregoing, for the avoidance of doubt, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or secured by a lower priority Lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

“Subsidiary” means, with respect to any Person:

(1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof);

provided, that Absaloka shall be considered a Subsidiary of the Issuer. Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Subsidiary Guarantors” means (i) WELLC, Westmoreland North Carolina Power LLC, WEI-Roanoke Valley, Inc., Westmoreland-Roanoke Valley, LP, WRI, WRI Partners, Westmoreland Mining Services, Inc., Westmoreland Coal Sales Co., WCC Land Holding Company, Inc. and Westmoreland Power Inc., (ii) each other domestic Subsidiary of WELLC and WRI as may be formed after the Issue Date and (iii) each other domestic Subsidiary of the Issuer, the Co-Issuer or a Guarantor that becomes a Restricted Subsidiary after the Issue Date.

“Successor” has the meaning assigned to that term in clause (1)(b) of the first paragraph under the subheading “— Certain Covenants —Limitations on Mergers, Consolidations, Etc.”

“Total Assets” means the total amount of all assets of the Issuer, the Co-Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent internal balance sheet of the Issuer.

“Total Leverage Ratio” means the ratio, as of any date of determination, of (i) Consolidated Total Indebtedness of the Issuer, the Co-Issuer and the Restricted Subsidiaries as of such date to (ii) Consolidated EBITDA for the most recently ended four full fiscal quarters for which internal consolidated financial statements are available immediately preceding such date.

“Transactions” means (a) the entering into and initial borrowing, if any, under the Revolving Credit Facility,(b) the issuance of the Notes offered by this prospectus (including the grant of the security interests and Liens pursuant to the Security Documents) and issuance of Exchange Notes, (c) the repayment of the Issuer’s existing PIK senior secured convertible Notes, (d) the repayment of WRI’s existing revolving credit facility and term loan, (e) the repayment of WELLC’s existing term loan, (f) redemption or repayment of the outstanding accrued dividends on the Issuer’s Series A Convertible Preferred Stock and (f) all transactions (including the payment of fees and expenses) related to any of the foregoing.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” has the meaning assigned to that term in the first paragraph of the preamble of the Description of the Notes section.

“UCC” means the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Note Collateral Agent may otherwise determine).

“Unrestricted Subsidiary” means (1) Basin Resources Inc.; (2) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with the covenant described under “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries”; and (3) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person (in the case of a partnership, the sole general partner or managing general partner of such Person) entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“WELLC” means Westmoreland Energy LLC.

“Wholly Owned” means, with respect to any Restricted Subsidiary, a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares) are owned directly by the Issuer or through one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

“WML” means Westmoreland Mining LLC.

“WML Collateral” means all assets that secure Indebtedness under the WML Credit Agreements.

“WML Credit Agreements” means (A) the Amended and Restated WML Credit Agreement and (B) the WML Notes.

“WML Lien” has the meaning assigned to that term in under the subheading “— Security — General.”

“WML Notes” means the Note Purchase Agreement regarding $125,000,000 8.02% Senior Guaranteed Secured Notes due March 31, 2018 among Westmoreland Mining LLC and each of the purchasers named in Schedule A thereto, dated as of June 26, 2008.

“WML Payments Collateral” has the meaning assigned to that term in clause (ii) of the first paragraph under the subheading “— Security — General.”

“WML Repayment Date” has the meaning assigned to that term in under the heading “— Note Guarantees.”

“WML Security Agreements” means that certain Security Agreement dated as of June 26, 2008, entered into between WML and certain of its Subsidiaries and U.S. Bank National Association, the Amended and Restated Security Agreement dated June 26, 2008 among WML and certain of its Subsidiaries and US Bank National Association, the Pledge Agreement dated June 26, 2008 among the Issuer, WML and US Bank National Association, and the Amended and Restated Pledge Agreement dated June 26, 2008 among Issuer, WML and US Bank National Association.

“WRI” means Westmoreland Resources Inc.

“WRM” means Westmoreland Risk Management Ltd.

“WRM Collateral” has the meaning assigned to that term in clause (iii) of the first paragraph under the subheading “— Security — General.”

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations relating to the exchange of Restricted Notes for Exchange Notes in the exchange offer. It does not contain a complete analysis of all the potential tax considerations relating to the exchange. This summary is limited to holders of Restricted Notes that hold the Restricted Notes as “capital assets” (in general, assets held for investment). Special situations, such as the following, are not addressed:

•

tax consequences to holders that may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or foreign currencies, brokers, certain financial institutions or “financial services entities,” insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, retirement plans, real estate investment trusts, controlled foreign corporations and shareholders of such corporations, passive foreign investment companies and shareholders of such companies, former citizens or long-term residents of the United States, certain U.S. expatriates or corporations that accumulate earnings to avoid U.S. federal income tax;

•	tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

•	tax consequences to holders whose “functional currency” is not the U.S. Dollar;

•	tax consequences to persons who hold notes through a partnership or similar pass-through entity;

•	alternative minimum tax, gift tax or estate tax consequences, if any; or

•	any state, local or foreign tax consequences.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

Consequences of Tendering Notes

The exchange of the Restricted Notes for the Exchange Notes in the exchange offer will not constitute a taxable exchange. As a result, you will not recognize taxable gain or loss as a result of such exchange, the holding period of the Exchange Notes you receive will include the holding period of the Restricted Notes you exchange and the adjusted tax basis of the Exchange Notes you receive will be the same as the adjusted tax basis of the Restricted Notes you exchange.

The preceding discussion of certain material U.S. federal income tax consequences is for general information only and is not tax advice. Accordingly, each investor is urged to consult its own tax advisor as to the particular tax consequences to it of exchanging Restricted Notes for Exchange Notes, including the applicability and effect of any U.S. federal, state, local or foreign tax laws, and of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes in the exchange offer for its own account must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Notes. Broker-dealers who acquired the Restricted Notes directly from us in the initial offering must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resales of the Exchange Notes and cannot rely on the position of the staff of the Commission enunciated in the Exxon Capital no-action letter. In addition, broker-dealers who acquired Restricted Notes directly from us in the initial offering cannot use this prospectus in connection with resales of the Exchange Notes. We reserve the right in our sole discretion to purchase or make offers for, or to offer Exchange Notes for, any Restricted Notes that remain outstanding subsequent to the expiration of the exchange offer pursuant to this prospectus or otherwise and, to the extent permitted by applicable law, purchase Restricted Notes in the open market, in privately negotiated transactions or otherwise. This prospectus, as it may be amended or supplemented from time to time, may be used by all persons subject to the prospectus delivery requirements of the Securities Act, including broker-dealers in connection with resales of Exchange Notes received in the exchange offer, where such Exchange Notes were acquired as a result of market-making activities or other trading activities and may be used by us to purchase any Restricted Notes outstanding after expiration of the exchange offer. We have agreed that, for a period of up to 180 days from the date on which the exchange offer is completed, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale if such broker-dealer indicates in the letter of transmittal that it will do so. In addition, until            , 2012, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers in the exchange offer for their own account may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it in the exchange offer for its own account and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of such Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of up to 180 days from the date on which the exchange offer is completed, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers and will indemnify holders of the Notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the Exchange Notes and the related guarantees will be passed upon for us by Holland & Hart LLP, Denver, Colorado, and by Williams, Mullen, Clark & Dobbins, Richmond, Virginia.

EXPERTS

The consolidated financial statements of Westmoreland Coal Company and subsidiaries appearing in Westmoreland Coal Company’s Annual Report (Form 10-K) for the year ended December 31, 2011 and 2010 for each of the three years in the period ended December 31, 2011, and the effectiveness of Westmoreland Coal Company and subsidiaries’ internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Westmoreland Coal Company and subsidiaries management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Westmoreland Resources, Inc. and subsidiary appearing in Westmoreland Coal Company’s Annual Report (Form 10-K) for the year ended December 31, 2011 and 2010 for each of the three years in the period ended December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Westmoreland Energy LLC and subsidiaries appearing in Westmoreland Coal Company’s Annual Report (Form 10-K) for the year ended December 31, 2011 and 2010 for each of the three years in the period ended December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

We completed our acquisition of Chevron Mining, Inc.’s Kemmerer surface coal mine (the “Kemmerer Mine”) on January 31, 2012. The required audited statements of assets to be acquired and liabilities to be assumed of the Kemmerer Mine as of December 31, 2011 and 2010, and the statements of revenues and direct operating expenses and cash flows for each of the years in the three-year period ended December 31, 2011, appearing in our Form 8-K/A (Amendment No. 1) dated April 12, 2012, have been audited by Tanner LLC, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given as the authority of such firm as experts in accounting and auditing.

WESTMORELAND COAL COMPANY

WESTMORELAND PARTNERS

Offer to Exchange

All outstanding $125,000,000 10.75% Senior Secured Notes due 2018

(CUSIP No. 960887AC1 and U96068AB4)

for $125,000,000 10.75% Senior Secured Notes due 2018

that have been registered under the Securities Act of 1933

Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions or otherwise.

, 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Registrants under the laws of Delaware

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit. Our Restated Certificate of Incorporation limits the liability of directors to the extent permitted by Delaware law.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, indemnification is limited to expenses and no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. Section 145 also permits us to purchase and maintain insurance on behalf of any person who is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not we would have the power to indemnify such person against such liability.

Our bylaws obligate us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, either civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or supervisor or manager of us or a constituent corporation absorbed in a consolidation or merger, or while our director, officer or supervisor or manager is or was serving at our request or at the request of a constituent corporation absorbed in a consolidation or merger, as a director, officer or supervisor or manager of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation to the extent that such person is not otherwise indemnified and to the extent such indemnification is not prohibited by applicable law. Our bylaws also obligate us to pay any such person’s expenses in advance of the final disposition of any such proceeding, if such person undertakes to repay any amount so advanced if it shall ultimately be determined that he is not entitled to be indemnified by us.

Under our bylaws, our obligation to indemnify, including the duty to advance expenses, is a contract between our company and each person entitled to indemnification, and no modification or repeal of our bylaws may affect, to the detriment of any such person, our obligations in connection with a claim based on any act or failure to act occurring before such modification or repeal.

Our bylaws also permit us to purchase and maintain insurance, and we have purchased insurance on behalf of our directors and officers.

Under our bylaws, the rights to indemnification and advance of expenses are not exclusive of any other right to which an indemnified person may be entitled, and all such rights shall inure to the benefit of the indemnified person and his or her heirs, executors and administrators.

Registrants under the laws of Virginia

Westmoreland—North Carolina Power, L.L.C. is a limited liability company organized under the laws of the State of Virginia. Under Virginia law, to the extent provided in the articles of organization or operating agreement, a limited liability company may eliminate a manager or member’s personal liability for monetary damages in any proceeding brought by or in the right of the limited liability company or by or on behalf of its members, except for liability resulting from such manager or member’s willful misconduct or a knowing violation of criminal law. If the articles of organization and operating agreement are silent, a manager or member’s personal liability is limited to the greater of $100,000 or the amount of cash compensation received in the twelve months immediately preceding the act or omission for which liability is imposed. Section 13.1-1009 of the Virginia Limited Liability Company Act empowers a Virginia limited liability company, subject to such standards and restrictions, if any, as are set forth in its articles or organization or an operating agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding. The Operating Agreement of Westmoreland—North Carolina Power, L.L.C. grants it the power to indemnify any person.

Westmoreland Partners is a partnership formed under the laws of the State of Virginia. Section 50-73.99 of the Virginia Uniform Partnership Act, a partnership is obligated to reimburse a partner for payments made and indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership or for the preservation of its business or property. The partnership agreement provides that each partner will indemnify and hold harmless the other partners and their affiliates, directors, officers, employees and agents and the partnership from and against all claims, loss, damage, demands, liabilities, obligations or rights of action, arising as a result of anything done or omitted to be done through the gross negligence or willful misconduct of the indemnifying partner or its officers, directors, employees, agents.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

See the Exhibit Index attached to this registration statement and incorporated by reference herein.

Financial Statement Schedules:

All schedules have been omitted because they are not applicable or not required, or the required information is included in the financial statements or notes thereto, which are incorporated herein by reference.

Item 22.	Undertakings

The undersigned Registrants hereby undertake:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unexchanged at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

(i)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(h) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(i) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado on May 21, 2012.

WESTMORELAND COAL COMPANY

By:	/s/ KEITH E. ALESSI
Name:	Keith E. Alessi
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Keith E. Alessi and Kevin A. Paprzycki, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEITH E. ALESSI Keith E. Alessi	Chief Executive Officer and Director (Principal Executive Officer)	May 21, 2012

/s/ KEVIN A. PAPRZYCKI Kevin A. Paprzycki	Chief Financial Officer and Treasurer (Principal Financial Officer)	May 21, 2012

/s/ RUSSELL H. WERNER Russell H. Werner	Corporate Controller (Principal Accounting Officer)	May 21, 2012

/s/ THOMAS J. COFFEY Thomas J. Coffey	Director	May 21, 2012

/s/ MICHAEL R. D’APPOLONIA Michael R. D’Appolonia	Director	May 21, 2012

/s/ GAIL E. HAMILTON Gail E. Hamilton	Director	May 21, 2012

/s/ RICHARD M. KLINGAMAN Richard M. Klingaman	Director	May 21, 2012

/s/ JAN B. PACKWOOD Jan B. Packwood	Director	May 21, 2012

/s/ ROBERT C. SCHARP Robert C. Scharp	Director	May 21, 2012

WESTMORELAND PARTNERS

By:	WESTMORELAND-NORTH CAROLINA POWER, LLC

By:	/s/ DONALD KEISLING
Name:	Donald Keisling
Title:	Chief Executive Officer (Principal Executive Officer)

By:	WESTMORELAND ENERGY LLC

By:	/s/ DONALD KEISLING
Name:	Donald Keisling
Title:	Chief Executive Officer (Principal Executive Officer)

WESTMORELAND ENERGY LLC

By:	/s/ DONALD KEISLING
Name:	Donald Keisling
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Russell H. Werner as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DONALD KEISLING Donald Keisling	Chief Executive Officer (Principal Executive Officer)	May 21, 2012

/s/ RUSSELL WERNER Russell Werner	Treasurer and Controller (Principal Accounting Officer)	May 21, 2012

/s/ JENNIFER GRAFTON Jennifer Grafton	Director	May 21, 2012

/s/ DOUGLAS KATHOL Douglas Kathol	Director	May 21, 2012

/s/ KEVIN PAPRZYCKI Kevin Paprzycki	Director	May 21, 2012

WESTMORELAND ROANOKE VALLEY, L.P.

By:	WEI-Roanoke Valley, Inc., General Partner

By:	/s/ DONALD KEISLING
Name:	Donald Keisling
Title:	Chief Executive Officer (Principal Executive Officer)

By:	Westmoreland Energy LLC, Limited Partner

By:	/s/ DONALD KEISLING
Name:	Donald Keisling
Title:	Chief Executive Officer (Principal Executive Officer)

WEI - ROANOKE VALLEY, INC.

By:	/S/ DONALD KEISLING
Name:	Donald Keisling
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Russell H. Werner as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DONALD KEISLING	Chief Executive Officer	May 21, 2012
Donald Keisling	(Principal Executive Officer)

/S/ RUSSELL WERNER	Treasurer and Controller	May 21, 2012
Russell Werner	(Principal Accounting Officer)

/S/ JENNIFER GRAFTON	Director	May 21, 2012
Jennifer Grafton

/S/ DOUGLAS KATHOL	Director	May 21, 2012
Douglas Kathol

/S/ KEVIN PAPRZYCKI	Director	May 21, 2012
Kevin Paprzycki

WESTMORELAND-NORTH CAROLINA POWER, L.L.C.

By:	/S/ DONALD KEISLING
Name:	Donald Keisling
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Russell H. Werner as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DONALD KEISLING	Chief Executive Officer	May 21, 2012
Donald Keisling	(Principal Executive Officer)

/S/ RUSSELL WERNER	Treasurer and Controller	May 21, 2012
Russell Werner	(Principal Accounting Officer)

/S/ JENNIFER GRAFTON	Director	May 21, 2012
Jennifer Grafton

/S/ DOUGLAS KATHOL	Director	May 21, 2012
Douglas Kathol

/S/ KEVIN PAPRZYCKI	Director	May 21, 2012
Kevin Paprzycki

WESTMORELAND RESOURCES, INC.

By:	/S/ JEROME GILLESPIE
Name:	Jerome Gillespie
Title:	President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jerome Gillespie as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JEROME GILLESPIE	President	May 21, 2012
Jerome Gillespie	(Principal Executive Officer)

/S/ SUSAN MATEEL	Controller and Treasurer	May 21, 2012
Susan Mateel	(Principal Accounting Officer)

/S/ JENNIFER GRAFTON	Director	May 21, 2012
Jennifer Grafton

/s/ JOSEPH MICHELETTI	Director	May 21, 2012
Joseph Micheletti

/S/ KEVIN PAPRZYCKI	Director	May 21, 2012
Kevin Paprzycki

WRI PARTNERS, INC.

By:	/S/ KEVIN PAPRZYCKI
Name:	Kevin Paprzycki
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kevin Paprzycki as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ KEVIN PAPRZYCKI	Chief Executive Officer	May 21, 2012
Kevin Paprzycki	(Principal Executive Officer)

/S/ SUSAN MATEEL	Controller and Treasurer	May 21, 2012
Susan Mateel	(Principal Accounting Officer)

/S/ JENNIFER GRAFTON	Director	May 21, 2012
Jennifer Grafton

/s/ JOSEPH MICHELETTI	Director	May 21, 2012
Joseph Micheletti

/S/ KEVIN PAPRZYCKI	Director	May 21, 2012
Kevin Paprzycki

WESTMORELAND KEMMERER, INC.

By:	/S/ THOMAS DURHAM
Name:	Thomas Durham
Title:	Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Russell Werner as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS DURHAM Thomas Durham	Vice President (Principal Executive Officer)	May 21, 2012

/S/ RUSSELL WERNER Russell Werner	Treasurer (Principal Accounting Officer)	May 21, 2012

/S/ JENNIFER GRAFTON Jennifer Grafton	Director	May 21, 2012

/S/ JOSEPH MICHELETTI Joseph Micheletti	Director	May 21, 2012

/S/ KEVIN PAPRZYCKI Kevin Paprzycki	Director	May 21, 2012

WESTMORELAND COAL SALES COMPANY, INC.

By:	/S/ JONATHAN BARR
Name:	Jonathan Barr
Title:	President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Russel H. Werner as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JONATHAN BARR Jonathan Barr	President (Principal Executive Officer)	May 21, 2012

/S/ RUSSELL WERNER Russell Werner	Controller (Principal Accounting Officer)	May 21, 2012

/S/ JENNIFER GRAFTON Jennifer Grafton	Director	May 21, 2012

/S/ JOSEPH MICHELETTI Joseph Micheletti	Director	May 21, 2012

/S/ KEVIN PAPRZYCKI Kevin Paprzycki	Director	May 21, 2012

WESTMORELAND POWER, INC.

By:	/S/ DOUGLAS KATHOL
Name:	Douglas Kathol
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Russell H. Werner as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DOUGLAS KATHOL Douglas Kathol	Chief Executive Officer (Principal Executive Officer)	May 21, 2012

/S/ RUSSELL WERNER Russell Werner	Controller and Treasurer (Principal Accounting Officer)	May 21, 2012

/S/ JENNIFER GRAFTON Jennifer Grafton	Director	May 21, 2012

/S/ DOUGLAS KATHOL Douglas Kathol	Director	May 21, 2012

/S/ KEVIN PAPRZYCKI Kevin Paprzycki	Director	May 21, 2012

WCC LAND HOLDING COMPANY, INC.

By:	/S/ THOMAS DURHAM
Name:	Thomas Durham
Title:	President (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Russell H. Werner as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS DURHAM Thomas Durham	President (Principal Executive Officer)	May 21, 2012

/S/ RUSSELL WERNER Russell Werner	Treasurer (Principal Accounting Officer)	May 21, 2012

/S/ JENNIFER GRAFTON Jennifer Grafton	Director	May 21, 2012

/S/ JOSEPH MICHELETTI Joseph Micheletti	Director	May 21, 2012

/S/ KEVIN PAPRZYCKI Kevin Paprzycki	Director	May 21, 2012

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

3.1*	Restated Certificate of Incorporation of Westmoreland Coal Company

3.2*	Certificate of Correction to the Restated Certificate of Incorporation of Westmoreland Coal Company

3.3*	Certificate of Amendment to the Restated Certificate of Incorporation of Westmoreland Coal Company

3.4*	Certificate of Amendment to the Restated Certificate of Incorporation of Westmoreland Coal Company

3.5*	Amended and Restated Bylaws of Westmoreland Coal Company

3.6*	Amended and Restated Partnership Agreement of Westmoreland Partners

3.7*	Amendment No. 1 to Amended and Restated Partnership Agreement of Westmoreland Partners

3.8*	Amendment No. 2 to Amended and Restated Partnership Agreement of Westmoreland Partners

3.9*	Certificate of Formation of Westmoreland Energy LLC

3.10*	Operating Agreement of Westmoreland Energy LLC

3.11*	Certificate of Formation of Westmoreland – North Carolina Power LLC

3.12*	Operating Agreement of Westmoreland – North Carolina Power LLC

3.13*	Certificate of Incorporation of WEI – Roanoke Valley, Inc.

3.14*	Certificate of Amendment to Certificate of Incorporation of WEI – Roanoke Valley, Inc.

3.15*	Bylaws of WEI – Roanoke Valley, Inc.

3.16*	Certificate of Limited Partnership of Westmoreland Roanoke Valley LP

3.17*	Amendment to Certificate of Limited Partnership of Westmoreland Roanoke Valley LP

3.18*	Agreement of Limited Partnership of Westmoreland Roanoke Valley LP

3.19*	Certificate of Incorporation of Westmoreland Resources, Inc.

3.20*	Certificate of Amendment of Certificate of Incorporation of Westmoreland Resources, Inc.

3.21*	Certificate of Amendment of Certificate of Incorporation of Westmoreland Resources, Inc.

3.22*	Bylaws of Westmoreland Resources, Inc.

3.23*	Certificate of Incorporation of WRI Partners, Inc.

3.24*	Bylaws of WRI Partners, Inc.

3.25*	Certificate of Incorporation of Westmoreland Mining Services, Inc.

3.26	Certificate of Amendment of Certificate of Incorporation of Westmoreland Mining Services, Inc.

3.27*	Bylaws of Westmoreland Kemmerer, Inc.

3.28*	Certificate of Incorporation of Westmoreland Coal Sales Company, Inc.

3.29*	Certificate of Amendment of Certificate of Incorporation of Westmoreland Coal Sales Company, Inc.

3.30*	Bylaws of Westmoreland Coal Sales Company, Inc.

3.31*	Certificate of Incorporation of WCC Land Holding Company, Inc.

3.32*	Bylaws of WCC Land Holding Company, Inc.

3.33*	Certificate of Incorporation of Westmoreland Power, Inc.

3.34*	Certificate of Amendment of Certificate of Incorporation of Westmoreland Power, Inc.

3.35*	Certificate of Amendment of Certificate of Incorporation of Westmoreland Power, Inc.

3.36*	Bylaws of Westmoreland Power, Inc.

4.1*	Indenture, dated as of 2/04/2011, by and between Westmoreland Coal Company, Westmoreland Partners and Wells Fargo Bank, NA, as trustee and note collateral agent.

4.2*	Form of 10.75% Senior Notes due 2018 (included as Exhibit A in Exhibit 4.1).

4.3*	Registration Rights Agreement, dated 2/04/2011, among Westmoreland Coal Company and Westmoreland Partners and Gleacher & Company Securities, Inc., as initial purchaser

4.4*	Pledge and Security Agreement dated as of 2/04/ 2011, by Westmoreland Coal Company and Westmoreland Partners in favor of Wells Fargo Bank, NA, as note collateral agent

4.5**	Supplemental Indenture, dated as of January 31, 2012, by and among Westmoreland Coal Company, Westmoreland Partners and Wells Fargo Bank, National Association, as trustee and not collateral agent

4.6**	Form of 10.75% Senior Notes due 2018 (included as Exhibit A in Exhibit 4.5).

4.7**	Registration Rights Agreement, dated January 31, 2012, by and among Westmoreland Coal Company, Westmoreland Partners and Gleacher & Company Securities, Inc., as initial purchaser.

4.8**	Amendment No. 1 to the Pledge and Security Agreement dated January 26, 2012

5.1	Opinion of Holland & Hart LLP as to the validity of the new notes.

5.2	Opinion of Williams, Mullen, Clark & Dobbins as to the validity of the new notes.

12.1	Statement Regarding Computation of Ratios.

21.1	Subsidiaries of the Registrant.

23.1	Consent of Ernst & Young LLP

23.2	Consent of Tanner LLC

23.5	Consent of Holland & Hart LLP (included in Exhibit 5.1)

23.6	Consent of Williams, Mullen, Clark & Dobbins (included in Exhibit 5.2)

24.1	Power of Attorney (included on signature page)

25.1	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association

99.1	Letter of Transmittal

99.2	Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees

99.3	Letter to Clients for use by Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees

99.4	Substitute Form W-9

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-4 filed with the SEC on June 3, 2011 (File No. 333-174723)

**	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on January 31, 2012 (File No. 001-11155)